            Prospectus Supplement to Prospectus Dated March 24, 2004

                                  $539,539,381
                                 (Approximate)

               Mortgage Pass-Through Certificates, Series 2004-6F

                        GSR Mortgage Loan Trust 2004-6F
                                     Issuer

                          GS Mortgage Securities Corp.
                                   Depositor

                      Chase Manhattan Mortgage Corporation
                                Master Servicer

                      Wachovia Bank, National Association
                                    Trustee

                              JPMorgan Chase Bank
                            Securities Administrator

                         ABN AMRO Mortgage Group, Inc.
                             Bank of America, N.A.
                          Fifth Third Mortgage Company
                           National City Mortgage Co.
                           Washington Mutual Bank, FA
                  Washington Mutual Mortgage Securities Corp.
                                   Servicers


--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-19 in this prospectus supplement and page 2 in the accompanying prospectus.

The certificates will represent interests in the trust created for Series 2004-6F only and will not represent interests in or obligations of GS Mortgage Securities Corp., Goldman, Sachs & Co., the Master Servicer, the Servicers or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------



         The trust will offer the following securities:


                      Approximate Initial       Annual
                        Class Principal       Certificate
Class                      Balance(1)        Interest Rate     Type(2)
-----------------------------------------------------------------------
IA-1                      $ 24,017,000           5.00%        Senior/AD
IA-2                      $  3,180,000           5.00%         Senior/Z
IA-3                      $  3,107,000           5.00%        Senior/NAS
IIA-1                     $139,984,000           5.50%          Senior
IIA-2                     $ 17,870,000           5.50%        Senior/AD
IIA-3                     $ 12,870,000           5.50%        Senior/AD
IIA-4                     $ 21,859,000           5.50%         Senior/Z
IIA-5                     $ 25,453,000           5.50%        Senior/NAS
IIA-6                     $    684,000           5.50%        Senior/NAS
IIA-7                     $  1,000,000           5.50%          Senior
IIA-8                     $ 35,246,000           5.50%          Senior
IIIA-1                    $ 70,000,000           4.60%        Senior/PAC
IIIA-2                    $ 20,461,538(3)        6.50%        Senior/IO
IIIA-3                    $ 11,700,000           6.50%        Senior/PAC
IIIA-4                    $ 13,817,000           6.50%        Senior/NAS
IIIA-5                    $ 34,032,267        Variable(4)     Senior/SUP
IIIA-6                    $  5,235,733        Variable(4)     Senior/SUP
IVA-1                     $ 65,529,000           5.00%        Senior/PT
VA-1                      $ 43,263,000           5.50%        Senior/PT
A-P                       $    115,381           0.00%       RSTP/PO/CPT
A-X                       $  3,031,408(3)        7.00%       RSTP/IO/CPT
B1                        $  6,510,000        Variable(5)        SUB
B2                        $  2,711,000        Variable(5)        SUB
B3                        $  1,356,000        Variable(5)        SUB

---------------
See next page for footnotes.

GSR Mortgage Loan Trust 2004-6F Mortgage Pass-Through Certificates, Series 2004-6F will comprise the classes of offered certificates listed above and 4 classes of privately placed certificates. Each class of certificates, other than the residual certificates, will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial certificate balance, certificate interest rate, and special characteristics of each class.

Goldman, Sachs & Co. (the "Underwriter") will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to GS Mortgage Securities Corp. ("GSMSC" or the "Depositor") from the sale of the offered certificates will be approximately 99.59% of the certificate balance of the offered certificates plus accrued interest, before deducting expenses. The Underwriter's commission will be the difference between the price it pays to GSMSC for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              Goldman, Sachs & Co.

            The date of this prospectus supplement is May 25, 2004.

---------

(1) These amounts are approximate. They are subject to an upward or downward adjustment of no more than 5%.

(2) Senior             =   Senior certificate
    Z                  =   Accrual certificate
    NAS                =   Non-accelerating senior certificate
    AD                 =   Accretion-directed certificate
    PAC                =   Planned amortization certificate
    IO                 =   Interest-only certificate
    SUP                =   Support certificate
    PT                 =   Pass-through certificate
    RSTP/PO/CPT        =   Ratio strip principal-only component certificate
    RSTP/IO/CPT        =   Ratio strip interest-only component certificate
    SUB                =   Subordinate certificate

(3) Notional Amount

(4) The annual Certificate Interest Rate for certificates with variable rates of interests are set forth in the table below:

        Class              Formula                 Initial           Maximum        Minimum
     ------------         -------------            -------           -------        -------
     Class IIIA-5         LIBOR + 1.00%             2.10%            7.50%          1.00%
     Class IIIA-6        42.2500026261% -       35.1000021009%    42.2500026261%    0.00%
                      6.5000004775% * LIBOR


(5) The Class B1, Class B2 and Class B3 Certificates will accrue interest based on variable interest rates as described in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

                  We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

                  IF INFORMATION ABOUT THE TERMS OF YOUR CERTIFICATES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                  We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                  You can find a listing of the pages where certain terms appearing in bold face used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-110 in this prospectus supplement and under the caption "Index" beginning on page 132 of the prospectus. Terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                               TABLE OF CONTENTS


TABLE OF CONTENTS........................................................................................S-4
The Series 2004-6F Mortgage Pass-Through Certificates....................................................S-6
SUMMARY INFORMATION......................................................................................S-7
     What You Own........................................................................................S-7
     Information About the Mortgage Pool.................................................................S-7
     Relationship Between Collateral Groups and the Offered Certificates.................................S-9
     Monthly Distributions..............................................................................S-10
     Rated Final Distribution Date......................................................................S-10
     Servicing of the Mortgage Loans....................................................................S-10
     Payment Components.................................................................................S-11
     Distributions of Interest..........................................................................S-11
     Compensating Interest and Interest Shortfalls......................................................S-12
     Distributions of Principal.........................................................................S-13
     Credit Enhancements................................................................................S-14
     Allocation of Losses...............................................................................S-15
     Yield Considerations...............................................................................S-16
     Book-Entry Registration............................................................................S-17
     Denominations......................................................................................S-17
     Optional Termination of the Trust Fund.............................................................S-17
     Legal Investment...................................................................................S-17
     ERISA Considerations...............................................................................S-17
     Federal Income Tax Consequences....................................................................S-18
     Ratings............................................................................................S-18
RISK FACTORS............................................................................................S-19
THE TRUST FUND..........................................................................................S-32
DESCRIPTION OF THE MORTGAGE POOL........................................................................S-33
     General............................................................................................S-33
     Selected Mortgage Pool Data........................................................................S-36
     Additional Information.............................................................................S-37
     Transfer of Mortgage Loans to the
         Trustee........................................................................................S-37
     Representations and Warranties Regarding the Mortgage Loans........................................S-38
DESCRIPTION OF THE CERTIFICATES.........................................................................S-46
     General............................................................................................S-46
     Interest...........................................................................................S-48
     Distributions of Principal on the Certificates.....................................................S-49
     Glossary of Definitions Relating to the Priority of Distributions..................................S-51
     Available Distribution Amount......................................................................S-59
     Priority of Distributions..........................................................................S-60
     Subordination and Allocation of Losses.............................................................S-64
     Cross-Collateralization............................................................................S-66
     Advances...........................................................................................S-67
     Optional Termination of the Trust Fund.............................................................S-68
     Rated Final Distribution Date......................................................................S-68
     Collection Accounts, Master Servicer Account and Certificate Account...............................S-69
THE MASTER SERVICER.....................................................................................S-70
     General............................................................................................S-70
     Chase Manhattan Mortgage Corporation's Loan Delinquency, Foreclosure and Loss Experience...........S-70
     Compensation of the Master Servicer................................................................S-72
     Indemnification and Third Party Claims.............................................................S-72
     Limitation of Liability of the Master Servicer.....................................................S-73
     Assignment or Delegation of Duties by the Master Servicer; Resignation.............................S-74
     Master Servicer Events of Default; Waiver; Termination.............................................S-74
     Reports by the Master Servicer.....................................................................S-75
     Assumption of Master Servicing by Trustee..........................................................S-75
THE SERVICERS...........................................................................................S-76
     ABN AMRO Mortgage Group, Inc.......................................................................S-76
     Bank of America, N.A...............................................................................S-78
     Fifth Third Mortgage Company.......................................................................S-80
     Washington Mutual Mortgage Securities Corp.........................................................S-82
     Servicing Compensation and the Payment of Expenses.................................................S-83
     Collection and Other Servicing
         Procedures.....................................................................................S-84
     Maintenance of Insurance Policies; Claims Thereunder and Other
      Realization upon Defaulted Mortgage Loans.........................................................S-84
     Evidence as to Servicing Compliance................................................................S-85
     The Trustee, the Securities Administrator and the Custodian........................................S-86
     Reports to Certificateholders......................................................................S-87
     Servicer Events of Default.........................................................................S-88
     Rights upon Events of Default......................................................................S-89
     Certain Matters Regarding the Servicers............................................................S-90
YIELD AND PREPAYMENT CONSIDERATIONS.....................................................................S-91
     General............................................................................................S-91
     Principal Prepayments and Compensating Interest....................................................S-92
     Rate of Payments...................................................................................S-93
     PAC Certificates...................................................................................S-94
     Support Certificates...............................................................................S-94
     Prepayment Assumptions.............................................................................S-94
     Lack of Historical Prepayment Data.................................................................S-98
     Yield Considerations with Respect to the Interest Only and Principal Only Certificates.............S-99
     Yield Considerations with Respect to the Senior Subordinate Certificates..........................S-102

     Additional Information............................................................................S-102
CREDIT ENHANCEMENTS....................................................................................S-102
     Subordination.....................................................................................S-102
     Shifting Interests................................................................................S-103
CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................................................S-103
     Tax Treatment of REMIC Regular Interests..........................................................S-104
CERTAIN LEGAL INVESTMENT
     ASPECTS ..........................................................................................S-104
ERISA CONSIDERATIONS...................................................................................S-105
METHOD OF DISTRIBUTION.................................................................................S-106
LEGAL MATTERS..........................................................................................S-107
CERTIFICATE RATINGS....................................................................................S-107
INDEX OF TERMS.........................................................................................S-109
APPENDIX A.............................................................................................S-A-1
APPENDIX B.............................................................................................S-B-1
APPENDIX C.............................................................................................S-C-1

              The Series 2004-6F Mortgage Pass-Through Certificates

                         Original
                         Principal                            Certificate
                        or Notional                            Interest   Interest     S&P       Fitch            Rated Final
  Class                  Amount(1)            Type(2)            Rate      Type(2)   Rating(3)  Rating(3)     Distribution Date(4)
  -----                  ---------            -------            ----     ---------  ---------  ---------     ---------------------
Offered
Certificates
IA-1                    $24,017,000         Senior/AD           5.00%       Fixed        AAA         AAA            May 2034
IA-2                     $3,180,000          Senior/Z           5.00%       Fixed        AAA         AAA            May 2034
IA-3                     $3,107,000         Senior/NAS          5.00%       Fixed        AAA         AAA            May 2034
IIA-1                  $139,984,000           Senior            5.50%       Fixed        AAA         AAA            May 2034
IIA-2                   $17,870,000         Senior/AD           5.50%       Fixed        AAA         AAA            May 2034
IIA-3                   $12,870,000         Senior/AD           5.50%       Fixed        AAA         AAA            May 2034
IIA-4                   $21,859,000          Senior/Z           5.50%       Fixed        AAA         AAA            May 2034
IIA-5                   $25,453,000         Senior/NAS          5.50%       Fixed        AAA         AAA            May 2034
IIA-6                      $684,000         Senior/NAS          5.50%       Fixed        AAA         AAA            May 2034
IIA-7                    $1,000,000           Senior            5.50%       Fixed        AAA         AAA            May 2034
IIA-8                   $35,246,000           Senior            5.50%       Fixed        AAA         AAA            May 2034
IIIA-1                  $70,000,000         Senior/PAC          4.60%       Fixed        AAA         AAA            May 2034
IIIA-2                  $20,461,538         Senior/IO           6.50%       Fixed        AAA         AAA            May 2034
IIIA-3                  $11,700,000         Senior/PAC          6.50%       Fixed        AAA         AAA            May 2034
IIIA-4                  $13,817,000         Senior/NAS          6.50%       Fixed        AAA         AAA            May 2034
IIIA-5                  $34,032,267         Senior/SUP           (5)      Floating       AAA         AAA            May 2034
IIIA-6                   $5,235,733         Senior/SUP           (5)      Floating       AAA         AAA            May 2034
IVA-1                   $65,529,000         Senior/PT           5.00%       Fixed        AAA         AAA           March 2019
VA-1                    $43,263,000         Senior/PT           5.50%       Fixed        AAA         AAA           March 2019
A-P                        $115,381        RSTP/PO/CPT          0.00%        PO          AAA         AAA            May 2034
A-X                      $3,031,408        RSTP/IO/CPT          7.00%       Fixed        AAA         AAA            May 2034
B1                       $6,510,000     Senior Subordinate       (6)      Variable       AA         NR(7)           May 2034
B2                       $2,711,000     Senior Subordinate       (6)      Variable        A         NR(7)           May 2034
B3                       $1,356,000     Senior Subordinate       (6)      Variable       BBB        NR(7)           May 2034
Non-Offered
Certificates(8)
B4                       $1,084,000     Junior Subordinate       (6)      Variable       BB         NR(7)           May 2034
B5                       $1,085,000     Junior Subordinate       (6)      Variable        B         NR(7)           May 2034
B6                         $542,328     Junior Subordinate       (6)      Variable      NR(7)       NR(7)           May 2034
R                             --             Residual            --          --         NR(7)       NR(7)           May 2034

(1) These amounts are approximate. They are subject to an upward or downward adjustment of no more than 5%.


(2) See page S-49 in this prospectus supplement for a more complete description of the principal types and interest types.

(3)  See "Certificate Ratings" in this prospectus supplement.

(4) Calculated as described herein; the actual final payment to any class of certificates could be significantly earlier.

(5) The annual Certificate Interest Rate for certificates with variable rates of interests are set forth in the table below:

        Class              Formula                Initial            Maximum         Minimum
     ------------        -------------            -------            -------         -------
     Class IIIA-5        LIBOR + 1.00%            2.10%             7.50%            1.00%
     Class IIIA-6      42.2500026261% -        35.1000021009%     42.2500026261%     0.00%
                    6.5000004775% * LIBOR

(6) The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates will accrue interest based on variable interest rates as described in this prospectus supplement.

(7)  Not rated.

(8) The information presented for the non-offered certificates is provided solely to assist the reader's understanding of the Offered Certificates.

                               SUMMARY INFORMATION

         The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

         This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


                                  What You Own

Your certificates represent ownership interests in the assets of the Trust Fund only. All payments to you will come only from the amounts received in connection with those assets.

The Trust Fund contains a pool of mortgage loans and certain other assets, as described under "The Trust Fund" in this prospectus supplement.

                  Information About the Mortgage Pool

The mortgage pool consists of approximately 1,138 conventional fixed-rate residential mortgage loans having an aggregate scheduled principal balance as of May 1, 2004 (the "Cut-Off Date") of approximately $542,250,710. All of the mortgage loans are secured by residential properties. The mortgage pool consists of the following two loan groups (each a "Loan Group") which consist of seven separate loan subgroups (each, a "Loan Subgroup"):

                                             Approximate           Maximum
                                              Scheduled            Years To
                        Number of             Principal          Maturity From
  Loan                  Mortgage            Balance as of        Origination
  Group                   Loans              May 1, 2004              Date
  -----                 ---------            -------------         -----------
Loan Group I               921               $430,629,280              30
  Subgroup I-P              2                    $877,299              30
  Subgroup I-A             142                $69,595,495              30
  Subgroup I-B             640               $297,630,297              30
  Subgroup I-C             137                $62,526,189              30
Loan Group II              217               $111,621,430              15
  Subgroup II-P             3                  $1,114,703              15
  Subgroup II-A            212               $109,677,512              15
  Subgroup II-B             2                    $829,215              15

Each mortgage loan in Loan Group I has a maturity date within 30 years of the date of origination, and each mortgage loan in Loan Group II has an original term to maturity of 15 years or less.

Approximately 69.23% and 0.00% of the mortgage loans in Loan Group I and Loan Group II, respectively, were originated by ABN AMRO Mortgage Group, Inc. ("ABN AMRO") pursuant to its underwriting guidelines. Approximately 18.53% and 0.00% of the mortgage loans in Loan Group I and Loan Group II, respectively, were originated by Bank of America, N.A. ("BANA") pursuant to its underwriting guidelines. Approximately 0.00% and 1.54% of the mortgage loans in Loan Group I and Loan Group II, respectively, were originated by either Washington Mutual Bank ("WaMu") or Washington Mutual Bank, FA ("WaMu FA") pursuant to their respective underwriting guidelines. Approximately 8.12% and 98.46% of the mortgage loans in Loan Group I and Loan Group II, respectively, were originated by Fifth Third Mortgage Company ("Fifth Third") pursuant to its underwriting guidelines. Approximately 4.12% and 0.00% of the mortgage loans in Loan Group I and Loan Group II, respectively, were originated by National City Mortgage Co. ("Nat City") pursuant to its underwriting guidelines. For a further description of the mortgage loans, see "Description of the Mortgage Pool" and Appendix B in this prospectus supplement.

The scheduled principal balance of each mortgage loan in each Loan Group has been allocated, based on such mortgage loan's Net Rate, either (i) to one collateral group only or (ii) between two collateral groups, based on a fixed fraction which differs among mortgage loans (in each case, the "Applicable Fraction"). Each "Collateral Group" is a total dollar amount of principal of mortgage loans consisting of differing percentages of the interest on, and principal of, particular mortgage loans, calculated so that the principal and interest due on each mortgage loan is treated as if that mortgage loan were two mortgage loans bearing interest at two different effective Net Rates (each such rate an "Effective Net Rate"), one higher than and one lower than the original Net Rate of the mortgage loan. The "Net Rate" of a mortgage loan is its mortgage interest rate minus the the Servicing Fee Rate. This allocation enables the issuer to treat each Loan Group as if it were made up of collateral groups bearing interest at various fixed rates. This allocation will affect the rate of repayment of your certificates, because principal payments collected on each mortgage loan in each Loan Group will be allocated to the related Collateral Group and used to repay one or more classes of certificates related to those Collateral Groups. For further detail on the calculation of the Applicable Fractions applied to each mortgage loan in each Loan Group, see "Description of the Certificates --Glossary of Terms Relating to the Priority of Distributions" in this prospectus supplement.


"Collateral Group I" consists of mortgage loans in Subgroup I-P and Subgroup I-A or portions thereof that have been stripped to an Effective Net Rate of 5.00%. "Collateral Group II" consists of mortgage loans in Subgroup I-A and Subgroup I-B or portions thereof that have been stripped to an Effective Net Rate of 5.50%. "Collateral Group III" consists of mortgage loans in Subgroup I-B and Subgroup I-C or portions thereof that have been stripped to an Effective Net Rate of 6.50%.

"Collateral Group I-P" consists of portions of Discount Loans (as defined herein) in Subgroup I-P that have been stripped to an Effective Net Rate of 0.0%.

"Collateral Group IV" consists of mortgage loans in Subgroup II-P and Subgroup II-A or portions thereof that have been stripped to an Effective Net Rate of 5.00%. "Collateral Group V" consists of mortgage loans in Subgroup II-A and Subgroup II-B or portions thereof that have been stripped to an Effective Net Rate of 5.50%.

"Collateral Group II-P" consists of portions of Discount Loans (as defined herein) in Subgroup II-P that have been stripped to an Effective Net Rate of 0.0%.

The Collateral Groups are expected to have the following characteristics:

                                              Approximate        Maximum Years
Collateral                     Number of        Principal          To Maturity
Loan                           Mortgage       Balance as of    From Origination
Group                           Loans(1)      May 1, 2004(1)         Date
-----                          ---------      --------------   ----------------
Collateral Group I and
Collateral Group I-P             144            $31,087,897           30
Collateral Group II              767           $261,370,222           30
Collateral Group III             634           $138,171,161           30
Collateral Group IV and
Collateral Group II-P            215            $67,271,184           15
Collateral Group V               183            $44,350,246           15

--------------
(1)These numbers represent the number of mortgage loans contributing cash flows to the respective Collateral Group (even if such mortgage loans also contribute to another Collateral Group). The total number of mortgage loans is 1,138.


For a further description of the mortgage loans, see "Description of the Mortgage Pool" and Appendix B in this prospectus supplement.

Relationship Between Collateral Groups and the Offered Certificates

Each class of senior certificates will relate to a specified collateral group. In naming the Classes of senior certificates, the first numeral ("I", "II," "III," "IV" or "V") refers to the collateral group, the following letter ("A") refers to the status of the class as senior and the final numeral refers to the subclass. For example, the "Class IA Certificates" refers to all of the classes of senior certificates related to Collateral Group I, the "Class IIA Certificates" refers to all of the classes of senior certificates related to Collateral Group II, etc., up to the Class VA Certificates, which are the classes of senior certificates related to Collateral Group V. Each class of subordinate certificates will relate to the mortgage loans in Loan Group I and Loan Group II. Subject to certain crossovers following the occurrence of delinquencies and losses on the mortgage loans, principal on the classes of certificates related to a collateral group will be paid solely from the mortgage loans or portions thereof allocated to that collateral group based on the Applicable Fractions for each mortgage loan. The Class A-P Certificates will receive principal distributions only from the Discount Loans (as defined herein). The Class A-X Certificates will receive interest distributions only from the Premium Loans (as defined herein) at the applicable Certificate Interest Rate. The Class IA-1, Class IA-2, Class IA-3, Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-5, Class IIA-6, Class IIA-7, Class IIA-8, Class IIIA-1, Class IIIA-2, Class IIIA-3, Class IIIA-4, Class IIIA-5, Class IIIA-6, Class IVA-1, Class VA-1, Class A-X and Class A-P Certificates are referred to herein as the "Senior Certificates" or the "Class A Certificates".

The Class A-P Certificates will be entitled to principal payments on each mortgage loan that has a Net Rate less than 5.00%. The Class A-P Certificates will be "principal only" certificates and will not be entitled to any interest.

The Class A-X Certificates will consist of two components (the "A-X(I) Component" and the "A-X(II) Component"), related to Loan Group I and Loan Group II, respectively. The A-X(I) Component will be entitled to interest on the Loan Group I mortgage loans to the extent that interest on such mortgage loans accrues at a rate in excess of 6.50% per annum. The A-X(II) Component will be entitled to interest on the Loan Group II mortgage loans to the extent that interest on such mortgage loans accrues at a rate in excess of 5.50% per annum. The Class A-X Certificates will be "interest only" certificates and will not be entitled to distributions of principal.

The Class B1, Class B2 and Class B3 Certificates are collectively referred to herein as the "Senior Subordinate Certificates."

The residual certificates will be designated as the sole class of "residual interest" in each REMIC established under the Trust Agreement. The Class R Certificates will have no principal balance and will be entitled to receive any funds remaining after all other classes of certificates have been paid in full. Class R Certificates are referred to herein as the "Residual Certificates."

The Class B4, Class B5 and Class B6 Certificates (collectively, the "Junior Subordinate Certificates") are not being offered by this prospectus supplement. These privately offered certificates are subordinated to the offered certificates and provide credit enhancement for the offered certificates. See "Description of the Certificates --Subordination and Allocation of Losses" in this prospectus supplement.

The initial aggregate principal balance of the certificates (or, in the case of the Class A-P Certificates, the Components thereof) will be approximately $539,539,381, subject in each case to an upward or downward variance of no more than approximately 5%.

Monthly Distributions

Each month, JPMorgan Chase Bank, as securities administrator (the "Securities Administrator") on behalf of the trustee, Wachovia Bank, National Association ("Wachovia" or the "Trustee"), will make distributions of interest and/or principal to the holders of the certificates.

Distributions will be made on the 25th day of each month, or if the 25th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). "Business Day" means any day other than (i) a Saturday or Sunday, or
(ii) a legal holiday or banking holiday in the State of New York or any state in which the principal offices of Goldman Sachs Mortgage Company, the Master Servicer or the Trustee are located (for purposes of the Trust Agreement) or any state in which the principal offices of Goldman Sachs Mortgage Company or the applicable Servicer, or any assignee of any such party, are located (for purposes of any of the Servicing Agreements). The first Distribution Date will be June 25, 2004.

Rated Final Distribution Date

The rated final Distribution Date for distributions on the Class IA, Class IIA, Class IIIA, Class A-P and Class A-X Certificates and the Senior Subordinate Certificates will be the Distribution Date occurring in May 2034. The rated final Distribution Date for distributions on the Class IVA and Class VA Certificates will be the Distribution Date occurring in March 2019. The final Distribution Dates have been determined by adding one month to the maturity date of the latest maturing mortgage loan contributing to the related Collateral Groups.

Servicing of the Mortgage Loans

Approximately 69.23% and 0.00% of the mortgage loans in Loan Group I and Loan Group II, respectively, will be serviced by ABN AMRO. Approximately 0.00% and 1.54% of the mortgage loans in Loan Group I and Loan Group II, respectively, will be serviced by Washington Mutual Bank, FA ("WaMu FA"). Approximately 9.33% and 0.00% of the mortgage loans in Loan Group I and Loan Group II, respectively, will be master serviced by Washington Mutual Mortgage Securities Corp. ("WMMSC"). Approximately 8.12% and 98.46% of the mortgage loans in Loan Group I and Loan Group II, respectively, will be serviced by Fifth Third Mortgage Company. Approximately 4.12% and 0.00% of the mortgage loans in Loan Group I and Loan Group II, respectively, will be serviced by Nat City. Approximately 9.20% and 0.00% of the mortgage loans in Loan Group I and Loan Group II, respectively, will be serviced by BANA. Each of ABN AMRO, WaMu FA, WMMSC, Fifth Third, Nat City Mortgage Co. and BANA, in their respective capacities as a servicer of the mortgage loans, are each referred to herein as a "Servicer" and, collectively, they are referred to as the "Servicers". See "The Servicers" in this prospectus supplement.

Source of Payments

The mortgagors are obligated to make monthly payments of principal and interest ("Scheduled Payments") to the Servicers. On the 18th day of each month (except with respect to mortgage loans master serviced by WMMSC), or if such day is not a Business Day, on the next succeeding (or, in the case of certain mortgage loans serviced by Fifth Third and Nat City, the preceding) Business Day (the "Servicer Remittance Date"), the Servicers (other than WMMSC) will remit the Available Distribution Amount to the Master Servicer, and two Business Days prior to the Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will remit the Available Distribution Amount to the Securities Administrator. With respect to mortgage loans master serviced by WMMSC, on the 24th day of each month, or if such 24th day is not a Business Day, the immediately preceding Business Day, WMMSC will remit the Available Distribution Amount to the Securities Administrator. Upon receipt, the Securities Administrator is required to deposit funds received from the Master Servicer into a trust account established by the Securities Administrator for the benefit of the Certificateholders (the "Certificate Account") from which the Securities Administrator will make distributions to the Certificateholders on each Distribution Date.

Advances

If a Servicer receives a payment on a mortgage loan that is less than the full Scheduled Payment due, that Servicer will advance its own funds to cover the shortfall (a "P&I Advance"). In addition, each Servicer will be required to advance certain amounts necessary to protect the value of a mortgage loan that it services, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts (such amounts, "Servicing Advances" and, together with P&I Advances, "Advances"). Each Servicer will be entitled to reimbursement of such amounts in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Further, no Servicer will be required to make an Advance if it concludes that such Advance will not be recoverable from future payments or collections on that mortgage loan. See "Description of the Certificates -- Advances" in this prospectus supplement.

Payment Components

Solely for purposes of determining distributions of interest, the Class A-X Certificates will comprise two payment components. Each component of the Class A-X Certificates relates to Loan Group I or Loan Group II and will accordingly be designated with a "(I) or "(II)", respectively.

The notional amount of such class will equal the sum of the outstanding notional amounts of its constituent components.

The holder of a class of certificates comprising components will not have a severable interest in any component, but will have an undivided interest in the entire related class. Holders of any such class may not transfer their components separately.

See "Description of the Certificates -- General" in this prospectus supplement.

Distributions of Interest

On each Distribution Date, interest on the certificates related to each Collateral Group (as defined herein) will be distributed from related collections and Advances in the order described in "Description of the Certificates -- Priority of Distributions" in this prospectus supplement. Interest to be distributed to each class of certificates entitled thereto on any Distribution Date will consist of (i) previously accrued interest that remained unpaid on the previous Distribution Date and (ii) interest accrued for the related Interest Accrual Period (together, the "Accrued Certificate Interest") on the Class Principal Balance or Notional Amount, as applicable, of such Class. Interest will not accrue on overdue interest. For any Distribution Date, the "Interest Accrual Period" will be (i) for each class of certificates other than the Class IIIA-5 and Class IIIA-6 Certificates, the immediately preceding calendar month and (ii) for the Class IIIA-5 and Class IIIA-6 Certificates, the period from and including the 25th day of the immediately preceding month to and including the 24th day of the current month. The interest to be distributed to each class or component of certificates entitled thereto on each Distribution Date will be calculated by multiplying (i) 1/12 of the per annum applicable certificate interest rate (the "Certificate Interest Rate") set forth or described on page S-6 of this prospectus supplement by (ii) the Class Principal Balance or Class Notional Amount (or Component Notional Amount), as applicable, of such class or component at the close of business on the preceding Distribution Date. For the first Distribution Date, interest on all classes of certificates (other than the Class IIIA-5 and Class IIIA-6 Certificates) will accrue from May 1, 2004. Interest on the Class IIIA-5 and Class IIIA-6 Certificates will accrue from May 25, 2004.

On each Distribution Date, Accrued Certificate Interest will not be distributed to the Class IA-2 or Class IIA-4 Certificates, but will be added to the respective Class Principal Balances thereof and distributed as described herein.

It is possible that, on a Distribution Date, collections from the mortgage loans will not be sufficient to make the interest distributions contemplated in this prospectus supplement. If any Servicer does not advance its own funds, because it determines that the Advance would be nonrecoverable, some certificates, most likely the Subordinate Certificates, may not receive the full amount of Accrued Certificate Interest to which they are entitled. Such amounts will be paid on future Distribution Dates, if funds become available, without additional interest.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of each Servicing Agreement (other than the WMMSC Servicing Agreement (as defined in this prospectus supplement)), on any Distribution Date, the applicable Servicer (other than WMMSC) has agreed to pay compensating interest in an amount equal to the lesser of (x) the amount required to cause the Trustee (on behalf of the certificateholders) to receive a full month's interest on any voluntary principal prepayments received during the related Due Period and (y) the applicable Servicing Fee for that Distribution Date. With respect to those mortgage loans master serviced pursuant to the WMMSC Servicing Agreement, WMMSC is obligated to remit to the Trust, no later than the Business Day before each Distribution Date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of (x) any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full that are made from the fifteenth day of the calendar month preceding such Distribution Date to the last day of such month and (y) the sum of (i) a portion of the applicable monthly Servicing Fee payable to it equal to 0.05% per annum of the aggregate principal balance of the mortgage loans serviced by it, (ii) any reinvestment income realized by it relating to principal prepayments in full on the mortgage loans made during the period commencing on the fifteenth day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-Off Date) and ending on the fourteenth day of the month in which the Distribution Date occurs and (iii) interest payments on such principal prepayments in full received during the period of the first day through the fourteenth day of the month of such Distribution Date. WMMSC will not make compensating interest payments with respect to partial prepayments of principal on the mortgage loans. In the event the related Servicer does not pay such compensating interest on that Distribution Date, the Master Servicer is required to pay such amount to the extent that such amount does not exceed the total of its Master Servicing Fee for that Distribution Date, through a reduction in the amount of the Master Servicer's compensation. The Servicers will not pay compensating interest for any shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the Certificates may occur. For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see "Yield and Prepayment Considerations-- Principal Prepayments and Compensating Interest" in this prospectus supplement.

Distributions of Principal

General

As principal is collected on the mortgage loans in each Loan Group, that principal will be allocated among the related classes of certificates based on the priorities and formulas described herein. In general, payments on the senior certificates and components will be made from collections on the mortgage loans contributing to the related Collateral Group. Distributions on the Subordinate Certificates will be made from both Loan Groups.

Principal collected on the mortgage loans in each Loan Group will either be allocated entirely to one Collateral Group or split between two Collateral Groups based on the Applicable Fractions of that mortgage loan for those Collateral Groups. Except to the extent that collections otherwise payable to the Subordinate Certificates are used to make payments to Senior Certificates related to other Collateral Groups, all principal collections allocated to a particular Collateral Group will be distributed to the holders of certificates related to that Collateral Group. Not every class of certificates, however, will receive principal on each Distribution Date.

Principal collections will be further divided between the Senior Certificates and the Subordinate Certificates in the manner described herein.

The Classes of Certificates will include planned amortization class ("PAC") certificates. Principal collections will be allocated in a manner that, to the extent possible, will result in the certificates of such classes receiving principal payments according to a schedule. The receipt by a Certificateholder of payments that match the PAC schedules depends, however, on the rate at which payments are collected on the mortgage loans and there is no assurance that such schedule will be maintained. The amounts and priority of distributions to the certificates are further described in "Description of the Certificates -- Priority of Distributions" and "-- Distributions of Principal on the Certificates" in this prospectus supplement.

The Subordinate Certificates will generally receive distributions of principal in the order of seniority of such certificates, as described in "Description of the Certificates -- Priority of Distributions" and "-- Subordination and Allocation of Losses" in this prospectus supplement. Each Class of Subordinate Certificates will be entitled, subject to the priority of distributions and subordination rules, to receive a portion of the scheduled principal collections on the mortgage loans on each Distribution Date but will not be entitled to receive any share of principal prepayments prior to the Distribution Date in June 2009.

Interest Only Certificates

The Class IIIA-2 and Class A-X Certificates are "Interest Only Certificates." This means that these classes of certificates will receive distributions of interest based on a notional amount, but not principal.

The "Class IIIA-2 Notional Amount" on each Distribution Date will be equal to
(a) 1.90% of the Class Principal Balance of the Class IIIA-1 Certificates on such Distribution Date, divided by (b) 6.50%.

The "Class A-X Notional Amount" on each Distribution Date will be equal to the sum of the Component Notional Amounts of the A-X(I) and A-X(II) Components for that Distribution Date. The "Component

Notional Amount" for the A-X(I) Component for any Distribution Date will be equal to the total principal balance of the mortgage loans in Loan Group I having Net Rates greater than 6.50% per annum (the "Group I Premium Loans") multiplied by the following fraction:

                        weighted average Net Rate of all
                       Group I Premium Loans minus 6.50%
                       ---------------------------------
                                     7.00%

The "Component Notional Amount" for the A-X(II) Component for any Distribution Date will be equal to the total principal balance of the mortgage loans in Loan Group II having Net Rates greater than 5.50% per annum (the "Group II Premium Loans") multiplied by the following fraction:

                        weighted average Net Rate of all
                       Group II Premium Loans minus 5.50%
                       ----------------------------------
                                     7.00%

Each of the Class IIIA-2 Notional Amount and Class A-X Notional Amount is sometimes referred to herein as a "Notional Amount".

Principal Only Certificates

The Class A-P Certificates are "Principal Only Certificates." This means that the investors in the Class A-P Certificates will not receive interest.

The Securities Administrator will distribute a portion of the principal payments received on each mortgage loan that has a Net Rate less than 5.00% (the "Discount Loans") to investors in the Class A-P Certificates.

This portion is determined based on the following fraction as to each Discount
Loan:

                                5.00% minus the
                         Net Rate of such Discount Loan
                         ------------------------------
                                     5.00%

See Appendix A for a table showing, for each class of certificates, the expected rate of return of principal at different rates of prepayments.

Priority of Principal Distributions

It is possible that, on any particular Distribution Date, payments from the mortgage loans and Servicing Advances will be insufficient to make principal distributions as contemplated in this prospectus supplement. As a result, some certificates, most likely the Subordinate Certificates (and among the Subordinate Certificates, the most junior class then outstanding), may not receive the full amount of principal distributions to which they are entitled.

The calculation of the amount of principal and interest that the Securities Administrator will distribute on each Distribution Date is very complex. For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see "Description of the Certificates -- Priority of Distributions" and "-- Distributions of Principal on the Certificates" in this prospectus supplement.

Credit Enhancements

Subordination

If on any Distribution Date there is a shortfall in the funds needed to make all payments to holders of Certificates related to a Collateral Group, the related Senior Certificates (or in the case of the Class A-P and Class A-X Certificates, the related component thereof) will receive distributions of interest and principal, as applicable, before the related Subordinate Certificates are entitled to receive distributions of interest or principal and the related Subordinate Certificates will receive distributions of their pro rata shares of the Subordinate Principal Distribution Amount for that Collateral Group in their order of seniority. Each class of Subordinate Certificates is senior to all other classes of related Subordinate Certificates with a higher numerical class designation. This provides additional security to the related Senior Certificates. In a similar fashion, each class of Subordinate Certificates will provide credit enhancement to all other classes of related Subordinate Certificates with lower numerical class designations.

Shifting Interests

The Senior Certificates (other than the related Interest-Only Certificates and the related components of the Class A-X and Class A-P Certificates) will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments from mortgage loans or portions of mortgage loans in the related Collateral Group until the 5th anniversary of the first Distribution Date. Thereafter, the Senior Certificates related to such groups (other than the related Interest-Only Certificates and the related components of the Class A-X and Class A-P Certificates) will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments from the mortgage loans in such groups (subject to certain triggers that would reduce payments to the related Subordinate Certificates). This will result in a faster rate of return of principal to such Senior Certificates than would occur if such Senior Certificates and the related Subordinate Certificates received all payments, including prepayments, pro rata, and increases the likelihood that holders of Senior Certificates related to such groups will be paid the full amount of principal to which they are entitled. The Class IA-3, Class IIA-5, Class IIA-6 and Class IIIA-4 Certificates will not necessarily benefit from this accelerated repayment.

If the subordination level for any class of Subordinate Certificates on any Distribution Date is less than the subordination level on the Closing Date for such class of Subordinate Certificates (the "Initial Subordination Levels") the most senior class of Subordinate Certificates that has not maintained its Initial Subordination Level and each class of Subordinate Certificates senior thereto will receive pro rata distributions from principal prepayments otherwise payable to more junior classes of Subordinate Certificates. For a more detailed description of how principal prepayments are allocated among the Senior Certificates and the Subordinate Certificates, see "Description of the Certificates -- Priority of Distributions" and the related definitions under "Description of the Certificates -- Glossary of Definitions Relating to the Priority of Distributions" in this prospectus supplement.

Allocation of Losses

Realized Losses

A loss is realized on a mortgage loan when the applicable Servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by that Servicer, and expenses of foreclosure (but not including any Subsequent Recoveries as described in this prospectus supplement). In general, losses will be borne by the most junior class of Subordinate Certificates then outstanding.

Because the Subordinate Certificates represent interests in all of the Collateral Groups (other than Collateral Group I-P and Collateral Group II-P), the principal balances of such subordinate certificates could be reduced to zero as a result of disproportionately high losses on the mortgage loans contributing to any such group, increasing the likelihood that losses experienced in the other such group will be allocated to the senior certificates corresponding to that other group.

If the Certificate Balances of all of the Subordinate Certificates have been reduced to zero, further losses on the mortgage loans (other than the portion of those losses allocable to the Class A-P Certificates) will be allocated to the related classes of Senior Certificates (other than the related Interest Only Certificates), pro rata based on their outstanding Class Principal Balances, until the total Class Principal Balance of such classes of certificates has been reduced to zero; provided, that losses allocable to the Class IIA-5 Certificates will instead be allocated to the Class IIA-6 Certificates, until the Class Principal Balance thereof has been reduced to zero, and losses allocable to the Class IIA-1 Certificates will instead be allocated to the Class IIA-7 Certificates, until the Class Principal Balance thereof has been reduced to zero. The Applicable Fraction of each loss on a Discount Loan will be allocated to the Class A-P Certificates.

Cross-Collateralization

Under certain limited circumstances, payments on the mortgage loans contributing to one Collateral Group may be distributed to holders of certain senior certificates and components corresponding to the other Collateral Groups. As described in greater detail in this prospectus supplement, this "cross-collateralization" among the Collateral Groups may occur in two basic ways. For example:

Rapid prepayment situations:

o If the senior certificates and components relating to one Collateral Group have been retired, and the mortgage loans are performing below certain standards, then certain payments on the mortgage loans relating to the retired senior certificates and components will be paid to the remaining senior certificates and components of the other Collateral Groups, if any, before being paid to the related subordinate certificates.

High loss situations:

o If the total principal amount of the senior certificates and components relating to one Collateral Group is greater than the total principal balance of the applicable portions of the related mortgage loans, then certain payments on the mortgage loans in the other Collateral Groups otherwise payable to the related subordinate certificates will be paid to those senior certificates and components.

See "Description of the Certificates -- Cross-Collateralization" in this prospectus supplement.

Yield Considerations

The yield to maturity on the certificates will depend upon, among other things:

o    the price at which the certificates are purchased;

o    the applicable annual Certificate Interest Rate;

o    the rate of defaults on the mortgage loans;

o the rate of principal payments (including prepayments) on the related mortgage loans;

o    whether the optional termination of the Trust Fund occurs;

o whether there is a delay between the end of each Interest Accrual Period and the related Distribution Date; and

o    realized losses on the related mortgage loans.

The Class A-P Certificates will be especially sensitive to the rate of prepayments on the Discount Loans. The Class A-X Certificates will be especially sensitive to the rate of prepayments on the Premium Loans. The Class IIIA-2 Certificates will be especially sensitive to the rate of prepayments on the mortgage loans contributing to Collateral Group III. Because payments due to the Class IIIA-6 Certificates will decrease as LIBOR increases, such class will be especially sensitive to increases in LIBOR. For a discussion of special yield considerations applicable to the offered certificates, see "Risk Factors" and "Yield and Prepayment Considerations -- Yield Considerations with Respect to the Interest Only and Principal Only Certificates" in this prospectus supplement.

Book-Entry Registration

In general, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company. See "Description of the Securities -- Book-Entry Registration" in the prospectus.

Denominations

The Class A Certificates (other than the Principal Only Certificates and the Interest Only Certificates) are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000. The Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000. Each Class of Interest Only Certificates (other than the Class A-X Certificates) is offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. The Principal Only Certificates and the Class A-X Certificates are each offered in the form of a single Certificate representing the entire initial Class Principal Balance or Class Notional Amount thereof, as applicable.

Optional Termination of the Trust Fund

On any Distribution Date on which the aggregate outstanding principal balance of the mortgage loans is less than 1% of the aggregate scheduled principal balance of the mortgage loans (determined in the aggregate, rather than by Loan Group) as of the Cut-Off Date, ABN AMRO may purchase or cause to be purchased, all remaining mortgage loans and all property acquired in respect of any mortgage loan remaining in the Trust Fund, which will cause the retirement of all classes of certificates. If ABN AMRO chooses not to exercise its right to effect an optional redemption, the Depositor may exercise such right.If the mortgage loans are purchased, the proceeds of such sale will be distributable to the outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding certificate balance thereof plus accrued interest.

Legal Investment

As of the date of their issuance, the Senior Certificates and the Class B1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Certain Legal Investment Aspects" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Senior Certificates and the Senior Subordinate Certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the Securities Administrator will elect to treat all or a portion of the Trust Fund as one or more REMICs. The offered certificates will represent one or more regular interests and will generally be treated as debt for federal income tax purposes. For federal income tax purposes, the Residual Certificates will be residual interests in each REMIC. The Class IA-2 Certificates, the Class IIA-4 Certificates, the Interest Only Certificates and the Principal Only Certificates will, and other classes of certificates may, be issued with original issue discount ("OID") for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

Ratings

The offered certificates are required to receive the ratings from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and/or Fitch Ratings indicated under "Certificate Ratings" in this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

A security rating is not a recommendation to buy, sell or hold securities. Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

                                  RISK FACTORS

         THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, PROSPECTIVE INVESTORS SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS THEY UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

         THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

There Is No Guarantee                       As the mortgagors make payments of interest and principal on their mortgage
That You Will Receive                       loans, you will receive payments. Because the mortgagors are free to make those
Principal Payments on                       payments faster than scheduled, you may receive distributions faster than you
Your Certificates at                        expected. There is no guarantee that you will receive principal payments on your
Any Specific Rate                           certificates at any specific rate or on any specific dates.
or on Any Specific Dates

The Yield on Your Certificates              The yield to maturity on your certificates is directly related to the rate at
Is Directly Related to the                  which the mortgagors pay principal on the related mortgage loans. Principal
Prepayment Rate on the                      payments on the mortgage loans may be in the following forms: scheduled
Mortgage Loans                              principal payments; principal prepayments, which consist of prepayments in full on a mortgage loan or partial prepayments on a mortgage loan, including prepayments received as a result of condemnation of a Mortgaged Property, or certain proceeds of insurance relating to a Mortgaged Property that are not used to repair the property; and liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted mortgage loan. The mortgage loans may be prepaid at any time without penalty and mortgage prepayment rates are likely to fluctuate significantly from time to time.

                                            o    If the mortgage loans prepay at a rate that is faster than that assumed, the yields of certificates purchased at a premium to their principal amounts may be lower than anticipated.

                                             o    If the Premium Loans prepay at a rate that is faster than that assumed, the yield of the Class A-X Certificates may be significantly lower than anticipated and investors in these certificates may not fully recoup their initial investments.

                                             o    If the Discount Loans prepay at a rate that is slower than that assumed, the yield of the Class A-P Certificates may be lower than anticipated.

                                             o    If the mortgage loans contributing to Collateral Group III prepay at a rate that is faster than that assumed, the yield on the Class IIIA-2
                                                  Certificates may be significantly lower than anticipated and investors in these certificates may not fully recoup their initial investments.

                                             o    If the mortgage loans in a Loan Group or contributing to a Collateral Group prepay at a rate that is slower than that assumed, the yields of any related classes of certificates purchased at a discount to their principal amounts will be lower than anticipated.

                                             o    Any time your principal is repaid to you, you may not be able to reinvest your funds at the same or a higher rate of return than the interest rate on your certificates.

                                             o    If the prepayment characteristics of the mortgage loans differ from what you assumed, the weighted average lives and yields of the related classes of certificates may be significantly different than what you anticipated.

                                             o    The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans. There is no guarantee of the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus. See
                                                  "Yield and Prepayment Considerations" in this prospectus supplement and in the prospectus. The Depositor is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the Trust Fund over an extended period of time, and the experience with the mortgage loans included in the Trust Fund is insufficient to draw any conclusions regarding the expected prepayment rates on such mortgage loans.



                                             In general, if prevailing mortgage interest rates decline significantly below the mortgage interest rates on the mortgage loans in the Trust Fund, the prepayment rate may increase. General economic conditions and homeowner mobility will also affect the prepayment rate. Each mortgage loan contains a
                                             "due-on-sale" clause. However, the lender is prohibited from exercising that
                                             "due-on-sale" clause if prohibited by applicable law. Therefore, the sale of any mortgaged property may cause a prepayment in full of the related mortgage loan.
                                             See "Yield and Prepayment Considerations" in this prospectus supplement and in the accompanying prospectus.

                                             From time to time, the Servicers may implement programs to solicit qualifying mortgage loans that they service for refinance, including mortgage loans underlying the certificates. While those programs will not specifically target the mortgage loans underlying the certificates for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yield on all classes of certificates purchased at a premium, particularly those certificates only entitled to interest.


An Optional Termination of the Trust         When the aggregate principal balance of the mortgage loans in the Trust has been
Would Adversely Affect the Offered           reduced to less than 1% of that balance as of May 1, 2004, ABN may repurchase
Certificates That Receive Only               all of the mortgage loans in the Trust, which will terminate the Trust. ABN will
Distributions of Interest                    have this right even if the aggregate principal balance of the mortgage loans in any Loan Group is greater than 1% of that balance as of May 1, 2004. If ABN chooses not to exercise its right to effect an optional redemption, the
                                             Depositor may exercise such right. See "Description of the Certificates --
                                             Optional Termination of the Trust" in this prospectus supplement. If this happens, the repurchase price paid by ABN will be passed through to the certificateholders. This would have the same effect as if all of the remaining mortgagors made prepayments in full. Because the Class IIIA-2 and Class A-X
                                             Certificates receive only distributions of interest, an optional termination of the Trust would adversely affect holders of those certificates.


The Interest Rates of the Mortgage Loans     Prospective investors are urged to consider that the characteristics of the
in a Loan Group or Contributing Cash Flow    mortgage loans in a Loan Group or contributing to a Collateral Group-- in
to a Collateral Group will have              particular, the interest rates-- will have particular bearing on the prepayment
Particular Bearing on the Prepayment         rate of the mortgage loans in that Loan Group or contributing to that Collateral
Rate of the Related Certificates             Group. For example, mortgage loans with lower interest rates may be expected to experience lower rates of prepayment than mortgage loans with higher interest rates. Consequently, the certificates related to Loan Groups or Collateral
                                             Groups to which the lower-rate mortgage loans are allocated may prepay more slowly than certificates related to Loan Groups or Collateral Groups to which the higher-rate mortgage loans have been allocated. See "Yield and Prepayment
                                             Considerations" in this prospectus supplement and in the prospectus.

The
Interest Only Certificates and the           If you have purchased an Interest Only Certificate or a Principal Only
Principal Only Certificates are              Certificate, the prepayment rate on the mortgage loans underlying your
Especially Sensitive to Prepayments on       certificates will be especially important to you, since it could reduce your
the Mortgage Loans                           yield to zero or, in the case of the Interest Only Certificates, result in a negative yield. Prospective investors should consider the risks associated with an investment in the Interest Only Certificates and the Principal Only
                                             Certificates. See "Yield and Prepayment Considerations -- Yield Considerations
                                             with Respect to the Interest Only and Principal Only Certificates" in this prospectus supplement for a table showing expected yields at different prepayment rates.



The Yield on the Class IIIA-6                The pass-through rate on the Class IIIA-6 Certificates vary inversely with
Certificates will be Especially              LIBOR. Accordingly, as LIBOR increases, the yield on this class of certificates
Sensitive to Increases in LIBOR              will decrease. In addition, LIBOR is currently at historically low levels. There can be no assurance that LIBOR will decline further or remain the same.

Losses on the Mortgage Loans Will            The yield to maturity on the Subordinate Certificates will be extremely
Reduce the Yield on the Certificates         sensitive to losses on the mortgage loans. Losses on the mortgage loans will be allocated first to the most junior class of Subordinate Certificates then outstanding. If the total Class Principal Balance of the Subordinate
                                             Certificates has been reduced to zero, all further losses on the mortgage loans will be allocated to the related Senior Certificates on a pro rata basis;
                                             provided, that losses allocable to the Class IIA-5 Certificates will instead be allocated to the Class IIA-6 Certificates, until the Class Principal Balance thereof has been reduced to zero and lossess allocable to the Class IIA-1
                                             Certificates will instead be allocated to the IIA-7 Certificates, until the
                                             Class Principal Balance thereof has been reduced to zero. See "Description of the Certificates-- Subordination and Allocation of Losses" in this prospectus supplement.

Potential Inadequacy of Credit               Because each of the Subordinate Certificates represents interests in all the
Enhancement                                  mortgage loans, the principal amounts of such subordinate certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans contributing to any Collateral Group. As a result, losses on the mortgage loans contributing to one Collateral Group will reduce the loss protection provided by the subordinate certificates to the senior certificates and components corresponding to the other Collateral Groups, and will increase the likelihood that losses will be allocated to those other senior certificates and components.

                                             See "Description of the Certificates -- Priority of Distributions" and "--
                                             Subordination and Allocation of Losses" in this prospectus supplement.



Certain Interest Shortfalls                  When a borrower makes a full or partial prepayment on a mortgage loan, the
Will Be Allocated to the Certificates        amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. Each Servicer (other than WMMSC) is required to reduce its servicing fee to offset this shortfall, but the reduction for any distribution date is limited to the related servicing fee for the related month.
                                             WMMSC is not required to make compensating interest payments on partial prepayments of principal of mortgage loans for which it acts as master servicer pursuant to the WMMSC Servicing Agreement. With respect to shortfalls caused by prepayments of principal in full, such shortfalls will be offset for the mortgage loans master serviced by WMMSC pursuant to the WMMSC Servicing
                                             Agreement as set described in "Yield and Prepayment Considerations--Principal
                                             Prepayments and Compensating Interest." If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the related servicing fees, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

                                             Delinquencies that are not covered by amounts advanced by a Servicer (because that Servicer determines that such amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Junior Subordinate certificates, the Senior Subordinate certificates and the Senior certificates in that order. Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans will be borne first by the Junior
                                             Subordinate certificates, second by the Senior Subordinate certificates, each in the reverse order of their seniority, and third, pro rata, by the related Senior certificates.

                                             In addition, your certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act, as amended, and similar state laws (collectively referred to in this prospectus supplement as the Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be offset by a reduction to the related servicing fee, and will reduce accrued interest on each class of certificates on a pro rata basis.
                                             In addition, the Relief Act imposes certain limitations that would impair the related servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.



Default Risk on High Balance                 The principal balances of 5 mortgage loans in Loan Group I, representing
Mortgage Loans                               approximately 1.61% of the mortgage loans in Loan Group I and 4 mortgage loans in Loan Group II, representing approximately 4.83% of the mortgage loans contributing to Loan Group II were in excess of $1,000,000 on the Cut-Off date.
                                             You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related
                                             Loan Group as a whole.

Terror Attacks and Military Action May       The effects that military action by U.S. forces in Iraq or other regions or
Reduce the Yield on the Certificates         terror attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Prospective investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings relating to mortgage loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Relief Act. The interest available to distribute to the holders of certificates will be reduced proportionately among the Senior and Subordinate certificates by any reductions in the amount of interest collectible on the related loans as a result of application of the Relief Act.


The Lack of Secondary Markets                The underwriter is not required to assist in resales of the offered
May Make It Difficult for You to             certificates, although it may do so. A secondary market for the offered
Resell Your Certificates                     certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. The offered certificates will not be listed on any securities exchange.

The Lack of Physical Certificates May        You will not have a physical certificate if you own any offered certificate. As
Cause Delays in Payment and Cause            a result, you will be able to transfer your certificates only through The
Difficulties in Pledging or Selling Your     Depository Trust Company ("DTC"), participating organizations, indirect
Certificates                                 participants and certain banks. The ability to pledge a certificate of one of these classes to a person that does not participate in the DTC system may be limited because of the lack of a physical certificate. In addition, you may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to you. Instead, the trustee will send all distributions to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly or indirectly through indirect participants. Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop.

The Concentration of Mortgage Loans          The concentration of mortgage loans with specific characteristics relating to
with Certain Characteristics May Change      the types of properties, property characteristics, and geographic location are
Over Time, Which May Affect the Timing       likely to change over time. Principal payments may affect the concentration
and Amount of Payments on the                levels. Principal payments could include voluntary prepayments and prepayments
Certificates                                 resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the Subordinate Certificates at a slower rate than payments are made to the Senior Certificates, the Subordinate
                                             Certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.


Payments from the Mortgage Loans             The certificates do not represent an interest in or obligation of the Depositor,
Are the Sole Source of Payments on the       the Master Servicer, any Servicer, the Securities Administrator, the Trustee,
Certificates                                 the Underwriter or any of their respective affiliates. The Depositor does, however, have limited obligations in the case of breaches of certain limited representations and warranties made by it in connection with its transfer of the mortgage loans to the Trustee. The certificates are not insured by any financial guaranty insurance policy. No governmental agency or instrumentality, the
                                             Depositor, the Master Servicer, any Servicer, the Securities Administrator, the
                                             Trustee, the Underwriter nor any of their respective affiliates will guarantee or insure either the certificates or the mortgage loans. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, investors will have no recourse to the Depositor, the Master Servicer any Servicer, the Securities Administrator,
                                             the Trustee, the Underwriter or any of their affiliates.

The Return on the Certificates May Be        As of the Cut-Off Date, approximately 100%, 47.26%, 40.97% and 35.16% of the
Particularly Sensitive to Changes in the     mortgage loans in each of Subgroup I-P, Subgroup I-A, Subgroup I-B and Subgroup
Real Estate Markets in Certain               I-C, respectively, are secured by mortgaged properties located in the State of
Geographical Areas                           California. If the California residential real estate market should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

                                             In addition, approximately 43.63% and 24.09% of the mortgage loans in Subgroup
                                             II-A are secured by mortgaged properties in the State of Ohio and the State of
                                             Michigan.

Factors that Reduce Collections Could        A decline in real estate values or changes in mortgage market interest rates may
Cause Early Repayment, Delayed Payment       affect the yield on your certificates. If the residential real estate market in
or Reduced Payment on the Certificates       the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the related mortgaged properties, become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable credit enhancement, investors in the certificates will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the Mortgaged Properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.


Dependence on Servicers for Servicing        Upon the occurrence of a Servicer Event of Default under any Servicing
Mortgage Loans; Transfer of Servicing        Agreement, the Securities Administrator or the Master Servicer may remove the related Servicer and appoint a successor servicer acceptable to the Master
                                             Servicer and the Securities Administrator. In addition, any Servicer, subject to the terms and conditions of the related Servicing Agreement and the Trust
                                             Agreement, may resign, and the Securities Administrator and/or the Master
                                             Servicer must arrange for the appointment of a successor servicer that meets the qualifications set forth in the related Servicing Agreement and the Trust
                                             Agreement. The Certificateholders will be dependent upon each Servicer to adequately and timely perform its servicing obligations and remit to the Master
                                             Servicer the funds from the payments of principal and interest received on the
                                             Mortgage Loans. The manner in which each Servicer performs its servicing obligations is likely to affect the amount and timing of the principal and interest payments received on the Mortgage Loans.

The Bankruptcy or Insolvency of any          If any Servicer becomes the subject of bankruptcy or similar proceedings, the
Servicer Could Further Delay or Reduce       Trustee's claim to collections in that Servicer's possession at the time of the
Payments to Investors in the Certificates    bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

                                             Additionally, if a Servicer defaults on its obligations under the related
                                             Servicing Agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer. In this event, the ability of that Servicer to service the mortgage loans could be impaired by its bankruptcy or insolvency and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on the certificates.


Attempte Recharacterization of the           We expect that the transfer of the mortgage loans to Goldman Sachs Mortgage
Transfer from Goldman Sachs Mortgage         Company, from Goldman Sachs Mortgage Company to the Depositor and from the
Company to the Depositor and from the        Depositor to the Trustee will each be characterized as a sale. Each of the
Depositor to the Trustee Could Delay         transferors to Goldman Sachs Mortgage Company and the Depositor has documented
or Reduce Payments to Investors in the       its respective transfer as a sale. However, a bankruptcy trustee or creditor of
Certificates                                 any such transferor or Goldman Sachs Mortgage Company may take the position that the transfer of the mortgage loans to Goldman Sachs Mortgage Company or the
                                             Depositor, as the case may be, should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, Goldman Sachs Mortgage Company or the
                                             Depositor, as the case may be, would be required to go through court proceedings to establish its rights to collections on the mortgage loans. Similarly, a bankruptcy trustee or creditor of the Depositor may take the position that the transfer of the mortgage loans to the Trustee should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the Trustee would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If either or both of these events occur, payments on the certificates could be delayed or reduced.

The Rate of Principal Payments,              The Class IIIA-1 and Class IIIA-3 Certificates, which are planned amortization
Including Prepayments, on the Mortgage       classes, or PACs, will generally be less affected by the rate of principal
Loans May Affect Distributions to the        prepayments than other classes of certificates. This is because on each
Class IIIA-1 and Class IIIA-3                distribution date, the Class IIIA-1 and Class IIIA-3 Certificates are designed
Certificates                                 to receive principal distributions according to a schedule. See "Description of the Certificates --Priority of Distributions." The schedule for the Class IIIA-1 and Class IIIA-3 Certificates assumes that the rate of prepayments on the related mortgage loans remains at a rate between 125% and 300% of the prepayment model. However, there can be no assurance that the rate of prepayments on the mortgage loans will occur at a rate between those respective levels. If the mortgage loans prepay at a rate faster or slower than the above ranges, distributions of principal may no longer be made according to the related schedule. Because it is determined by reference to the principal balances of the
                                             Class IIIA-1 Certificates, the notional balance of the Class IIIA-2 Certificates is designed to decline according to a schedule. If the rate of prepayment on the mortgage loans occurs at a rate greater than 300%, of the prepayment model, the
                                             Class IIIA-2 notional balances would decline more quickly than would otherwise be the case in accordance with the schedule and the yield to maturity on such classes will be reduced. See "Yield and Prepayment Considerations" and "Yield
                                             and Prepayment Considerations -- PAC Certificates."


Weighted Average Lives of the Support        The Class IIIA-5 and Class IIIA-6 Certificates are support certificates. As
Certificates Will Be Highly Sensitive to     support certificates, the amount distributable on any distribution date as
the Rate and Timing of Principal             principal to that class and the weighted average life of that class will be
Prepayments                                  highly sensitive to prepayments on the mortgage loans. These support certificates have been designed to stabilize the PAC certificates in the related
                                             Collateral Groups. If principal payments on the mortgage loans in the related
                                             Collateral Group fall below a certain level for a distribution date, these support certificates will receive no distributions of principal and if principal payments on the mortgage loans in the related Collateral Group exceed a certain level for a distribution date, these support certificates will be paid in full before the related PAC certificates. As a result, the amount of principal which these support certificates will receive on any distribution date and the weighted average life of that class will be highly dependent upon the rate and timing of principal prepayments on the mortgage loans in the related Collateral
                                             Group. If you are an individual investor you should carefully consider these effects on your investment goals. These certificates may not be an appropriate investment for individual investors who seek a distribution of principal on a specific date or an otherwise predictable stream of distributions. See " See
                                             "Yield and Prepayment Considerations" and "Yield and Prepayment Considerations
                                             -- Support Certificates."

                                 THE TRUST FUND

                  The Series 2004-6F Mortgage Pass-Through Certificates will be issued pursuant to the master servicing and trust agreement (the "Trust Agreement") among GSMSC, as Depositor, Chase Manhattan Mortgage Corporation, as Master Servicer, JPMorgan Chase Bank, as Securities Administrator, and Wachovia Bank, National Association, as Trustee. The mortgage loans will be assigned to the Trustee on behalf of the certificateholders. The certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) a pool of conventional fixed-rate residential mortgage loans (the "Mortgage Loans"), (2) such amounts or assets as from time to time are identified as deposited in respect of the Mortgage Loans into the Master Servicing Account or into a special purpose account (the "Certificate Account"), (3) any property acquired as a result of foreclosure of a Mortgage Loan or deed in lieu of foreclosure, (4) a security interest in insurance policies related to individual Mortgage Loans and (5) all proceeds of the foregoing. In exchange for the mortgage loans and other property, the Trustee will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each mortgage loan, including:

     o the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;

     o    the maturity date of the mortgage loan; and

     o    the mortgage interest rate.

     The Trust will also contain other property, including:

     o a security interest in insurance policies related to individual Mortgage Loans, if applicable;

     o any property that the Trust acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

     o    amounts held in the Certificate Account.

                      DESCRIPTION OF THE MORTGAGE POOL(1)

General

                  The mortgage pool will consist of approximately 1,138 mortgage loans that had an aggregate scheduled principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $542,250,710. The mortgage loans in Loan Group I have an original term to maturity from the date of origination not greater than 30 years. The mortgage loans in Loan Group II have an original term to maturity of 15 years or less. The mortgage loans have been divided into two Loan Groups: Loan Group I and Loan Group II.

                  Unless otherwise indicated, for purposes of presenting data with respect to the Mortgage Loans in each Loan Group related to a particular Collateral Group, the principal balances of Mortgage Loans in each Loan Group have been divided into two or more subgroups based upon the respective Applicable Fractions:

                                    Loan Group I consists of the following
                  subgroups: "Subgroup I-P" that comprises Mortgage Loans with Net Rates less than 5.00%; "Subgroup I-A" that comprises Mortgage Loans with Net Rates greater than or equal to 5.00% and less than 5.50%; "Subgroup I-B" that comprises Mortgage Loans with Net Rates equal to or greater than 5.50% and less than 6.50%; and "Subgroup I-C" that comprises Mortgage Loans with Net Rates equal to or greater than 6.50%.

                                    Loan Group II consists of the following
                  subgroups: "Subgroup II-P" that comprises Mortgage Loans with Net Rates less than 5.00%; "Subgroup II-A" that comprises Mortgage Loans with Net Rates greater than or equal to 5.00% and less than 5.50%; and "Subgroup II-B" that comprises Mortgage Loans with Net Rates equal to or greater than 5.50%.

                  Each subgroup described above contributes mortgage loans or portions of mortgage loans to Collateral Groups that bear interest at a single fixed rate. The scheduled principal balance of each Mortgage Loan in each subgroup is allocated either (i) to one Collateral Group only or (ii) between two Collateral Groups, based on two fixed fractions (which differ from mortgage loan to mortgage loan) (in each case, the "Applicable Fractions" as described herein). Allocation of principal payments to each class of certificates will be tied to payments on the mortgage loans or portions of mortgage loans in a specified Collateral Group subject to certain exceptions in the case of losses on the Mortgage Loans.

-------------------------
1 The description of the mortgage pool and the mortgaged properties in this section and in Appendix B is based on the mortgage loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this prospectus supplement to "scheduled principal balance" refer to the scheduled principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of mortgage loans refer in each case to the percentage of the aggregate scheduled principal balance of the related mortgage loans based on the outstanding scheduled principal balances of the related mortgage loans after giving effect to scheduled monthly payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Cut-Off Date of the related mortgage loans determined in the same way. Before the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of Principal Prepayments, delinquencies or otherwise. GSMSC believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the mortgage loans in the mortgage pool may vary. See "--- Additional Information" in this prospectus supplement.

                  "Collateral Group I-P" consists of portions of mortgage loans in Subgroup I-P that have been stripped to an Effective Net Rate of 0.00%.

                  "Collateral Group I" consists of mortgage loans in Subgroup I-P and Subgroup I-A or portions thereof that have been stripped to an Effective Net Rate of 5.00%.

                  "Collateral Group II" consists of mortgage loans in Subgroup I-A and Subgroup I-B or portions thereof that have been stripped to an Effective Net Rate of 5.50%.

                  "Collateral Group III" consists of mortgage loans in Subgroup I-B and Subgroup I-C or portions thereof that have been stripped to an Effective Net Rate of 6.50%.

                  "Collateral Group II-P" consists of portions of mortgage loans in Subgroup II-P that have been stripped to an Effective Net Rate of 0.00%.

                  "Collateral Group IV" consists of mortgage loans in Subgroup II-P, Subgroup II-A or portions thereof that have been stripped to an Effective Net Rate of 5.00%.

                  "Collateral Group V" consists of mortgage loans in Subgroup II-A and Subgroup II-B or portions that have been stripped to an Effective Net Rate of 5.50%.

                  The mortgage loans will be conventional fixed-rate, fully amortizing mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgaged Properties, which may include one- to four- family dwelling units, townhouses, individual condominium units, cooperatives, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the Mortgaged Property consists of no more than four units), have the additional characteristics described below and in the prospectus.

                  Each mortgage loan had a first payment date during the period from April 1998 through May 2004, inclusive. All mortgage loans will have principal and interest payable on the first day of each month (the "Due Date"). Certain of the risks of loss on some of the mortgage loans will be covered up to specified limits by primary mortgage insurance policies.

                  Approximately 4.12% and 0.00% of the mortgage loans in Loan Group I and Loan Group II respectively, will be serviced by Nat City. Nat City will service such mortgage loans pursuant to the Amended and Restated Seller's Warranties and Servicing Agreement dated as of May 1, 2003 (the "Nat City SWSA") between Goldman Sachs Mortgage Company ("GSMC"), as purchaser, and Nat City, as seller and servicer.

                  Approximately 0.00% and 1.54% of the mortgage loans in Loan Group I and Loan Group II, respectively, were sold to GSMC by WaMu or WaMu FA pursuant to the Mortgage Loan Purchase and Sale Agreement dated as of December 23, 2003 (the "WaMu FA Purchase Agreement") among GSMC, as purchaser, WaMu, as a seller, WaMu FA, as a seller, and Washington Mutual Bank, fsb, as a seller, and will be serviced by WaMu FA pursuant to the Servicing Agreement dated as of December 23, 2003 (the "WaMu FA Servicing Agreement") between GSMC, as owner, and WaMu FA, as servicer.

                  Approximately 9.33% and 0.00% of the mortgage loans in Loan Group I and Loan Group II, respectively, were sold to GSMC by BANA pursuant to the Assignment, Assumption and Recognition Agreement among BANA, GSMC an WMMSC dated as of May 22, 2003 and serviced by WMMSC pursuant to the Servicing Agreement dated as of March 1, 2002 (collectively, the "WMMSC Servicing Agreement").

                  Approximately 8.12% and 98.46% of the mortgage loans in Loan Group I and Loan Group II, respectively, will be serviced by Fifth Third. Fifth Third will service such mortgage loans pursuant to (i) the Seller's Warranties and Servicing Agreement dated as of September 1, 2003 (the "Fifth Third SWSA (9/1/03)") between GSMC, as purchaser, and Fifth Third, as seller and servicer, or (ii) the Seller's Warranties and Servicing Agreement dated as of December 1, 2003 (the "Fifth Third SWSA (12/1/03)" and, together with the Fifth Third SWSA (9/1/03), the "Fifth Third SWSAs").

                  Approximately 69.23% and 0.00% of the mortgage loans in Loan Group I and Loan Group II, respectively will be serviced by ABN AMRO. ABN AMRO will service such mortgage loans pursuant to the Sale Warranties and Servicing Agreement dated as of April 1, 2004 (the "ABN AMRO SWSA") between GSMC, as purchaser, and ABN AMRO, as seller and servicer.

                  Approximately 9.20% and 0.00% of the mortgage loans in Loan Group I and Loan Group II, respectively will be serviced by BANA. BANA will service such mortgage loans pursuant to the Mortgage Loan Sale and Servicing Agreement dated as of July 1, 2003 between GSMC, as purchaser and BANA, as seller and servicer (the "BANA MLSSA").

                  Nat City, WaMu FA, WMMSC, Fifth Third, ABN AMRO and BANA, in their respective capacities as a servicer of the mortgage loans, is each referred to herein as a "Servicer" and, collectively, they are referred to as the "Servicers".

                  Each of Nat City, WaMu, WaMu FA, Fifth Third, ABN AMRO and BANA, in their capacity as a loan seller (each, a "Loan Seller"), made certain representations and warranties regarding the mortgage loans. Each of the Nat City SWSA, the WaMu Purchase Agreement, the WaMu Servicing Agreement, the WMMSC Servicing Agreement, the Fifth Third SWSAs, the ABN AMRO SWSA and the BANA MLSSA will be assigned to the Trustee (insofar as they relate to the particular mortgage loans transferred to the Trustee).

Selected Mortgage Pool Data

------------------------------------------------------------------------------------------------------------------------------------
                                                    Mortgage Loans (approximate)
------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------              ------------          ------------          ------------
                                                                                                      Loan                 Loan
                                                                              All Loans              Group I             Group II
--------------------------------------------------------------              ------------          ------------          ------------

--------------------------------------------------------------              ------------          ------------          ------------
Total Outstanding Principal Balance:                                        $542,250,710          $430,629,280          $111,621,430
--------------------------------------------------------------              ------------          ------------          ------------
Number of Mortgage Loans:                                                          1,138                   921                   217
--------------------------------------------------------------              ------------          ------------          ------------
Average Current Principal Balance of the Mortgage Loans:                        $476,494              $467,567              $514,384
--------------------------------------------------------------              ------------          ------------          ------------
Weighted Average Annual Mortgage Interest Rate:                                   5.956%                6.088%                5.445%
--------------------------------------------------------------              ------------          ------------          ------------
Initial Weighted Average Servicing Fee Rates:                                      0.25%                 0.25%                 0.25%
--------------------------------------------------------------              ------------          ------------          ------------
Weighted Average Amortization Term to Maturity (in months):                         311                    349                   164
--------------------------------------------------------------              ------------          ------------          ------------
Weighted Average Seasoning (in months):                                               9                      9                    12
--------------------------------------------------------------              ------------          ------------          ------------
Weighted Average Current Loan-To-Value Ratio:                                    67.27%                 69.03%                60.47%
--------------------------------------------------------------              ------------          ------------          ------------
Owner Occupied:                                                                  96.18%                 95.19%               100.00%
--------------------------------------------------------------              ------------          ------------          ------------
Weighted Average FICO Score:                                                        737                    738                   734
--------------------------------------------------------------              ------------          ------------          ------------
California:                                                                      32.77%                 41.27%                 0.00%
--------------------------------------------------------------              ------------          ------------          ------------
Single Family:                                                                   76.51%                 71.20%                97.00%
--------------------------------------------------------------              ------------          ------------          ------------

----------------------------------------------------------------------------------------------------------------------------------
                                                   Mortgage Loans (approximate)(1)
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                            Collateral                                 Collateral
                                                  All        Group I                                  Group IV and
                                              Collateral  and Collateral   Collateral   Collateral      Collateral  Collateral
                                                Groups     Group I-P        Group II     Group III      Group II-P    Group V
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
Total Scheduled Principal Balance:          $542,250,710   $31,087,897    $261,370,222  $138,171,161   $67,271,184 $44,350,246
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
(2)Number of Mortgage Loans:                       1,138           144             767           634           215         183
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
(2)Average Current Principal Balance
    of the Mortgage Loans:                      $476,494      $489,394        $470,092      $456,301      $515,313    $524,208
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
Weighted Average Annual Mortgage
    Interest Rate:                                5.956%        5.453%          5.870%        6.643%        5.391%      5.527%
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
Initial Weighted Average Servicing
    Fee Rates:                                     0.25%         0.25%           0.25%         0.26%         0.25%       0.25%
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
Weighted Average Amortization Term
    to Maturity (in months):                         311           356             355           336           165         163
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
Weighted Average Seasoning
    (in months):                                       9             3               3            20            11          12
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
Weighted Average Current Loan-To-
    Value Ratio:                                  67.27%        70.35%          69.33%        68.18%        60.67%      60.16%
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
Owner Occupied:                                   96.18%        97.74%          95.21%        94.59%       100.00%     100.00%
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
Weighted Average FICO Score:                         737           749             744           724           731         739
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
California:                                       32.77%        41.15%          46.53%        31.33%         0.00%       0.00%
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------
Single Family:                                    76.51%        73.94%          72.14%        68.82%        97.02%      96.96%
------------------------------------------  ------------  --------------  ------------  ------------  ------------ ---------------

1. The percentages listed are determined based on the Applicable Fraction of the mortgage loans contributing to the respective Collateral Group.


2. These numbers represent the number of mortgage loans contributing cash flows to the respective Collateral Group (even if such mortgage loans also contribute to another Collateral Group), and the entire outstanding principal balance of the mortgage loans contributing to the respective Collateral Group. The total number of mortgage loans is 1,138.



         SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE MORTGAGE POOL.

Additional Information

                  Appendix B contains important information about the mortgage loans including:

                  o the mortgage interest rates, and the current scheduled principal balances of the mortgage loans;

                  o        the types of Mortgaged Properties;

                  o the geographic distribution by state of the Mortgaged Properties;

                  o the weighted average stated remaining term to maturity of the mortgage loans;

                  o the stated owner occupancy status of the Mortgaged Properties when the mortgage loans were originated;

                  o        the mortgagor's stated purpose of financing; and

                  o        the credit score ranges

                  The credit score tables appearing in Appendix B show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit (or FICO) scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores indicate greater creditworthiness. Credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

                  The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S-33, that removal or addition will be noted in the Current Report on Form 8-K.

Transfer of Mortgage Loans to the Trustee

                  The mortgage loans will be transferred by the Depositor to the Trustee pursuant to the terms of four assignment, assumption and recognition agreements, each dated as of May 1, 2004, together with all principal and interest due on the mortgage loans after the Cut-Off Date. In connection with such transfer, the Depositor will assign all of its rights and obligations (with the exception of certain obligations) relating to the mortgage loans transferred by the Depositor to the Trustee under such agreement. The Trustee will, concurrently with such assignment, execute, and the certificate registrar will authenticate and deliver the certificates. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule").

                  As to each mortgage loan (and excepting the MERS loans, as described below), certain documents are required to be delivered to JPMorgan Chase Bank, as Custodian, in accordance with the assignment agreements between the Depositor and the Trustee (or, in the case of the mortgage loans serviced by (i) ABN AMRO, to LaSalle Bank, N.A. as custodian therefor and (ii) WMMSC, to U.S. Bank National Association as custodian therefor). Such documents generally include the original mortgage note (or, if the original is lost, and if permitted by the related Servicing Agreement, a copy of such mortgage note accompanied by a "lost note affidavit") with applicable addenda and riders, endorsed in blank, without recourse, by the Loan Seller; the original or a certified copy of the mortgage, with evidence of recording thereon, and any required addenda and riders; the original assignment of mortgage and any intervening related assignments, the title insurance policy, the appraisal report and other relevant documentation.

                  Certain of the mortgage loans may have been registered with the Mortgage Electronic Registration System ("MERS"). For these mortgage loans, the Custodian (or LaSalle Bank, N.A. or U.S. Bank National Association, as the case may be) will not have original documentation. Instead the Trustee will be registered with MERS as the beneficial owner of such mortgage loans.

                  The Sale Agreements generally provide that if a document that should have been delivered to the Custodian (or LaSalle Bank, N.A. or U.S. Bank National Association, as the case may be) is missing or defective and that defect or missing document materially and adversely affects the value of the related mortgage loan, the Loan Seller must deliver the missing document or correct or cure the defect, as applicable. Such Loan Seller must deliver the missing document or cure the defect within 90 days of notice of the defect or from the original date, as applicable, although, under certain circumstances, the cure period may be extended to 180 days or more from the date the defect is discovered.

                  The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents may limit the ability of the Servicers to enforce a borrower's obligations under the related mortgage loan and to foreclose on defaulted mortgage loans. As noted above, if a loss would result from a missing or defective document, the Loan Seller will be obligated to repurchase that mortgage loan or to indemnify the Trustee, on behalf of the certificateholders, for any such loss.

Representations and Warranties Regarding the Mortgage Loans

                  Pursuant to the terms of the Sale Agreements, each Loan Seller made certain representations and warranties regarding the mortgage loans sold by it. In connection with the transfer of the mortgage loans to the Trustee, GSMSC, which will acquire the mortgage loans from GSMC immediately before they are transferred to the Trustee, will assign to the Trustee on behalf of the certificateholders all of its rights under the Sale Agreements, including the benefit of the representations and warranties therein. The following is a general summary of certain representations and warranties as they appear in such agreements and is not a complete or precise summary of all of the representations and warranties made with respect to the mortgage loans. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the mortgage loans. Each of the following representations was made by the related Loan Seller (unless otherwise indicated) as of the date that it sold the related mortgage loans:

(i.) Mortgage Loan Schedule. The information set forth in the mortgage loan schedule attached to the applicable agreement and any information set forth in any diskettes or data tapes is true and correct in all material respects as of the relevant cutoff date;

(ii.) Payment History. All payments on the mortgage loans have been made and credited, there are no material defaults under the terms of the mortgage loans and no mortgage loan payment has been thirty days or more delinquent more than once in the twelve-month period preceding the Cut-Off Date;

(iii.) No Outstanding Charges. There are no defaults by the Loan Seller in complying with the terms of the mortgage note or mortgage, and all taxes and government assessments, insurance premiums, water, sewer and municipal charges and leasehold payments or ground rents;

(iv.) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related transfer agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the mortgage loan is insured, the title insurer if required by the policy and is reflected in the mortgage loan schedule to the relevant agreement. No mortgagor has been released in whole or in part, except, with respect to certain of the mortgage loans, in connection with an assumption agreement approved by the mortgage insurer or title insurer, as applicable, the terms of which are reflected in the mortgage loan schedule to the relevant agreement;

(v.) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable and the mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

(vi.) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(vii.) Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagee, enforceable in accordance with its terms, subject to certain bankruptcy and other equitable principles. Such mortgagor had the legal capacity to enter into the mortgage loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

(viii.) No Fraud. All the documents executed in connection with the Mortgage Loan including, but not limited to, the Mortgage Note and the Mortgage, are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

(ix.) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the mortgage loan have been complied with in all material respects, and each mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans;

(x.) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the mortgage loan schedule of the relevant agreement and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence, or a two- to four-family dwelling, or an individual unit in a condominium project, or an individual unit in a planned unit development or a townhouse; provided, however, with respect to any condominium project or planned unit development generally conforms with the applicable Fannie Mae or Freddie Mac requirements regarding such dwellings, and no residence or dwelling is a mobile home or manufactured dwelling, provided further, that as of the respective appraisal date, no portion of the related Mortgaged Property was being used for commercial purposes;

(xi.) Valid First Lien. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to certain permitted encumbrances;

(xii.) Full Disbursement of Proceeds. The proceeds of the mortgage loan have been fully disbursed, except for, in some cases, certain escrowed amounts, and there is no requirement for future advances. All costs, fees and expenses incurred in making or closing the mortgage loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xiii.) Ownership. The Loan Seller is the sole owner of record and holder of the mortgage loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Loan Seller, the Loan Seller had good and marketable title to the related mortgage, had full right and authority to transfer and sell the mortgage loans, and transferred such mortgage loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(xiv.) Origination/Doing Business. The mortgage loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development. All parties having an interest in the mortgage loan are (or, during the period in which it held its interest, were) in compliance with (1) all applicable state licensing requirements of the laws of the state where the Mortgaged Property is located and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or operating subsidiaries thereof) or (5) not doing business in such state;

(xv.) Title Insurance. Each mortgage loan is covered by a lender's title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to the applicable federal insurer. The related Loan Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xvi.) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by a title insurance policy;

(xvii.) Location of Improvements; No Encroachments. Except as insured against by a title insurance policy, all improvements on the Mortgaged Property considered in determining the appraised value of the Mortgaged Property lay within the boundaries and restriction lines of such Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property; No improvement to part of or located on the Mortgaged Property violated any applicable zoning laws or regulations;

(xviii.) Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

(xix.) Occupancy. At the date of origination, the Mortgaged Property was lawfully occupied under applicable law;

(xx.) No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xxi.) Transfer of Mortgage Loans. The assignment of mortgage for each mortgage loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xxii.) Collection Practices; Escrow Deposits. The origination, servicing and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business. All escrow amounts are in the possession of the Loan Seller and there are no deficiencies in connection with the escrow amounts for which customary arrangements for repayment have not been made. All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law. No escrow deposits or escrow payments or other charges or payments due to the Loan Seller have been capitalized under the mortgage note;

(xxiii.) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the mortgage loan or the use for which the premises were intended;

(xxiv.) Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by Fannie Mae or Freddie Mac. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance and the Loan Seller has not acted or failed to act in a manner that would impair the coverage of such insurance policy or adversely affect the validity, binding effect or enforceability of such insurance policy;

(xxv.) Balloon Payments, Graduated Payments, Contingent Interest Payments or other Exception Loans. No mortgage loan is a balloon mortgage loan or a graduated payment mortgage loan, and no mortgage loan has a shared appreciation or other contingent interest feature;

(xxvi.) No Defaults. There is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Loan Seller has not waived any default, breach, violation or event of acceleration;

(xxvii.) Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid. Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

(xxviii.)   No Bankruptcy. To the best of the applicable Loan Seller's knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related mortgage loan was originated and as of the Closing Date;

(xxix.) Underwriting Guidelines. The mortgage loans were underwritten in accordance with the Loan Seller's underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxx.) No Adverse Selection. The Loan Seller did not use adverse selection procedures when designating mortgage loans for sale to GSMC;

(xxxi.) Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

(xxxii.) No Condemnation. To the best of the related Loan Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

(xxxiii.)   The Appraisal. The mortgage loan documents contain an appraisal of the related mortgaged property by an appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security thereof; and whose compensation was not affected by the approval or disapproval of the mortgage loan, and the appraisal and/or the appraiser satisfy the applicable requirements or minimum qualifications of FIRREA, Fannie Mae or Freddie Mac, as applicable;

(xxxiv.) Servicemembers Civil Relief Act. The Loan Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state or local law;

(xxxv.) Terms of the Loans. Principal payment on the mortgage loans commenced no more than sixty (60) days after the proceeds of such mortgage loans were disbursed. The mortgage loans identified in an exhibit to the related agreement are mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. The mortgage note does not permit negative amortization;

(xxxvi.) No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which the Loan Seller is aware in which compliance with any environmental law, rule or regulation is an issue and to the best of the Loan Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of the property; to the knowledge of the related Loan Seller, neither such seller nor any prior servicer is or has engaged in any activity that involves or involved the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of hazardous material on or from any Mortgaged Property and no presence, release, threatened release, discharge, spillage or migration of hazardous material in violation of existing applicable requirements related thereto, is occurring or has occurred on or from any such Mortgaged Property; to the best of the related Loan Seller's knowledge, no toxic or hazardous material or substance, including, without limitation, asbestos and any petroleum product, and any material or substance that would require removal or remediation pursuant to any applicable governmental law, statute, ordinance, rule, regulation or order, is located on, at or under any Mortgaged Property; no governmental authority has directed that any material or substance, including, without limitation, asbestos and any petroleum product, be removed from any Mortgaged Property; no underground storage tank is located at or under any Mortgaged Property;

(xxxvii.)   Interest Calculation. Interest on the mortgage note is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xxxviii.)  Acceptable Investment. The Loan Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(xxxix.) Complete Mortgage File. With respect to each mortgage loan, the Loan Seller is in possession of a complete mortgage file except for the documents which have been delivered to other parties or which have been submitted for recording and not yet returned;

(xl.) No Buydowns. No Mortgage Loan contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the Loan Seller, the Mortgagor or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision; provided, however, with respect to loans that are buydown mortgage loans, (i) on or before the date of origination of such Mortgage Loan, the company and the Mortgagor, or the company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a buydown agreement. The buydown agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the company temporary buydown funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each due date in accordance with the terms of the buydown agreement, is equal to the full scheduled monthly payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the buydown mortgage loan. The effective interest rate of a buydown mortgage loan if less than the interest rate set forth in the related Mortgage Note will increase within the buydown period as provided in the related buydown agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. The buydown mortgage loan satisfies the requirements of Fannie Mae or Freddie Mac guidelines; (ii) the Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the buydown agreement. The buydown agreement provides for the payment by the Mortgagor of the full amount of the monthly payment on any due date that the buydown funds are available. The buydown funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the appraised value of the Mortgage Property when calculating the loan-to-value ratios for purposes of the agreement and, if the buydown funds were provided by the company and if required under Fannie Mae or Freddie Mac guidelines, the terms of the buydown agreement were disclosed to the qualified appraiser of the Mortgaged Property; (iii) the buydown funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and (iv) as of the date of origination of the Mortgage Loan, the provisions of the related buydown agreement complied with the requirements of Fannie Mae or Freddie Mac regarding buydown agreements;

(xli.) Consolidation of Future Advances. Any future advances on the mortgage loans have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the mortgage loan;

(xlii.) Acceleration Provision. Each mortgage contains an enforceable provision to the extent not prohibited by federal law as of the date of such mortgage for the acceleration of the payment of the unpaid principal balance of the mortgage loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder; and

(xliii.) Regarding the Mortgagor: The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae or Freddie Mac guidelines for such trusts. In the event that the Mortgagor is a trustee, the borrower is a natural person.

                  Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a mortgage loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable agreement. Within 60 days of the earlier of the discovery by and notice to the Loan Seller of any such breach, the Loan Seller will be required to cure such breach, and if such breach cannot be cured within 90 days after the discovery of the breach, to repurchase the mortgage loan. After the occurrence of a securitization transaction which includes the mortgage loans, none of the Loan Seller, the Servicers or the Depositor will have the right to substitute another mortgage loan for a mortgage loan as to which such a breach has occurred. The proceeds of such sale will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises.

                  If any defective mortgage loan is not repurchased by the Loan Seller, and losses occur on such mortgage loan, such losses will be allocated to the securities as described under "Credit Enhancements -- Subordination."

                  None of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Custodian (and LaSalle Bank, N.A. or U.S. Bank National Association) nor any of their respective affiliates has made the foregoing representations and warranties and none will have any obligation to repurchase a mortgage loan if the related Loan Seller or the related Servicer, as the case may be, defaults on its obligation to repurchase a mortgage loan in connection with a breach of a representation and warranty or in connection with a defective document as described above. GSMC will make the foregoing representations and warranties only for the period during which it held the mortgage loans and will not have any obligation to repurchase a mortgage loan in respect of a breach of a representation and warranty occurring during any other period.

                  GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any person other than the Depositor, and the Depositor will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part, or (c) released any mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

                         DESCRIPTION OF THE CERTIFICATES

General

                  The certificates will be issued pursuant to the Trust Agreement. A form of the Trust Agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Class A Certificates will not be issued unless they receive the ratings from Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings ("Fitch," and each a "Rating Agency"), indicated under "Certificate Ratings" in this prospectus supplement. The Senior Subordinate Certificates will not be issued unless they receive the ratings from S&P indicated under "Certificate Ratings" in this prospectus supplement. As of May 27, 2004 (the "Closing Date"), the offered certificates, other than the Class B2 and Class B3 Certificates, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                  Only the Senior Certificates and the Senior Subordinate Certificates, referred to as the offered certificates, are offered by this prospectus supplement. The Junior Subordinate Certificates and the Residual Certificates are not offered hereby.

                  Collectively, the certificates will represent the entire beneficial ownership interest in the Trust Fund, legal title to which will be held by the Trustee. Each class of certificates will relate to one or more Collateral Groups of mortgage loans.

                  The Group I Certificates. The Class IA-1, Class IA-2 and Class IA-3 Certificates are referred to herein as the "Group I Certificates." Distributions of interest and principal on the Group I Certificates will be based primarily on interest and principal received or advanced with respect to the mortgage loans contributing to Collateral Group I.

                  The Group II Certificates. The Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-5, Class IIA-6, Class IIA-7 and Class IIA-8 Certificates are referred to herein as the "Group II Certificates." Distributions of interest and principal on the Group II Certificates will be based primarily on interest and principal received or advanced with respect to the mortgage loans contributing to Collateral Group II.

                  The Group III Certificates. The Class IIIA-1, Class IIIA-2, Class IIIA-3, Class IIIA-4, Class IIIA-5 and Class IIIA-6 Certificates, together with the A-X(I) Component of the Class A-X Certificates, are referred to herein as the "Group III Certificates." Distributions of interest and principal on the Group III Certificates will be based primarily on interest and principal received or advanced with respect to the mortgage loans contributing to Collateral Group III or, with respect to the A-X(I) Component, the Group I Premium Loans.

                  The Group IV Certificates. The Class IVA-1 Certificates are referred to herein as the "Group IV Certificates." Distributions of interest and principal on the Group IV Certificates will be based primarily on interest and principal received or advanced with respect to the mortgage loans contributing to Collateral Group IV.

                  The Group V Certificates. The Class VA-1 Certificates, together with the A-X(II) Component of the Class A-X Certificates, are referred to herein as the "Group V Certificates." Distributions of interest and principal on the Group V Certificates will be based primarily on interest and principal received or advanced with respect to the mortgage loans contributing to Collateral Group V or, with respect to the A-X(II) Component, the Group II Premium Loans.

                  Solely for purposes of distributions of interest, the Class A-X Certificates will comprise payment components (each, a "Component") having the designations and approximate initial Component Notional Amounts and Component Interest Rates set forth or described below:

                                   Approximate
                                     Initial
                                    Component                        Component
                                   or Notional                       Interest
                                      Amount           Type(1)         Rate
                                   -----------       -----------     ---------
 A-X(I) Component........           $3,024,522       RSTP/IO/CPT       7.00%
 A-X(II) Component.......            $6,855.41       RSTP/IO/CPT       7.00%
------------
(1)  RSTP/IO/CPT   =    Ratio strip interest-only component

                  The holder of a Class A-X Certificate will not have a severable interest in any Component, but will have an undivided interest in the entire Class. Any amounts distributed in respect of any Component for a Class A-X Certificate will be distributed proportionately to all holders of Certificates of such Class.

                  The Group I, Group II, Group III, Group IV and Group V Certificates, along with the related Group Subordinate Amounts of each Group, are sometimes referred to separately as a "Certificate Group."

                  Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount specified in the table on the cover hereof or total notional amount described under "-- Interest." The approximate initial Class Principal Balance of each of the Class B4, Class B5 and Class B6 Certificates is $1,084,000, $1,085,000, and $542,328, respectively. The aggregate Class Principal Balance of the Class B4, Class B5 and Class B6 Certificates represents approximately 0.51% of the aggregate Class Principal Balance of the Group I, Group II, Group III, Group IV and Group V Certificates. The initial aggregate Certificate Principal Balance or aggregate Notional Amount (as defined herein) of all the Certificates may be increased or decreased by up to five percent to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date is increased or decreased as described under "Description of the Mortgage Pool" herein.

                  The Servicing Agreements obligate the Servicers to make Advances when payments on the Mortgage Loans are delinquent and other conditions are met, as described herein under "--Advances." If any Servicer fails to make such Advances, then the Master Servicer (or if the Master Servicer fails to do so, the Securities Administrator) will be obligated to make such Advances pursuant to the Trust Agreement.

                  The "Certificate Balance," for any Distribution Date and for any certificate, other than the Interest Only Certificates, will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that certificate, and all allocations of losses and increased, in the case of the IA-2 and Class IIA-4 Certificates only, by interest accrued on such certificates before that Distribution Date.

                  The "Class Principal Balance" of any Class of Certificates on any Distribution Date will be equal to the total Certificate Balance of all Certificates of that Class on that Distribution Date.

                  Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in June 2004 (each, a "Distribution Date"), to certificateholders of record on the applicable Record Date. The "Record Date" for each Distribution Date for the offered certificates will be the last Business Day of the related Interest Accrual Period.

Interest

                  The Mortgage Pass-Through Certificates, Series 2004-6F will bear interest (except in the case of the Class A-P Certificates, which do not bear interest and the Class A-X Certificates and the Senior Subordinate Certificates) at the rates per annum (each, a "Certificate Interest Rate") set forth or described on page S-6 hereof. The "Certificate Interest Rate" for the Class A-X Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Component Interest Rates of the Components of such Class, weighted on the basis of the Component Notional Amounts of the Components of such Class described on the table on page S-48 hereof. The "Certificate Interest Rate" for the Senior Subordinate Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Designated Rates applicable to each of the related Collateral Groups, weighted on the basis of the Group Subordinate Amount for each such Collateral Group.

                  The Class IIIA-5 and Class IIIA-6 Certificates are floating rate certificates that bear interest at rates based on LIBOR, subject to the minimum and maximum rates described on page S-6 hereof. The interest rate on the Class IIIA-6 Certificates varies inversely with LIBOR, subject to a floor of 0.0%. Such Certificates are also referred to as "Floating Rate Certificates."

                  "LIBOR" means, for any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period. If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period). If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.

                  LIBOR for the initial Interest Accrual Period is 1.10%

                  "LIBOR Determination Date" means, with respect to any Interest Accrual Period and any floating rate certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences.

                  "London Business Day" means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

                  "Reference Banks" means four major banks in the London interbank market selected by the Trustee.

                  The Senior Subordinate Certificates will bear interest at an annual rate equal to the weighted average of the Designated Rates (as defined below) applicable to each of the related Collateral Groups, weighted on the basis of the Group Subordinate Amount for each such Collateral Group.

                  Interest accrued on any class of certificates will be reduced for each Collateral Group by the pro rata share allocated to such class of all interest shortfalls resulting from (i) Payoffs and Curtailments of the mortgage loans contributing to such Collateral Group during the preceding calendar month, to the extent not covered by Compensating Interest, and (ii) reductions in interest payable on the mortgage loans contributing to such Collateral Group by operation of law (such shortfalls are allocated among all classes pro rata in proportion to the amount of interest to which such class would otherwise be entitled).

                  The Accrued Certificate Interest payable to each class of certificates will include unpaid interest from prior distribution dates (without interest on such overdue interest), but will only be paid to the extent of the Available Distribution Amount.

                  Interest accrued on the Class IA-2 and Class IIA-4 Certificates will be added to the Class Principal Balance thereof on each Distribution date as described herein.

Distributions of Principal on the Certificates

                  As of any Distribution Date, principal on certificates will generally be paid from collections or Advances allocated to the related Collateral Group.

                  Principal collections or advances on the mortgage loans are allocated to the various Collateral Groups on the basis of the Applicable Fractions of the scheduled principal balance of each mortgage loan having a Net Rate within a specified range.

                  Mortgage Loans with Net Rates Equal to or Greater Than 5.00% and Less Than 5.50% in Loan Group I. Collections and advances of principal on each mortgage loan in Loan Group I having a Net Rate greater than or equal to 5.00% but less than 5.50% are allocated between Collateral Group I and Collateral Group II by allocating the Applicable Fractions of such collections between Collateral Group I and Collateral Group II. The Applicable Fraction for the portion of each such mortgage loan allocated to Collateral Group I is (5.50% minus Net Rate) / 0.50%, and the Applicable Fraction for the portion of each such mortgage loan allocated to Collateral Group II, is 1 minus ((5.50% minus Net Rate)/ 0.50%).

                  Mortgage Loans with Net Rates Equal to or Greater Than 5.50% and Less Than 6.50% in Loan Group I. Collections and advances of principal on each mortgage loan in Loan Group I having a Net Rate equal to or greater than 5.50% but less than 6.50% are allocated between Collateral Group II and Collateral Group III by allocating the Applicable Fractions of such collections between Collateral Group II and Collateral Group III. The Applicable Fraction for the portion of each such mortgage loan allocated to Collateral Group II, as applicable, is (6.50% minus Net Rate) / 1.00%, and the Applicable Fraction for the portion of each such mortgage loan allocated to Collateral III is 1 minus ((6.50% minus Net Rate)/ 1.00%).

                  Mortgage Loans with Net Rates Equal to or Greater Than 6.50% in Loan Group I. Collections and advances of principal on each mortgage loan in Loan Group I having a Net Rate equal to or greater than 6.50% are allocated to Collateral Group III.

                  Mortgage Loans with Net Rates Less Than 5.00% in Loan Group I. Collections and advances of principal on each mortgage loan in Loan Group I having a Net Rate less than 5.00% ("Group I Discount Loans") will be allocated between Collateral Group I-P and Collateral Group I by allocating the Applicable Fractions of such collections between Collateral Group I-P and Collateral Group
I. The Applicable Fraction for the portion of each Discount Loan allocated to Collateral Group I-P is (5.00% minus Net Rate) / 5.00%, and the Applicable Fraction for the portion of each Discount Loan allocated to Collateral Group I is Net Rate/5.00%.

                  Mortgage Loans with Net Rates Equal to or Greater Than 5.00% and Less Than 5.50% in Loan Group II. Collections and advances of principal on each mortgage loan in Loan Group II having a Net Rate equal to or greater than 5.00% but less than 5.50% are allocated between Collateral Group IV and Collateral Group V by allocating the Applicable Fractions of such collections between Collateral Group IV and Collateral Group V. The Applicable Fraction for the portion of each such mortgage loan allocated to Collateral Group IV is (5.50% minus Net Rate) / 0.50%, and the Applicable Fraction for the portion of each such mortgage loan allocated to Collateral Group V is 1 minus ((5.50% minus Net Rate)/ 0.50%).

                  Mortgage Loans with Net Rates Equal to or Greater Than 5.50% in Loan Group II. Collections and advances of principal on each mortgage loan in Loan Group II having a Net Rate equal to or greater than 5.50% are allocated to Collateral Group V.

                  Mortgage Loans with Net Rates Less Than 5.00% in Loan Group
II. Collections and advances of principal on each mortgage loan in Loan Group II having a Net Rate less than 5.00% ("Group II Discount Loans") will be allocated between Collateral Group II-P and Collateral Group IV by allocating the Applicable Fractions of such collections between Collateral Group II-P and Collateral Group IV. The Applicable Fraction for the portion of each Discount Loan allocated to Collateral Group II-P is (5.00% minus Net Rate) / 5.00%, and the Applicable Fraction for the portion of each Discount Loan allocated to Collateral Group IV is Net Rate/5.00%.

                  Interest that accrues on each mortgage loan in Loan Group I in excess of a Net Rate of 6.50% will be allocated to the A-X(I) Component. All of the principal of such mortgage loans will be allocated to Collateral Group III.

                  Interest that accrues on each mortgage loan in Loan Group II in excess of a Net Rate of 5.50% will be allocated to the A-X(II) Component. All of the principal of such mortgage loans will be allocated to Collateral Group V.

                  The specified portions of principal collections on each mortgage loan allocable to a Collateral Group and distributable to the related certificates were calculated for the purpose of "ratio stripping" each mortgage loan or, in other words, allocating the mortgage loans or portions thereof to Collateral Groups in such a way as to ensure that interest collections on the mortgage loans will be sufficient to support the interest rate on the certificates related to the Collateral Groups that share principal of the mortgage loan. Since certificateholders' entitlements to principal will be primarily based on distributions from a related Collateral Group, the performance of the mortgage loans or portion thereof allocated to each of those Collateral Groups will determine the principal distributions of each related class of certificates on each Distribution Date. Prospective investors should also consider that the mortgage loans contributing to each Collateral Group have different characteristics--in particular, interest rates--that will have particular bearing on the prepayment experience of the related mortgage loans or portion thereof allocated to that Collateral Group and, therefore, the related certificates. For example, loans with lower Net Rates might be expected to experience lower rates of prepayment than loans with higher Net Rates. Consequently, the certificates related to Collateral Groups to which lower rate mortgage loans are allocated may be expected to pay at a slower rate than certificates related to Collateral Groups to which higher rate mortgage loans are allocated. See "Yield and Prepayment Considerations" in this prospectus supplement and in the prospectus.

                  As described in greater detail below, amounts distributable to the Senior Certificates (other than the Principal Only Certificates) and Subordinate Certificates related to a Collateral Group (other than Collateral Group I-P and Collateral Group II-P) as a whole will additionally be allocated between such Senior and Subordinate certificates on the basis of the Senior Principal Distribution Amount for that Collateral Group and the Subordinate Principal Distribution Amount for that Collateral Group. Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such Senior and Subordinate Certificates. See "-- Glossary of Definitions Relating to the Priority of Distributions" and "Yield and Prepayment Considerations" in this prospectus supplement.

Glossary of Definitions Relating to the Priority of Distributions

                  Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below:

                  "Accrued Certificate Interest" means, for any of class of certificates entitled to interest on any Distribution Date (other than the Class A-X Certificates) and each Component of the Class A-X Certificates, interest accrued for the related Interest Accrual Period on the Certificate Balance (or Notional Amount) of a Class of Certificates or Components at the related interest rate plus any unpaid portion of Accrued Certificate Interest from prior Distribution Dates, without interest on such overdue interest, as reduced by such Class's or Component's share of the amount of any reduction of interest collectible on any related Mortgage Loan as a result of application of the Servicemembers Civil Relief Act, as amended (the "Relief Act" and any such reduction, a "Relief Act Reduction"). The interest portion of any Relief Act Reduction will be allocated among the interest-bearing Senior Certificates or Components of the related Certificate Group and the Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates and Components, the Accrued Certificate Interest otherwise distributable thereon and
(2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances (as defined herein), without regard to any reduction pursuant to this paragraph, for that Distribution Date. "Accrued Certificate Interest" means, for the Class A-X Certificates, on any Distribution Date, the sum of Accrued Certificate Interest for such date on the related Components of such Class.

                  "Applicable Fraction" means, for each mortgage loan and any Collateral Group, the fraction set forth above under "Distributions of Principal on the Certificates".

                  "Apportioned Principal Balance" means, for any Class of Subordinate Certificates for any Distribution Date, the Class Principal Balance of that Class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for that date.

                  "A-P Principal Distribution Amount," for each Collateral Group with a "P" in its designation, on each Distribution Date, means:

         (1) the Applicable Fractions for the related component of the Class A-P Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

         (2) the Applicable Fractions for the related component of the Class A-P Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to that Collateral Group, that were received during the preceding calendar month; and

         (3) the Applicable Fractions for the related component of the Class A-P Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to that Collateral Group.

                  "Class A-X Notional Amount" means, for any Distribution Date, the sum of the Component Notional Amounts for the A-X(I) and A-X(II) Components for that Distribution Date.

                  The "Class IA-3 Priority Amount" for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Class IA-3 Percentage for such date, the Class IA-3 Scheduled Principal Percentage for such date and the Scheduled Principal Amount for such date and (y) the product of the Class IA-3 Percentage for such date, the Class IA-3 Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for such date and (ii) the Certificate Balance of the Class IA-3 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class IA-3 Certificates shall be entitled to their respective pro rata share of all scheduled and unscheduled payments of principal and (ii) on the date on which the Certificate Balances of all of the Class IA Certificates (other than the Class IA-3 Certificates) have been reduced to zero, the Class IA-3 Certificates shall be entitled pro rata to any remaining Senior Principal Distribution Amount for Collateral Group I and thereafter, the Class IA-3 Priority Amount will equal the Senior Principal Distribution Amount for Collateral Group I. The "Class IA-3 Percentage" for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing
(x) the Certificate Balance of the Class IA-3 Certificates immediately prior to such date by (y) the aggregate Certificate Balance of the Class IA Certificates immediately prior to such date.

                  The "Class IA-3 Scheduled Principal Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the "Class IA-3 Scheduled Principal Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%. The "Class IA-3 Prepayment Shift Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the "Class IA-3 Prepayment Shift Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

                  The "Class IIIA-2 Notional Amount" means, for any Distribution Date, (a) 1.90% of the Class Principal Balance of the Class IIIA-1 Certificates on such Distribution Date, divided by (b) 6.50%.

                  The "Class IIIA-4 Priority Amount" for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Class IIIA-4 Percentage for such date, the Class IIIA-4 Scheduled Principal Percentage for such date and the Scheduled Principal Amount for such date and (y) the product of the Class IIIA-4 Percentage for such date, the Class IIIA-4 Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for such date and
(ii) the Certificate Balance of the Class IIIA-4 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class IIIA-4 Certificates shall be entitled to their respective pro rata share of all scheduled and unscheduled payments of principal and (ii) on the date on which the Certificate Balances of all of the Class IIIA Certificates (other than the Class IIIA-4 Certificates) have been reduced to zero, the Class IIIA-4 Certificates shall be entitled pro rata to any remaining Senior Principal Distribution Amount for Collateral Group III and thereafter, the Class IIIA-4 Priority Amount will equal the Senior Principal Distribution Amount for Collateral Group III. The "Class IIIA-4 Percentage" for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Certificate Balance of the Class IIIA-4 Certificates immediately prior to such date by (y) the aggregate Certificate Balance of the Class IIIA Certificates immediately prior to such date.

                  The "Class IIIA-4 Scheduled Principal Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the "Class IIIA-4 Scheduled Principal Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%. The "Class IIIA-4 Prepayment Shift Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the "Class IIIA-4 Prepayment Shift Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

                  The "Component Notional Amount" for the A-X(I) Component will initially be the amount set forth in the table on page S-48 and for each Distribution Date after the Closing Date will equal the total principal balance as of the first day of the month immediately preceding the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received) of the Group I Premium Loans multiplied by the following fraction:

            the weighted average of the Net Rates of the
Group I Premium Loans as of the first day of such month minus 6.50%
--------------------------------------------------------------------
                               7.00%

                  The "Component Notional Amount" for the A-X(II) Component will initially be the amount set forth in the table on page S-48 and for each Distribution Date after the Closing Date will equal the total principal balance as of the first day of the month immediately preceding the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received) of the Group II Premium Loans multiplied by the following fraction:

             the weighted average of the Net Rates of the
Group II Premium Loans as of the first day of such month minus 5.50%
---------------------------------------------------------------------
                                7.00%

                  "Credit Support Depletion Date" means, the first Distribution Date (if any) on which the aggregate Certificate Balance of the Subordinate Certificates has been or will be reduced to zero.

                  "Current Realized Losses" means, for the Class A-P Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Group I Discount Loan and Group II Discount Loan.

                  "Curtailments" are partial prepayments on a mortgage loan.

                  "Deferred Principal Amount" means, for the Class A-P Certificates, the amount of cumulative Current Realized Losses allocated or allocable to such Class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the Subordinate Certificates.

                  "Designated Rates" means, 5.00% for Collateral Group I, 5.50% for Collateral Group II, 6.50% for Collateral Group III, 5.00% for Collateral Group IV and 5.50% for Collateral Group V.

                  "Discount Loan" means any Group I Discount Loan or Group II Discount Loan.

                  "Due Period" means, for any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  "Group I Discount Loan" means any mortgage loan in Loan Group I with a Net Rate less than 5.00%.

                  "Group I Premium Loan" means any mortgage loan in Loan Group I with a Net Rate greater than or equal to 6.50%.

                  The "Group II NAS Priority Amount" for any Distribution Date is equal to the lesser of (i) the sum of (x) the product of the Group II NAS Percentage for such date, the Group II NAS Scheduled Principal Percentage for such date and the Scheduled Principal Amount for such date and (y) the product of the Group II NAS Percentage for such date, the Group II NAS Prepayment Shift Percentage for such date and the Unscheduled Principal Amount for such date and
(ii) the aggregate Certificate Balance of the Class IIA-5 and Class IIA-6 Certificates immediately prior to such date. Notwithstanding the foregoing, (i) on and after the Credit Support Depletion Date, the Class IIA-5 and Class IIA-6 Certificates shall be entitled to their respective pro rata share of all scheduled and unscheduled payments of principal and (ii) on the date on which the Certificate Balances of all of the Class IIA Certificates (other than the Class IIA-5 and Class IIA-6 Certificates) have been reduced to zero, the Class IIA-5 and Class IIA-6 Certificates shall be entitled pro rata to any remaining Senior Principal Distribution Amount for Collateral Group II and thereafter, the Group II NAS Priority Amount will equal the Senior Principal Distribution Amount for Collateral Group II. The "Group II NAS Percentage" for any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the aggregate Certificate Balance of the Class IIA-5 and Class IIA-6 Certificates immediately prior to such date by (y) the aggregate Certificate Balance of the Class IIA Certificates immediately prior to such date.

                  The "Group II NAS Scheduled Principal Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the Group II NAS Scheduled Principal Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%. The "Group II NAS Prepayment Shift Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%. Thereafter, the Group II NAS Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

                  "Group II Discount Loan" means any mortgage loan in Loan Group II with a Net Rate less than 5.00%.

                  "Group II Premium Loan" means any mortgage loan in Loan Group II with a Net Rate greater than or equal to 5.50%.

                  "Interest Accrual Period" means, for any Distribution Date,
(i) for each class of certificates other than the Class IIIA-5 and Class IIIA-6 Certificates, the immediately preceding calendar month and (ii) for the Class IIIA-5 and Class IIIA-6 Certificates, the period beginning on and including the 25th day of the immediately preceding month and ending on, and including, the 24th day of the current month. The Principal Only Certificates will not be entitled to any interest.

                  "Interest Only Certificate" means each of the Class IIIA-2 and Class A-X Certificates.

                  "Liquidation Principal" is the principal portion of liquidation proceeds received from each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date.

                  "Liquidated Mortgage Loan" means a mortgage loan for which the related Servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, liquidation proceeds or otherwise.

                  "Payoffs" are prepayments in full on a mortgage loan.

                  "Premium Loan" means any Group I Premium Loan or Group II Premium Loan.

                  "Principal Only Certificate" means any Class A-P Certificate.

                  "Principal Payment Amount" means the sum, for each Collateral Group (other than Collateral Group I-P and Collateral Group II-P) and any Distribution Date of the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of:

         (1) the principal portion of Scheduled Payments on each such mortgage loan due on the related Due Date and received or advanced during the related Due Period;

         (2) the principal portion of repurchase proceeds received on any related mortgage loan for which an obligation to repurchase arose during or before the related Due Period during the calendar month preceding the month of the Distribution Date;

         (3) any other unscheduled payments of principal that were received on any related mortgage loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal; and

         (4) current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the related Subordinate Distribution Amount.

                  "Principal Prepayment Amount" means, for any Distribution Date and any Collateral Group, the Applicable Fractions of all Payoffs and Curtailments for each mortgage loan contributing to that Collateral Group that were received during the preceding calendar month (except with respect to Payoffs of mortgage loans master serviced by WMMSC pursuant to the WMMSC Servicing Agreement as described in the immediately succeeding sentence) (other than the Applicable Fractions thereof allocable to the related Component of the Class A-P Certificates). With respect to Payoffs of mortgage loans master serviced by WMMSC pursuant to the WMMSC Servicing Agreement, the Principal Prepayment Amount means, for any Distribution Date and the applicable Collateral Group, the Applicable Fractions of all Payoffs for each mortgage loan contributing to that Collateral Group that were received during the period from the fifteenth day of the calendar month preceding the month in which that Distribution Date falls (or in the case of the initial Distribution Date, from the Cut-Off Date) through the fourteenth day of the month in which that Distribution Date falls.

                  "Scheduled Amount" means, in the case of the PAC certificates, the amount shown as such on the schedule in Appendix C hereto, as applicable, for such class and such Distribution Date.

                  "Scheduled Payment" means, for any mortgage loan, the monthly payment of principal and interest due on such mortgage loan.

                  "Scheduled Principal Amount" for any Distribution Date is equal to the amount described in clause (1) of the definition of Senior Principal Distribution Amount. The "Unscheduled Principal Amount" for any Distribution Date is equal to the sum of the amounts described in clauses (2) and (3) of the definition of Senior Principal Distribution Amount.

                  "Senior Collateral Group Percentage" for Collateral Group I, Collateral Group II, Collateral Group III, Collateral Group IV and Collateral Group V as of the Closing Date, will be approximately as set forth in the table below:

                                                   Senior Collateral
                                                        Group
      Collateral Group                               Percentage
      ----------------                             -----------------
      Collateral Group I                                97.55%
      Collateral Group II                               97.55%
      Collateral Group III                              97.55%
      Collateral Group IV                               97.55%
      Collateral Group V                                97.55%

For any Distribution Date thereafter, the Senior Collateral Group Percentage will equal the sum of the Certificate Balances of the Senior Certificates related to such Collateral Group (other than the related Component of the Class A-P Certificates) immediately preceding such Distribution Date divided by the sum of the Applicable Fractions of the total outstanding principal balance of the mortgage loans contributing to such Collateral Group (less the Applicable Fractions thereof allocable to the related Component of the Class A-P Certificates) immediately prior to such Distribution Date.

                  "Senior Liquidation Amount" means, for any Distribution Date and any Collateral Group (other than Collateral Group I-P and Collateral Group II-P), the aggregate, for each mortgage loan contributing to that Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the related Senior Collateral Group Percentage of the lesser of the Applicable Fraction of (i) the scheduled principal balance of such mortgage loan and (ii) the Liquidation Principal derived from that mortgage loan.

                  The "Senior Prepayment Percentage" for each Collateral Group and each Distribution Date before June 2009 will equal 100%. Thereafter, the Senior Prepayment Percentage for each Collateral Group will be calculated as follows:

         o for any Distribution Date occurring in or between June 2009 and May 2010, the related Senior Collateral Group Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

         o for any Distribution Date occurring in or between June 2010 and May 2011, the related Senior Collateral Group Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

         o for any Distribution Date occurring in or between June 2011 and May 2012, the related Senior Collateral Group Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

         o for any Distribution Date occurring in or between June 2012 and May 2013, the related Senior Collateral Group Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date; and

         o for any Distribution Date occurring in or after June 2013, the Senior Prepayment Percentage will equal the related Senior Collateral Group Percentage for that Distribution Date.

                  There are important exceptions to the calculations of the Senior Prepayment Percentages described in the above paragraph. If, on any Distribution Date, the Senior Collateral Group Percentage for a Collateral Group is greater than the original Senior Collateral Group Percentage for such Collateral Group, then no prepayments on the mortgage loans in any group will be paid to the Subordinate Certificates. In addition, the portion of prepayments on the mortgage loans in the related Collateral Group distributed to the Senior Certificates may increase upon the occurrence of certain other events set forth in the Trust Agreement. After the Class Principal Balance of each Class of Senior Certificates in a Certificate Group has been reduced to zero, the related Senior Prepayment Percentage will be zero.

                  The "Senior Principal Distribution Amount" for any Distribution Date and each Collateral Group will equal the sum of:

         (1) the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

         (2) the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

         (3)      the related Senior Liquidation Amount for such Distribution
                  Date.

                  "Subordinate Liquidation Amount," for any Distribution Date and any Collateral Group (other than Collateral Group I-P and Collateral Group II-P) will equal the Applicable Fraction of the related Liquidation Principal in respect of each mortgage loan contributing to that Collateral Group that became a Liquidated Loan during the calendar month preceding the month of the Distribution Date, minus the related Senior Liquidation Amount for such distribution date.

                  The "Subordinate Percentage" for Collateral Group I, Collateral Group II, Collateral Group III, Collateral Group IV and Collateral Group V and any Distribution Date will equal the excess of 100% over the related Senior Collateral Group Percentage. The Subordinate Percentage as of the Closing Date will be approximately as set forth in the table below:

                                                      Subordinate
      Collateral Group                                 Percentage
      ----------------                                -----------
      Collateral Group I                                2.45%
      Collateral Group II                               2.45%
      Collateral Group III                              2.45%
      Collateral Group IV                               2.45%
      Collateral Group V                                2.45%


                  "Subordinate Prepayment Percentage" for any Distribution Date and any Collateral Group (other than Collateral Group I-P and Collateral Group II-P) will equal the excess of 100% over the related Senior Prepayment Percentage. Initially, the Subordinate Prepayment Percentage for each group will be 0%.

                  "Subordinate Principal Distribution Amount" for any Distribution Date and each Collateral Group (other than Collateral Group I-P and Collateral Group II-P) will be equal to the sum of:

         (5) the related Subordinate Percentage of the related Principal Payment Amount;

         (6)      the related Subordinate Principal Prepayment Amount; and

         (7)      the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group will be reduced by the amounts required to be distributed to the Class A-P Certificates for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date. Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to this proviso shall reduce the amount calculated pursuant to clause (1), clause
(3) and clause (2), in that order, in each case of the definition thereof, and such amounts will nevertheless reduce the Certificate Balance of the applicable class of Subordinate Certificates.

                  "Subordinate Principal Prepayment Amount" means, for each Distribution Date and each Collateral Group (other than Collateral Group I-P and Collateral Group II-P), the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

                  "Subordination Level" means, for any class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Certificate Balances of all classes of Subordinate Certificates that are subordinate to that class by (ii) the sum of the Certificate Balances of all classes of certificates as of that date, before giving effect to distributions and allocations of Realized Losses to the certificates on that date.

Available Distribution Amount

                  On each Distribution Date, the Available Distribution Amount for each Loan Group for that Distribution Date will be determined and allocated among the related Collateral Groups and will generally include Scheduled Payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of mortgage loans in the previous calendar month and will be distributed to the certificateholders, as specified in this prospectus supplement.

                  The "Available Distribution Amount" for any Collateral Group and any Distribution Date, as more fully described in the Trust Agreement, will equal the sum of the Applicable Fractions for each Mortgage Loan contributing to that Collateral Group of the following amounts:

         (1) the total amount of all cash (including P&I Advances), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and payments on, and proceeds from the sale of, any debentures issued in respect of a Mortgage Loan (i) received from or on behalf of the Mortgagors, (ii) advanced by the applicable Servicers on the Mortgage Loans or, to the extent provided in the Trust Agreement, the Master Servicer or the Trustee, or (iii) received from the applicable Servicers as Compensating Interest, and not previously distributed, except:

                  (a) all Scheduled Payments collected but due on a Due Date after that Distribution Date;

                  (b) all Curtailments received after the previous calendar month;

                  (c) all Payoffs received after the previous calendar month (or after the fourteenth day of the calendar month in which such Distribution Date occurs with respect to the mortgage loans master serviced by WMMSC pursuant to the WMMSC Servicing Agreement) (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the mortgage loans for the period after the previous calendar month);

                  (d) Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans after the previous calendar month;

                  (e) all amounts that are then due and payable to the applicable Servicer under the related Servicing Agreement;

                  (f) the Servicing Fee (net of any amounts payable as Compensating Interest by the applicable Servicer) and for each Mortgage Loan; and

                  (g) all related amounts reimbursable on such Distribution Date to the Securities Administrator or the Trustee or, as described herein, the Master Servicer; and

         (2) the total amount of any cash received by the Securities Administrator or the applicable Servicer from the repurchase by any Loan Seller of any mortgage loans as a result of defective documentation or breach of representations and warranties; provided that the obligation to repurchase arose before the related Due Date;

provided that interest with respect to a Mortgage Loan that relates to two Collateral Groups will be included in the Available Distribution Amount for each related Collateral Group as follows: first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of that Mortgage Loan at the Effective Net Rate for that Collateral Group; and second, to the other Collateral Group related to that Mortgage Loan.

Priority of Distributions

                  On each Distribution Date prior to the occurrence of a Credit Support Depletion Date, the Available Distribution Amount for each Collateral Group will be distributed as follows:

         (1) to each Class or Component of Senior Certificates related to such Collateral Group (other than Collateral Group I-P and Collateral Group II-P), Accrued Certificate Interest thereon, pro rata in proportion to the amount owing to each such Class; provided that (I) Accrued Certificate Interest on the Class IA-2 Certificates will be distributed in the following order of priority and will be added to the Class Principal Balance of such Class of Certificates:

                  (i) to the Class IA-1 Certificates, until the Class Principal Balance thereof are reduced to zero; and

                  (ii) to the Class IA-2 Certificates, until the Class Principal Balance thereof is reduced to zero;

         and (II) Accrued Certificate Interest on the Class IIA-4 Certificates will be distributed in the following order of priority and will be added to the Class Principal Balance of such Class of Certificates:

                  (i) to the Class IIA-2 Certificates, until the Class Principal Balance thereof are reduced to zero;

                  (ii) to the Class IIA-3 Certificates, until the Class Principal Balance thereof is reduced to zero; and

                  (iii) to the Class IIA-4 Certificates, until the Class Principal Balance thereof is reduced to zero;

         (2) to the Senior Certificates related to such Collateral Group, other than any related Interest-Only Certificates, to the extent of the remaining Available Distribution Amount for the related Collateral Group, as follows:

                  (a) to the Class IA-1, Class IA-2 and Class IA-3 Certificates, in reduction of their Class Principal Balances, from the Available Distribution Amount for Collateral Group I, in the following order of priority:

                           (i) to the Class IA-3 Certificates, the Class IA-3 Priority Amount, until the Class Principal Balance of such Class is reduced to zero;

                           (ii) to the Class IA-1, Class IA-2 and Class IA-3 Certificates, in an amount up to the Senior Principal Distribution Amount for Collateral Group I, in the following order of priority:

                                    (A)      to the Class IA-1 Certificates,
                                             until the Class Principal Balance
                                             of such Class is reduced to zero;

                                    (B)      to the Class IA-2 Certificates,
                                             until the Class Principal Balance
                                             of such Class is reduced to zero;
                                             and

                                    (C)      to the Class IA-3 Certificates,
                                             until the Class Principal Balance
                                             of such Class is reduced to zero;

                  (b) to the Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-5, Class IIA-6, Class IIA-7 and Class IIA-8 Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amount for Collateral Group II in an amount up to the Senior Principal Distribution Amount for Collateral Group II, in the following order of priority:

                           (i) pro rata, to the Class IIA-5 and Class IIA-6 Certificates, the Group II NAS Priority Amount for such Distribution Date, until the respective Class Principal Balances of such Classes are reduced to zero;

                           (ii) to the Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-7 and Class IIA-8 Certificates, in the following order of priority,

                                    (A)      pro rata to the Class IIA-1 and
                                             Class IIA-7 Certificates, until the
                                             Class Principal Balance of such
                                             Class is reduced to zero;

                                    (B)      to the Class IIA-8 Certificates,
                                             until the Class Principal Balance
                                             of such Class is reduced to zero;

                                    (C)      to the Class IIA-2 Certificates,
                                             until the Class Principal Balance
                                             of such Class is reduced to zero;

                                    (D)      to the Class IIA-3 Certificates,
                                             until the Class Principal Balance
                                             of such Class is reduced to zero;
                                             and

                                    (E)      to the Class IIA-4 Certificates,
                                             until the Class Principal Balance
                                             of such Class is reduced to zero;
                                             and

                           (iii) pro rata, to the Class IIA-5 and Class IIA-6 Certificates, until the respective Class Principal Balances of such Classes are reduced to zero.

                  (c) to the Class IIIA-1, Class IIIA-3, Class IIIA-4, Class IIIA-5 and Class IIIA-6 Certificates, in reduction of their respective Class Principal Balances, from the Available Distribution Amount for Collateral Group III in an amount up to the Senior Principal Distribution Amount for Collateral Group III, in the following order of priority:

                           (i) to the Class IIIA-4 Certificates, the Class IIIA-4 Priority Amount, until the Class Principal Balance of such Class is reduced to zero;

                           (ii) sequentially, to the Class IIIA-1 and Class IIIA-3 Certificates, in that order, until the aggregate Certificate Balance thereof is reduced to its Scheduled Amount for such Distribution Date;

                           (iii) pro rata, to the Class IIIA-5 and Class IIIA-6 Certificates, until the respective Class Principal Balance of each such Class is reduced to zero;

                           (iv) sequentially, to the Class IIIA-1 and Class IIIA-3 Certificates, in that order, without regard to their Scheduled Amount for such Distribution Date, until the Class Principal Balance of each such Class is reduced to zero; and

                           (v) to the Class IIIA-4 Certificates, until the Class Principal Balance of such Class is reduced to zero;

                  (d) to the Class IVA-1 Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group IV in an amount up to the Senior Principal Distribution Amount for Group IV, until the Class Principal balance of such Class is reduced to zero;

                  (e) to the Class VA-1 Certificates, in reduction of their Class Principal Balance, from the Available Distribution Amount for Collateral Group V in an amount up to the Senior Principal Distribution Amount for Group V, until the Class Principal balance of such Class is reduced to zero; and

                  (f) to the Class A-P Certificates, from the Available Distribution Amounts for Collateral Group I-P and Collateral Group II-P, the aggregate of the A-P Principal Distribution Amounts for such Collateral Groups, in reduction of the Class Principal Balances of the related Components thereof, until their Class Principal Balance is reduced to zero;

         (3) from amounts otherwise payable to the Subordinate Certificates, to the Class A-P Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for the Class A-P Certificates and such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the Subordinate Certificates and, provided further, that such amounts will not reduce the Class Principal Balance of the Class A-P Certificates;

         (4) to the extent of the remaining Available Distribution Amount for Collateral Group I, Collateral Group II, Collateral Group III, Collateral Group IV and Collateral Group V, but subject to the prior distribution of amounts described under "--Cross-Collateralization" below, to the Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such Class, and their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of the Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of Subordinate Certificates senior thereto;

         (5) to each related Class of Certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such Certificates; and

         (6) to the Residual Certificates, after all of the other Classes of Certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups.

                  On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions will be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their outstanding principal balances) and the remainder, if any, which is expected to be zero, of the Available Distribution Amount for each such Collateral Group will be distributed to the holder of the Class R Certificate.

Subordination and Allocation of Losses

                  The Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this prospectus supplement. The support provided by such Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford such Senior Certificates protection against certain losses. The protection afforded to the Senior Certificates by the Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of such Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Subordinate Certificates and by the allocation of most losses to the Subordinate Certificates prior to any allocation of losses to the related Senior Certificates.

                  In addition, each class of Subordinate Certificates will be subordinate in right of payment to each class of Subordinate Certificates with a lower numerical class designation. The protection afforded to a class of Subordinate Certificates by the classes of Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of Subordinate Certificates with higher numerical class designations.

                  As is more fully set forth below, on each Distribution Date, the Applicable Fractions of the principal portion of each Realized Loss on a mortgage loan will be allocated to the Classes of the related Certificate Group in reduction of the Certificate Balance thereof. For example, the Applicable Fraction for Collateral Group I-P of the principal portion of a Realized Loss experienced on a Group I Discount Loan will be allocated to the Class A-P Certificates; the Applicable Fractions of the principal portion of a Realized Loss experienced on a mortgage loan contributing to any Collateral Group (other than the Applicable Fractions thereof allocable to the Class A-P Certificates) will be allocated to the most subordinate class or classes of Subordinate Certificates with a Certificate Balance greater than zero until the aggregate Certificate Balance of all related Subordinate Certificates has been reduced to zero at which point all further losses will be allocated to the Senior Certificates related to such Collateral Group as described herein.

                  To the extent that the Applicable Fraction of the principal portion of a Realized Loss has been allocated in reduction of the Certificate Balance of the Class A-P Certificates and not reimbursed on the related Distribution Date or prior Distribution Dates, such class shall be entitled (from amounts otherwise distributable to the related Subordinate Certificates in respect of principal) to an amount equal to such unreimbursed loss on future Distribution Dates, until such loss has been fully repaid. Such entitlement is referred to in this prospectus supplement as the "Deferred Principal Amount" and is distributable in the manner described under "-Priority of Distributions" above. The distribution of any Deferred Principal Amount to the Class A-P Certificates on any Distribution Date will not result in a further reduction of the Certificate Balance of such Certificates, but instead will result in the reduction of the Certificate Balance of the Subordinate Certificates, in reverse order of seniority, until each of their Certificate Balances has been reduced to zero, as is more fully set forth herein.

                  The allocation of the principal portion of any loss as described above will be achieved by reducing the Certificate Balance of the related class by the amount of such loss on the applicable Distribution Date. The amount paid on any Distribution Date in respect of Current Realized Losses or Deferred Principal Amounts will be applied to reduce the Certificate Balances of the Subordinate Certificates in inverse order of seniority.

                  In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could be reduced to such Deficient Valuation amount, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related loan.

                  A "Realized Loss" on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the mortgage loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such mortgage loan (including expenses of enforcement and foreclosure) over (b) liquidation proceeds realized from such mortgage loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trustee, mortgagor bankruptcies and modifications of defaulted mortgage loans.

                  In the event that a Servicer ultimately recovers an amount in respect of a liquidated Mortgage Loan with respect to which a Realized Loss has occurred (any such amount, net of the reasonable fees of the Servicer associated with such recovery, a "Subsequent Recovery" with respect to such liquidated Mortgage Loan), such Subsequent Recovery will be distributed in accordance with the payment priorities with respect to principal described under "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus supplement and the certificate principal balance of any Class of Subordinate Certificates that has been reduced by a Realized Loss will be increased, in direct order of seniority, by the lesser of (i) the amount of such Subsequent Recovery and (ii) the aggregate unreimbursed Realized Loss applicable to such Class.

                  Because the Subordinate Certificates represent interests in all the mortgage loans, the Certificate Balances of such Certificates could be reduced to zero as a result of a disproportionate amount of losses on the loans in either Collateral Group. Therefore, the allocation to the Subordinate Certificates of Realized Losses (other than with respect to any Subsequent Recoveries) on the mortgage loans in any Collateral Group will increase the likelihood that future losses will be allocated to the Senior Certificates related to the Collateral Group that did not incur the loss.

                  If the Certificate Balances of all of the Subordinate Certificates have been reduced to zero, further Realized Losses (other than with respect to any Subsequent Recoveries) on the mortgage loans contributing to any related Collateral Group (other than the portion thereof allocable to the Class A-P Certificates) will be allocated pro rata to the related Senior Certificates (other than the related Interest Only Certificates), based on their outstanding Certificate Balances in each case until the Certificate Balance of each such Class has been reduced to zero; provided, however, that Realized Losses otherwise allocable to the Class IIA-5 Certificates will instead be allocated to the Class IIA-6 Certificates, until the Class Principal Balance thereof has been reduced to zero, and Realized Losses allocable to the Class IIA-1 Certificates will instead be allocated to the Class IIA-7 Certificates, until the Class Principal Balance thereof is reduced to zero.

Cross-Collateralization

                  On each Distribution Date prior to the Credit Support Depletion Date, but after the date on which the total Certificate Balance of the Senior Certificates of a Certificate Group (other than the Class A-P Certificates) has been reduced to zero, amounts otherwise distributable as principal on each Class of Subordinate Certificates, in reverse order of priority, in respect of such Class's Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Senior Certificates, will be distributed as principal to the Senior Certificates (other than the interest-only Certificates) remaining outstanding, until the Class Principal Balances thereof have been reduced to zero, provided that on that Distribution Date (a) the related Total Subordinate Percentage for such Distribution Date is less than 200% of such Total Subordinate Percentage as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans in any Loan Group or contributing to any subgroup delinquent 60 days or more (including mortgage loans in foreclosure or bankruptcy and real property owned by the Trust Fund) during the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. All distributions described above will be made in accordance with the priorities set forth under "-- Priority of Distributions" above.

         o The "Total Subordinate Percentage" at any time will equal the sum of the Class Principal Balances of the Subordinate Certificates divided by the sum of the outstanding principal balances for all the mortgage loans in the related Collateral Groups (other than the Applicable Fractions thereof allocable to the Class A-P Certificates).

         o The "Group Subordinate Amount" with respect to each Collateral Group and any Distribution Date is the excess of the sum of the Applicable Fractions of the outstanding principal balances for all the mortgage loans contributing to such Collateral Group (other than the Applicable Fractions thereof allocable to the Class A-P Certificates, the related "Non-AP Pool Balance") for the immediately preceding Distribution Date for that Collateral Group over the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than the Class A-P Certificates) immediately prior to that Distribution Date.

         o The "Subordinate Class Percentage" for each Class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all Subordinate Certificates immediately prior to such date.

                  In addition, if on any Distribution Date the total Certificate Balance of the Senior Certificates of a Certificate Group (other than the Class A-P Certificates and after giving effect to distributions to be made on that Distribution Date) is greater than the Non-AP Pool Balance of the related Collateral Group (any such Group, an "Undercollateralized Group"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any Deferred Principal Amounts or unpaid interest shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Senior Certificates (other than the Class A-P and Class A-X Certificates and any other related Interest Only Certificates) of the Undercollateralized Group, until the total Certificate Balance of the such Senior Certificates equals the Non-AP Pool Balance of the related Collateral Group (such distribution, an "Undercollateralization Distribution"). In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from the Collateral Groups not related to the Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than the Class A-P Certificates) of such other Certificate Groups. In addition, the amount of any unpaid interest shortfalls with respect to the Undercollateralized Group (including any interest shortfalls for the related Distribution Date) will be distributed to the Senior Certificates (other than the Class A-P Certificates) of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence). If more than one of the Certificate Groups are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the aggregate Certificate Balance of the Senior Certificates (other than the Class A-P Certificates) exceeds the Non-AP Pool Balance of the related Collateral Group. All distributions described above will be made in accordance with the priorities set forth under "-- Priority of Distributions" above.

Advances

                  For each Mortgage Loan, the applicable Servicer will make advances of principal and interest ("P&I Advances") to the related Collection Account on or before each Servicer Remittance Date to cover any shortfall between (i) Monthly Payments for that Mortgage Loan and (ii) the amounts actually collected on account of those payments. In addition, the applicable Servicer will advance amounts necessary to preserve the Trust's interest in the Mortgaged Properties or the Mortgage Loans, such as property taxes or insurance premiums that the applicable Mortgagor failed to pay. These advances are referred to as "Servicing Advances" (and, together with P&I Advances, "Advances"). However, if a Servicer determines, in good faith, that an otherwise required Advance would not be recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not make an Advance. Advances are reimbursable to the Servicers from cash in the related Collection Account before payments to the Certificateholders if a Servicer determines that Advances previously made are not recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan. The Master Servicer, acting as backup servicer, will advance its own funds to make P&I Advances if a Servicer is required but fails to do so (unless the P&I Advance is deemed by the Master Servicer to be nonrecoverable) as required under the Trust Agreement; and if the Master Servicer has been terminated or has resigned and no successor master servicer has assumed the duties of Master Servicer under the Trust Agreement, then the Securities Administrator will make such P&I Advances pursuant to the terms of the Trust Agreement.

                  Upon liquidation of a Mortgage Loan, the related Servicer or Master Servicer, as applicable, will be entitled to reimbursement of Advances. Each Servicer will be entitled to withdraw (or debit) from the related Collection Account out of the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds recovered on any defaulted Mortgage Loan, prior to the calculation of the percentage of the Available Distribution Amount representing its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore a damaged Mortgaged Property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related Collection Account out of related Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Certificateholders may suffer a loss up to the amount so expended. The rights of each Servicer and the Master Servicer to receive Servicing Fees and Master Servicing Fees, respectively, or other compensation (to the extent actually collected), or for the reimbursement of Advances from collections on the related Mortgage Loans, as described more fully in the Trust Agreement, are senior to the rights of Certificateholders to receive payments of interest and principal on the Certificates on each Distribution Date.

Optional Termination of the Trust Fund

                  On any Distribution Date after the first date on which the aggregate outstanding principal balance of the mortgage loans is less than 1% of the aggregate scheduled principal balance of the mortgage loans (determined in the aggregate, rather than by Group) as of the Cut-Off Date, ABN may purchase, or cause to be purchased, the mortgage loans remaining and all property acquired in respect of any mortgage loan remaining in the Trust Fund, which will cause the retirement of the certificates. If ABN determines not to exercise its right to effect an optional termination, then the Depositor may exercise such right. The Trust Fund will terminate at such time as all mortgage loans have been so purchased or sold and all outstanding classes of certificates have been retired. The purchase price will equal the sum of (x) 100% of the aggregate outstanding principal balance of the mortgage loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such mortgage loans through the Due Date preceding the date of purchase less bankruptcy losses that would otherwise have been allocated to the Certificates and (y) the lesser of (1) the scheduled principal balance of the mortgage loans related to all other property in the Trust Fund, plus accrued interest at the applicable mortgage rates and (2) the fair market value of all other property in the Trust.

                  The proceeds of the sale of the mortgage loans will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, an optional purchase of the Mortgage Loans will cause the outstanding Certificate Balance to be reduced to zero through the distribution of those proceeds and the allocation of the associated Realized Losses, if any, on each Mortgaged Property, the fair market value of which is less than the aggregate outstanding principal balance and other amounts owing on the related mortgage loan, and upon that payment in full, the Trust Fund will be terminated. See "Administration -- Termination; Optional Termination" in the prospectus.

Rated Final Distribution Date

                  The rated final Distribution Date for distributions on each class of offered certificates (other than the Class IVA-1 and Class VA-1 Certificates and the Senior Subordinate Certificates) will be the Distribution Date occurring in May 2034, which is one month after the maturity date of the latest maturing mortgage loan in the related Collateral Groups. The rated final Distribution Date for the Class IVA-1 and Class VA-1 Certificates will be the Distribution Date occurring in March 2019, which is one month after the maturity date of the latest maturing mortgage loan in the related Collateral Groups.

Collection Accounts, Master Servicer Account and Certificate Account

                  Pursuant to the Servicing Agreements, each Servicer is required to establish and maintain one or more accounts designated as collection or custodial accounts (each, a "Collection Account") into which it must deposit, within the time period specified in the applicable Servicing Agreement, payments of principal and interest on the Mortgage Loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and the proceeds of any purchase of the Mortgage Loans due to breaches of representations or warranties, net of the Servicing Fee, late payment fees, assumption fees and incentive servicing fees, which such Servicer is entitled to retain. Collections that relate to Monthly Payments due on or before the Cut-Off Date, however, regardless of when received, belong to the related Loan Seller and will not be deposited to the related Collection Account. The Collection Accounts are held in trust for the benefit of the Trust (except that with respect to the mortgage loans master serviced by WMMSC pursuant to the WMMSC Servicing Agreement, the applicable Collection Account may contain funds from other sources and only those funds applicable to the mortgage loans assigned to the Trust will be held in trust for the benefit of the Trust). The Servicers may withdraw amounts from the Collection Accounts only for purposes of: (i) remitting the monthly remittance to the Master Servicer, which will remit such amount to the Securities Administrator for deposit into the Certificate Account to enable the Securities Administrator to make monthly distributions to Certificateholders, (ii) to reimburse such Servicers, the Master Servicer and the Securities Administrator for Advances and any unreimbursed Servicing Fees, from late payments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other collections from the related Mortgage Loan, (iii) to pay the Servicers income on funds invested as servicing compensation, (iv) to pay the Servicers amounts received on Mortgage Loans repurchased by them pursuant to the Servicing Agreements, (v) to reimburse the Servicers for certain indemnification expenses, to the extent not caused by the Servicers' failure, as Servicer, to service the Mortgage Loans in strict compliance with the Servicing Agreements, subject to the maximum amount set forth in the Trust Agreement, (vi) to withdraw amounts deposited in the Collection Accounts in error, (vii) to pay the Securities Administrator and the Trustee any amounts payable pursuant to the Trust Agreement, subject to the maximum amount set forth therein, and (viii) to clear and terminate (at final maturity) the account (except that this clause
(viii) shall not apply to the mortgage loans master serviced by WMMSC pursuant to the WMMSC Servicing Agreement as such Collection Account may contain funds from other sources).

                  No later than the 18th day of each month, or if such day is not a Business Day, on the next succeeding (or, in the case of certain Mortgage Loans serviced by Fifth Third and Nat City, the immediately preceding Business
Day) (the "Servicer Remittance Date"), the Servicers (other than WMMSC) are required to remit to the Master Servicer the Available Distribution Amount with respect to the Distribution Date occurring during such month. The Master Servicer is required to deposit such amount into a trust account established by the Master Servicer under the Trust Agreement for the benefit of the Certificateholders (the "Master Servicer Account"), and two Business Days prior to the Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer is required to remit the Available Distribution Amount to the Securities Administrator. With respect to the mortgage loans master serviced by WMMSC pursuant to the WMMSC Servicing Agreement, on the 24th day of each month, or if such 24th day is not a Business Day, the immediately preceding Business Day, WMMSC will remit the Available Distribution Amount to the Securities Administrator. Upon receipt, the Securities Administrator is required to deposit funds received from the Master Servicer into a trust account established by the Securities Administrator for the benefit of the Certificateholders (the "Certificate Account") from which it will make distributions to the Certificateholders on each Distribution Date.

                  The Certificate Account and the Master Servicer Account must be Eligible Accounts. An "Eligible Account" for purposes of establishment of the Certificate Account and the Master Servicer Account is a trust account: (i) maintained by a depository institution, the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein or (ii) maintained with the Securities Administrator or the Master Servicer, or (iii) an account otherwise acceptable to each Rating Agency. If the definition of Eligible Account is not met, the Certificate Account shall be maintained at the Securities Administrator or any of its affiliates.

                               THE MASTER SERVICER

General

                  Chase will act as the master servicer (in such capacity, the "Master Servicer") for the Mortgage Loans pursuant to the terms of the Trust Agreement.

                  Chase is a New Jersey corporation, formed in 1920. Chase is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. On January 14, 2004, J.P.Morgan Chase & Co. and Bank One Corporation entered into an Agreement and Plan of Merger. The agreement provides that Bank One Corporation will be merged with and into J.P. Morgan Chase & Co. with J.P.Morgan Chase & Co. as the surviving entity. The merger is subject to the approval of the shareholders of both institutions as well as U.S. federal and state and foreign regulatory authorities. Completion of the transaction is expected to occur in mid-2004.

                  Chase is engaged in the mortgage origination and servicing businesses. Chase is a HUD-approved mortgagee. Chase is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. The address of Chase is 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. Chase makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first liens on such property. Chase's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

Chase Manhattan Mortgage Corporation's Loan Delinquency, Foreclosure and Loss Experience

                  The recent loan delinquency and loan foreclosure experience of Chase as a servicer of "prime" mortgage loans secured by one- to four-family residential properties which were originated by or for Chase (exclusive of any such mortgage loans as to which master servicing or subservicing arrangements exist) (expressed as percentages of the total portfolio of such loans as of such date) was as follows (the sum of the columns below may not equal the total indicated due to rounding):


                                                   As of March 31                              As of December 31,
                                             -------------------------         ---------------------------------------------------
                                                      2004                            2003                         2002
                                             -------------------------         --------------------        -----------------------
                                                By              By                By         By                By           By
Period of                                     Number         Principal          Number    Principal          Number      Principal
Delinquency                                  of Loans         Balance          of Loans    Balance          of Loans      Balance
                                             --------        ---------         --------   ---------        ---------     ---------
30 to 59 days.............................     2.40%          1.87%              3.16%     2.48%              3.59%        3.17%
60 to 89 days.............................     0.50%          0.38%              0.75%     0.57%              0.87         0.74
90 days or more...........................     0.33%          0.25%              0.46%     0.34%              0.53         0.46
                                               -----          -----              -----     -----              -----        -----
     Total................................     3.23%          2.50%              4.37%     3.39%              4.99%        4.36%
                                               =====          =====              =====     =====              =====        =====
Foreclosure...............................     1.13%          0.87%              1.16%     0.90%              1.45%        1.25%


                  The following table presents, for the portfolio of mortgage loans secured by one- to four-family residential properties which were originated by or for Chase and which are owned by JPMorgan Chase Bank or Chase Mortgage Holdings, Inc. and serviced by Chase, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

                                                    Month Ended                  Month Ended
                                                  March 31, 2004              December 31, 2003
                                               ---------------------        ---------------------
                                               (Dollars in Millions)        (Dollars in Millions)

Average portfolio principal amount.....            $29,249                         $28,474


                                                Three Months Ended           Twelve Months Ended
                                                  March 31, 2004              December 31, 2003
                                               ---------------------        ---------------------
Net gains (losses) (1).................              (0.001%)                      (0.02%)

---------------

(1) Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosures and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

                  There can be no assurance that the delinquency, foreclosure and loss experience on the Mortgage Pool will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool.

                  The Servicers will directly service the Mortgage Loans under the supervision and oversight of the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described herein and as provided in the Trust Agreement. In no event, however, will the Master Servicer be responsible for supervising, monitoring or overseeing the administration and servicing by any Servicer of any defaulted Mortgage Loans and any related REO properties. The rates of delinquency, foreclosure and losses for the Mortgage Loans may be higher, and perhaps significantly higher, than might otherwise be the case for mortgage loans serviced by Chase. Therefore, no assurance can be given that the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans in the Mortgage Pool will correspond to the statistical information set forth above. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest.

Compensation of the Master Servicer

                  As compensation for its services as Master Servicer, Chase Manhattan Mortgage Corporation will be entitled to receive the interest or investment income earned by it on amounts deposited in, or credited to, the Master Servicer Account (the "Master Servicing Fee"). In the event the Master Servicer assumes the duties of a Servicer under any Servicing Agreement, it shall be entitled to receive as compensation, the servicing fees and other compensation that would have been payable to the Servicer under the related Servicing Agreement.

                  Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (i) the Master Servicing Fee with respect to each Distribution Date, (ii) amounts necessary to reimburse itself for any previously unreimbursed Advances, and any Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under "-- Indemnification and Third Party Claims," and (iv) any other amounts it is entitled to receive under the terms of the Trust Agreement. The Master Servicer shall be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

                  The Master Servicer shall pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and may be reimbursed therefor by the successor servicer and/or the terminated servicer. To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer may be reimbursed by the Trust for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

                  The Master Servicer shall indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties set forth in the Trust Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer's representations and warranties. Such indemnification shall survive termination of the Master Servicer as Master Servicer under the Trust Agreement, and the termination of the Trust Agreement. Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

                  The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement. The Depositor, the Securities Administrator and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor, the Securities Administrator or the Trustee to indemnification by the Master Servicer under the Trust Agreement. The Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

                  The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Servicing Agreements, any agreement assigning any of the Servicing Agreements to the Trust, the Custody Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in the Trust Agreement or (ii) the Master Servicer's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement. The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account. Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Compensation of the Master Servicer" above.

Limitation of Liability of the Master Servicer

                  Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment; provided, however, that the Master Servicer shall remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In the event of any litigation regarding the Master Servicer's duties, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust.

                  The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

                  The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee, the Securities Administrator and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer. If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor Master Servicer.

                  Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, shall be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity or have an affiliate that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

                  The Master Servicer shall not resign unless the Master Servicer's duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured. Any resignation of the Master Servicer shall be evidenced by an Opinion of Counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator and the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer appointed by the Trustee shall have assumed, the Master Servicer's responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

                  Under the terms of the Trust Agreement, each of the following shall constitute a "Master Servicer Event of Default" by the Master Servicer:
(a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by it under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the Trustee; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator or the Trustee; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;
(g) an affiliate of the Master Servicer that performs any back-up servicing duties of the Master Servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer under any Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor; (i) the occurrence of certain Delivery Events or (j) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any Affiliate, or any director or employee thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

                  By written notice, the Trustee may waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

                  So long as a Master Servicer Event of Default remains uncured, the Trustee may by notice in writing to the Master Servicer, terminate the Master Servicer for cause. Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Trustee, any and all documents and other instruments related to the performance of its duties under the Trust Agreement and, any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master Servicer's expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

Reports by the Master Servicer

                  On or before the fifth Business Day preceding each Distribution Date, the Master Servicer shall, in accordance with the terms of the Trust Agreement, prepare and distribute to the Securities Administrator certain reports related to the Certificates and the Mortgage Loans.

Assumption of Master Servicing by Trustee

                  In the event the Master Servicer can no longer function as the Master Servicer, the Trustee shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Servicing Agreement under which the Master Servicer is acting as Servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved master servicer which is acceptable to the Depositor and the Rating Agencies. The Trustee, its designee or any successor master servicer appointed by the Trustee, shall be deemed to have assumed all of the Master Servicer's rights, duties and obligations under the Trust Agreement and any Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder.

                  If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer shall deliver to any successor all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to any successor party.

                                  THE SERVICERS

                  The information set forth in this section has been provided by the related Servicer and has not been independently audited by the Depositor. Neither the Depositor, the Underwriter, the Master Servicer, the Securities Administrator, the Trustee, nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of the information provided by the Servicers.

ABN AMRO Mortgage Group, Inc.

         On June 30, 1999, Standard Federal Bank contributed all of its first lien residential one- to four-family mortgage loan origination and servicing assets to ABN AMRO Mortgage Group, Inc. ("ABN AMRO"), which was formed to consolidate all of the mortgage banking operations of Standard Federal Bank and its affiliates into one entity. Before this contribution, ABN AMRO did not hold or service any first lien residential one- to four-family mortgage loans in a loan or servicing portfolio. After this contribution, ABN AMRO began to originate, directly or indirectly, and service first lien residential one- to four-family mortgage loans in its loan and servicing portfolio. On October 5, 2001, Standard Federal Bank was merged with Michigan National Bank and the combined entity was named Standard Federal Bank N.A. At this time the mortgage loan assets of Michigan National Bank were consolidated with the assets of Standard Federal Bank and the servicing of these assets were transferred to ABN AMRO.

         At December 31, 2003, ABN AMRO provided servicing for approximately $201.8 billion aggregate principal amount of one- to four-unit mortgage loans.

         The table below summarizes the following delinquency and foreclosure experience:

         o as of December 31, 1999 and 2000, on approximately $12.14 billion and $11.37 billion, respectively, in outstanding principal balances on one- to four-family, first lien residential loans originated, directly or indirectly, owned and serviced by Standard Federal Bank; and

         o as of December 31, 2001, December 31, 2002 and December 31, 2003, on approximately $139.1 billion, $178.4 billion and $201.8 billion, respectively, in outstanding principal balances on one- to four-family, first lien residential loans, serviced by ABN AMRO (including loans serviced for others), and originated in the following manner:

         o if originated before June 30, 1999, then originated directly or indirectly by Standard Federal Bank; or

         o if originated on or after June 30, 1999, then originated directly or indirectly by ABN AMRO; or

         o originated directly or indirectly by Standard Federal Bank, N.A. or predecessor entities.

            Standard Federal Bank N.A./ABN AMRO Mortgage Group, Inc.
                       One- to Four-Unit Residential Loans

                                                                             As of December 31
                                                        ---------------------------------------------------------
Delinquent loans at Period End(1)                        1999        2000         2001(3)      2002(3)    2003(3)
                                                         ----        ----         -------      -------    -------
      30 to 59 days................................     0.63%       0.69%         0.61%        0.97%      0.42%
      60 to 89 days................................     0.20%       0.28%         0.24%        0.30%      0.17%
      90 days and over(2)..........................     0.85%       0.93%         1.02%        1.28%      1.48%
                                                        -----       -----         -----        -----      -----
Total Delinquencies and Foreclosures...............     1.68%       1.90%         1.87%        2.55%      2.07%
                                                        =====       =====         =====        =====      =====

-------

(1) As a percentage of the total dollar amount of loans held and serviced by Standard Federal Bank in its owned loan portfolio and loans held for sole portfolio at period end or loans held and serviced by ABN AMRO, as applicable.
(2)      Includes foreclosures.
(3) As a percentage of the aggregate dollar amount of loans originated by ABN AMRO and Standard Federal Bank N.A. and serviced by ABN AMRO.

                  The above delinquency and foreclosure statistics represent the total portfolio experience of Standard Federal Bank N.A. or ABN AMRO, as applicable, for the indicated periods. There can be no assurance that the delinquency and foreclosure experience with respect to the mortgage loans comprising the mortgage pool will correspond to the delinquency and foreclosure experience of Standard Federal Bank N.A.'s or ABN AMRO's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown above represent the delinquency and foreclosure experience for the total one- to four-unit residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans will depend on the results obtained over the life of the mortgage pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the loans.

Bank of America, N.A.

                  Bank of America, N.A. ("Bank of America") is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general commercial banking business, offering a full range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

                  Bank of America's headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 388-5000. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, FNMA and FHLMC.

                  The following table summarizes the delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain other mortgage loans, to the extent such mortgage loans were originated at bank branches of Bank of America.

                  The portfolio of mortgage loans serviced by Bank of America includes both fixed and adjustable interest rate mortgage loans, including "buydown" mortgage loans, loans with balances conforming to FHLMC's and FNMA's limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Mortgage Loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans.

                              Bank of America, N.A.
            Delinquency and Foreclosure Experience on Mortgage Loans


                                                           At March 31, 2004                            At December 31, 2003
                                                    ------------------------------------------  -----------------------------------
                                                    Number and % of          Outstanding and %  Number and % of    Outstanding and
                                                     Mortgage Loans          Principal Amount   Mortgage Loans    % Principal Amount
                                                                             (In Millions)                          (In Millions)
-----------------------------------------           ---------------          -----------------  ---------------   -----------------
Total Portfolio                                         1,242,229              $178,925.0            1,229,050       $174,777.5
Delinquencies*
   One Installment delinquent                             15,705                $1,766.6               20,406         $2,219.3
    Percent Delinquent                                     1.3%                   1.0%                  1.7%            1.3%
   Two Installments delinquent                            3,716                  $386.6                5,399           $549.9
   Percent Delinquent                                      0.3%                   0.2%                  0.4%            0.3%
   Three or more installments delinquent                  5,700                  $560.0                6,294           $615.8
   Percent Delinquent                                      0.5%                   0.3%                  0.5%            0.4%
In Foreclosure                                            5,044                  $501.5                5,449           $548.2
   Percent in Foreclosure                                  0.4%                   0.3%                  0.4%            0.3%
Delinquent and in Foreclosure                             30,165                $3,214.8               37,548         $3,933.2
Percent Delinquent and in Foreclosure**                    2.4%                   1.8%                  3.1%            2.3%



                                                            At December 31, 2002                At December 31, 2001
                                                    -------------------------------------    -------------------------------------
                                                      Number and % of  Outstanding and       Number and % of     Outstanding and
                                                       Mortgage Loans  % Principal Amount    Mortgage Loans     % Principal Amount
                                                                          (In Millions)                           (In Millions)
-----------------------------------------           -----------------  ------------------    ---------------    ------------------
Total Portfolio                                      1,202,522             $168,063.2           1,273,067          $178,164.2
Delinquencies*
   One Installment delinquent                          25,415               $2,971.5              28,120            $3,231.9
    Percent Delinquent                                  2.1%                  1.8%                 2.2%               1.8%
   Two Installments delinquent                         5,952                 $625.2               5,910              $619.1
   Percent Delinquent                                   0.5%                  0.4%                 0.5%               0.3%
   Three or more installments delinquent               6,373                 $649.5               5,874              $592.8
   Percent Delinquent                                   0.5%                  0.4%                 0.5%               0.3%
In Foreclosure                                         5,855                 $590.1               5,717              $578.3
   Percent in Foreclosure                               0.5%                  0.4%                 0.4%               0.3%
Delinquent and in Foreclosure                          43,595               $4,836.4              45,621            $5,022.0
Percent Delinquent and in Foreclosure**                 3.6%                  2.9%                 3.6%               2.8%


* A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

** The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

Fifth Third Mortgage Company

                  Fifth Third Mortgage Company ("Fifth Third") is a direct, wholly-owned subsidiary of Fifth Third Bank. As of December 31, 2003, Fifth Third's total assets were approximately $9.962 billion. Fifth Third's principal place of business is located at 38 Fountain Square Plaza. Cincinnati, Ohio 45263 and its telephone number is (513) 579-5300. Fifth Third's principal servicing facility is located in Cincinnati, Ohio (the "Cincinnati Center"). On December 31, 2003, Fifth Third was servicing approximately 311,000 mortgage loans at the Cincinnati Center, with an aggregate principal balance of approximately $30 billion ($5.5 billion for its own account and $24.5 billion for the account of affiliates or third parties).

                  The following table sets forth the delinquency and foreclosure experience of the residential mortgage loans serviced by the Fifth Third having initial principal balances that exceed the loan balance limitations of Fannie Mae or Freddie Mac as of the dates indicated. Fifth Third's total portfolio of mortgage loans serviced by it may differ significantly from the mortgage loans in the trust in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possible relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the trust will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the mortgage loans will depend upon, among other things, the value of the real estate securing those mortgage loans and the ability of borrowers to make required payments.

                  There can be no assurance that the information set forth in the following table will be representative of future delinquency experience.



                                                                                            As of December 31, 2001
                                                                                    ----------------------------------------------
                                                                                          (Dollar Amounts in Thousands)
                              Bank Portfolio                                        By Dollar Amount          % of Total Portfolio
-------------------------------------------------------------------------------     ----------------          --------------------
Total Portfolio.................................................................    $2,205,812,792
Period of Delinquency
30-59 Days......................................................................        77,051,958                  3.49%
60-89 Days......................................................................        15,868,915                  0.72%
90 days or more.................................................................        48,600,110                  2.20%
                                                                                     -------------                  -----
Total Delinquent Loans(1).......................................................     $ 141,520,983                  6.42%
                                                                                     =============                  =====

                                                                                            As of December 31, 2001
                                                                                    ----------------------------------------------
                                                                                          (Dollar Amounts in Thousands)
                           Serviced for Others Portfolio                            By Dollar Amount          % of Total Portfolio
-------------------------------------------------------------------------------     ----------------          --------------------
Total Portfolio.................................................................    $1,712,675,494
Period of Delinquency
30-59 Days......................................................................        21,271,510                  1.24%
60-89 Days......................................................................         4,526,489                  0.26%
90 days or more.................................................................         5,777,176                  0.34%
                                                                                     -------------                  -----
Total Delinquent Loans(1).......................................................      $ 31,575,175                  1.84%
                                                                                     =============                  =====


                                                                                             As of December 31, 2001
                                                                                  ----------------------------------------------
                                                                                          (Dollar Amounts in Thousands)
                                 Total                                             By Dollar Amount         % of Total Portfolio
--------------------------------------------------------------                    ----------------          --------------------
Total Portfolio...............................................                     $3,918,488,286
Period of Delinquency
30-59 Days....................................................                         98,323,468                   2.51%
60-89 Days....................................................                         20,395,404                   0.52%
90 days or more...............................................                         54,377,286                   1.39%
                                                                                     ------------                   -----
Total Delinquent Loans(1).....................................                       $173,096,158                   4.42%
                                                                                     ============                   =====

                                                                                            As of December 31, 2002
                                                                                  ----------------------------------------------
                                                                                         (Dollar Amounts in Thousands)
                           Bank Portfolio                                         By Dollar Amount          % of Total Portfolio
-------------------------------------------------------------                     ----------------          --------------------
Total Portfolio..............................................                       $1,497,016,594
Period of Delinquency
30-59 Days...................................................                           23,395,785                  1.56%
60-89 Days...................................................                            7,076,491                  0.47%
90 days or more..............................................                           34,081,778                  2.28%
                                                                                      ------------                  -----
Total Delinquent Loans(1)....................................                         $ 64,554,054                  4.31%
                                                                                      ============                  =====

                                                                                            As of December 31, 2002
                                                                                  ----------------------------------------------
                                                                                         (Dollar Amounts in Thousands)
                           Serviced for Others Portfolio                          By Dollar Amount          % of Total Portfolio
-------------------------------------------------------------                     ----------------          --------------------
Total Portfolio..............................................                       $1,236,219,094
Period of Delinquency
30-59 Days...................................................                            6,644,649                 0.54%
60-89 Days...................................................                            2,017,746                 0.16%
90 days or more..............................................                            3,867,516                 0.31%
                                                                                      ------------                 -----
Total Delinquent Loans(1)....................................                         $ 12,529,911                 1.01%
                                                                                      ============                 =====

                                                                                            As of December 31, 2002
                                                                                  ----------------------------------------------
                                                                                         (Dollar Amounts in Thousands)
                                       Total                                      By Dollar Amount          % of Total Portfolio
-------------------------------------------------------------                     ----------------          --------------------
Total Portfolio..............................................                       $2,733,235,688
Period of Delinquency
30-59 Days...................................................                           30,040,434                 1.10%
60-89 Days...................................................                            9,094,237                 0.33%
90 days or more..............................................                           37,949,294                 1.39%
                                                                                      ------------                 -----
Total Delinquent Loans(1)....................................                         $ 77,083,965                 2.82%
                                                                                      ============                 =====

                                                                                            As of December 31, 2003
                                                                                  ----------------------------------------------
                                                                                         (Dollar Amounts in Thousands)
                                      Bank Portfolio                              By Dollar Amount          % of Total Portfolio
--------------------------------------------------------------                    ----------------          --------------------
Total Portfolio...............................................                      $1,825,825,778
Period of Delinquency
30-59 Days....................................................                          16,764,096                  0.91%
60-89 Days....................................................                                   0                  0.00%
90 days or more...............................................                          14,291,147                  0.78%
                                                                                      ------------                 -----
Total Delinquent Loans(1).....................................                        $ 31,055,243                  1.70%
                                                                                      ============                 =====

                                                                                             As of December 31, 2003
                                                                                  ----------------------------------------------
                                                                                         (Dollar Amounts in Thousands)
                          Serviced for Others Portfolio                           By Dollar Amount          % of Total Portfolio
---------------------------------------------------------------                   ----------------          --------------------
Total Portfolio................................................                     $1,436,846,424
Period of Delinquency
30-59 Days.....................................................                         12,603,968                  0.87%
60-89 Days.....................................................                                  0                  0.00%
90 days or more................................................                          8,239,763                  0.57%
                                                                                      ------------                 -----
Total Delinquent Loans(1)......................................                       $ 20,843,731                  1.45%
                                                                                      ============                 =====

-----------
(1) Includes foreclosures, bankruptcies and real estate owned.


Washington Mutual Mortgage Securities Corp.

                  General. WMMSC, a Delaware corporation, is a wholly-owned indirect subsidiary of Washington Mutual, Inc., a savings and loan holding company. WMMSC was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility, by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. WMMSC's principal executive offices are located at 1201 Third Avenue, Seattle, Washington 98101, telephone (206) 377-8555.

                  Delinquency and Foreclosure Statistics.

                  The following table sets forth certain information, as reported to WMMSC by its various servicers, concerning recent delinquency, loss and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of WMMSC mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered.

                  There can be no assurance that the delinquency, loss and foreclosure experience set forth in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced with respect to the mortgage loans serviced by WMMSC. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying WMMSC's mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

                                        At or for the year ended    At or for the year ended       At or for the quarter ended
                                            December 31, 2002             December 31, 2003              March 31, 2004
                                       -------------------------  -----------------------------  -------------------------------
                                          By    By Dollar Amount       By      By Dollar Amount     By       By Dollar Amount of
                                        No. of        of Loans       No. of      of Loans         No. of            Loans
                                        Loans      (In Millions)      Loans      (In Millions)     Loans         (In Millions)
                                       -------  ----------------  -----------  ----------------  -------     -------------------
Total Rated Mortgage Pass-Through
Certificate Portfolio.............      122,709    $  47,538.8      97,493    $   42,868.4         87,577        $ 38,727.7
Average Balance (1) ..............      117,878       39,918.7     109,032        46,309.2         90,981          40,295.7
Period of Delinquency (2)
       31 to 59 days..............        2,406          667.7       1,632           477.7          1,051             299.9
       60 to 89 days..............          552          129.8         336            81.8            262              61.5
       90 days or more............          406           88.4         294            68.9            243              55.8
                                        -------    -----------      ------    ------------         ------        ----------

Total Delinquent Loans............        3,364     $    885.9       2,262    $      628.4          1,556        $    417.2

Delinquency Rate..................        2.74%          1.86%       2.32%           1.47%          1.78%             1.08%

Foreclosures (3)..................        1,089     $    197.3         813    $      151.8            677        $    122.2

Foreclosures Ratio (4)............        0.89%          0.42%       0.83%           0.35%          0.77%             0.32%

Covered Losses (5)................                  $     17.3                $       16.4                       $     3.8

Applied Losses (6)................                  $     16.5                $       15.0                       $     3.7


--------------
Note:  Due to rounding, totals may not equal sum of line items.

(1) Average Balance for the period indicated is based on end-of-month balances divided by the number of months in the period indicated.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the date indicated.

(4) Foreclosures as a percentage of total mortgage loans at the end of each period.

(5) Covered Losses are Gross Losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. "Gross Losses" are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.

(6) Applied Losses are Covered Losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

Servicing Compensation and the Payment of Expenses

                  A servicing fee (the "Servicing Fee") for each mortgage loan will be payable to each Servicer at a per annum rate (the "Servicing Fee Rate") equal to 0.25% or, in the case of the mortgage loans master serviced by WMMSC pursuant to the WMMSC Servicing Agreement only, 0.30%, of the scheduled principal balance of each mortgage loan it services. The right of each Servicer to receive Servicing Fees or other compensation (to the extent actually collected), or for the reimbursement of Advances, is senior to the rights of certificateholders. Each Servicer is entitled to retain as additional servicing compensation certain ancillary fees, such as assumption fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related mortgage loan, and any interest or other income earned on funds held in the related collection account.

Collection and Other Servicing Procedures

                  Each Servicing Agreement requires the related Servicer to proceed diligently to collect all payments called for under the mortgage loans serviced by it, consistent with the related agreement, and with respect to each mortgage loan in substance to follow servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are generally consistent with Fannie Mae standards and accepted servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the mortgage loans serviced by it.

                  Each Servicer will be required to deposit in a collection account, generally no later than the second Business Day following receipt, amounts collected on the mortgage loans and other amounts that will be listed in the prospectus under "Credit Enhancement -- Reserve and Other Accounts." Each Servicing Agreement requires that such funds be held in a time deposit or demand account with a depositary institution the short-term unsecured debt ratings of which are rated "F-1" by Fitch or "A-1" by S&P or with respect to WaMu FA and WMMSC, an account otherwise acceptable to the Rating Agencies.

                  Pursuant to each Servicing Agreement, the related Servicer will establish and maintain accounts (each, an "Escrow Account") into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums, and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the Servicer for any Advances made with respect to a mortgage loan (but only from amounts received on the mortgage loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will be obligated to make advances to such accounts when a deficiency exists therein.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans

                  Each Servicer will cause to be maintained for each mortgage loan serviced by it hazard insurance such that all buildings upon the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and hazards, with extended coverage customary in the area where the Mortgaged Property is located. The insurance amount must be at least equal to the lesser of (i) the maximum insurable value of the improvements securing such mortgage loan and (ii) the greater of (a) the outstanding principal balance of the mortgage loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the mortgagor or the loss payee from becoming a co-insurer. If a hazard insurance policy shall be in danger of being terminated, or if the insurer shall cease to be acceptable, the Servicer shall notify the related mortgagor, and the Trustee, and shall use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a mortgage loan be without a hazard insurance policy at any time.

                  If upon origination of the mortgage loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac equal to the lesser of
(i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

                  If a mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current federal requirements, and secure from the owner's association its agreement to notify such Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material affect on the value of the Mortgaged Property as security.

                  Each Servicer is required to maintain hazard and flood insurance on REO property (i.e., real property acquired following foreclosure as to which a realized loss has not yet been taken) related to mortgage loans serviced by it similar to the insurance required above, as well as liability insurance. A Servicer may satisfy its obligation to cause the foregoing insurance to be maintained by obtaining a blanket policy on all of the mortgage loans, which policy satisfied the requirements set forth above.

                  All policies are required to name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days' prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Servicing Compliance

                  Each Servicer will cause a firm of independent public accountants to prepare an annual statement substantially to the effect that the accountants reviewed certain documents and records relating to the servicing of the mortgage loans serviced by it, and that on the basis of such examination conducted in compliance with the Uniform Single- Attestation Program (the "USAP") for mortgage banks developed by the Mortgage Bankers Association, nothing has come to the attention of such accountants that would indicate that such servicing has not been conducted in compliance with the USAP, except for
(i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement. Each Servicer shall deliver the accountant's statement, to the Trustee and the Master Servicer. In addition, each Servicer will be required to deliver to the Trustee and the Master Servicer an officer's certificate to the effect that it has fulfilled its obligations under the related Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year.

                  A fidelity bond and an errors and omissions policy are required to be maintained by each Servicer under the related Servicing Agreement.

The Trustee, the Securities Administrator and the Custodian

                  Wachovia Bank, National Association will be the Trustee under the Trust Agreement, and JPMorgan Chase Bank will serve as securities administrator (in such capacity, the "Securities Administrator") and custodian of certain of the mortgage loans (in such capacity, the "Custodian") pursuant to separate custodial agreements. With respect to those mortgage loans serviced by ABN AMRO, LaSalle Bank, N.A. will act as custodian therefor pursuant to a separate custodial agreement. With respect to those mortgage loans master serviced by WMMSC, U.S. Bank National Association will act as custodian therefor pursuant to a separate custodial agreement. Each of JPMorgan Chase Bank, in its capacity as Custodian, LaSalle Bank, N.A, and U.S. Bank National Association will execute and deliver to the Trust a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to the separate custodial agreement or custodial agreements, as the case may be. The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making payments on the Offered Certificates, including, but not limited to, registering and transferring the Offered Certificates and performing tax administration. In addition, the Securities Administrator will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to assume, or appoint a successor servicer to assume, the servicing duties of such removed or resigned Servicer. The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee. Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Global Debt, GSR 2004-6F, or at such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer. The Trust Agreement provides that JPMorgan Chase Bank, as Securities Administrator and Wachovia Bank, National Association, as Trustee under the Trust Agreement and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement. The Custodian, LaSalle Bank N.A. and U.S. Bank National Association, in their respective capacities as custodian under certain separate custodial agreements, are similarly indemnified pursuant to such custodial agreements.

                  The Securities Administrator will be entitled to retain as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to Certificateholders.

                  The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

                  The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

Reports to Certificateholders

                  On each Distribution Date, the Trustee, or the Securities Administrator on behalf of the Trustee, will make available to each Certificateholder, the Depositor and to such other parties as are specified in the Trust Agreement, a statement, based substantially on information provided by the Servicers, setting forth, among other things:

         (i)      the class factor for each Class of Certificates;

         (ii) the aggregate Scheduled Principal Balance of each Group of Mortgage Loans;

         (iii) the Available Distribution Amount, the Aggregate Principal Distribution Amount and the Principal Prepayment Amount for such Distribution Date;

         (iv) the amount of such distribution to holders of such class of Certificates applied to reduce the Certificate Principal Balance thereof.

         (v) the amount of such distribution to holders of such class of Certificates allocable to interest (separately identifying (a) the amount of such interest accrued during the related Interest Accrual Period and (b) the amount from previous Interest Accrual Periods);

         (vi) the aggregate amount of the Servicing Fees and Master Servicing Fees paid as required under the Sale and Servicing Agreements and the Trust Agreement and any other fees or expenses paid out of the Available Distribution Amount for such Distribution Date as permitted under the Trust Agreement;

         (vii) if applicable, the aggregate amount of P&I Advances included in such distribution, the aggregate amount of P&I Advances reimbursed during the calendar month preceding the Distribution Date and the aggregate amount of unreimbursed P&I Advances at the close of business on such Distribution Date.

         (viii) the number and aggregate Scheduled Principal Balance of the Mortgage Loans as of the last Business Day of the calendar month preceding the Distribution Date;

         (ix) the number and aggregate Scheduled Principal Balance of the Mortgage Loans (a) delinquent in payment on a contractual basis, identifying the length of the contractual delinquency, as specified in the Trust Agreement, (b) as to which foreclosure proceedings have been commenced, (c) as to which the related Mortgage is subject to a bankruptcy proceeding, and (d) secured by REO properties;

         (x) the aggregate Certificate Principal Balance of each class of Certificates (and, in the case of Interest Only Certificates, the related Notional Amount) at the close of business on such Distribution Date, identifying any reduction in such Certificate Principal Balance or Notional Amount, as applicable, due to the allocation of any Realized Loss;

         (xi) the aggregate amount of (a) payoffs and principal prepayments made, (b) Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received, and (c) Realized Losses incurred during the related Principal Prepayment Period;

         (xii) the Certificate Interest Rate for each class of Certificates applicable to such Distribution Date; and

         (xiii) each Senior Collateral Group Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage for such Distribution Date.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amount shall also be expressed as a dollar amount per $1,000 denomination of Certificates.

                  Within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, make available to each person who at anytime during the calendar year was a holder of a Certificate, a statement (which will be based solely upon, and to the extent of, information provided to it by the Master Servicer) containing the information set forth in subclauses (i), (ii), (iii) and (iv) above with respect to the period during which such person was a Certificateholder. Such obligation will deemed satisfied to the extent that substantially comparable information is provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  The Trustee, or the Securities Administrator on behalf of the Trustee, may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's internet website. The Securities Administrator's website will be located at http://www.jpmorgan.com/sfr.

Servicer Events of Default

                  Events of default ("Events of Default") under each Servicing Agreement will generally consist of:

         (1) any failure by the Servicer to make any remittances or deposits required under such Servicing Agreement, which failure continues unremedied for a period of three business days (except in the case of ABN AMRO, seven days), after the date the Master Servicer or the Trustee has given written notice of such failure to the Servicer;

         (2) any failure by the Servicer to observe or perform in any material respect any covenant or agreement by the Servicer in the Servicing Agreement or in the related custodial agreement, if applicable, which failure continues unremedied for a period of 60 days, or in some cases 30 days after written notice of the failure, requiring the same to be remedied by the Servicer has been given (or, in some cases, caused to be given) by the Master Servicer, the Trustee or the applicable custodian, in some cases, or received by the Servicer, in other cases;

         (3) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where a Mortgaged Property related to a mortgage loan serviced by it is located;

         (4) certain events relating to insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings to the extent not discharged or stayed within 60 days or in some cases 30 days and certain actions by or on behalf of the Servicer indicating its insolvency;

         (5) the Servicer admitting in writing its inability to pay its obligations as they become due;

         (6) the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer;

         (7) the Servicer without consent of the mortgage owner attempts to assign the servicing agreement or its servicing responsibilities or to delegate its duties thereunder or any portion thereof; and

         (8) any breach of the representations and warranties regarding the servicer which materially and adversely affect the value of the related mortgage loans or interest of the owner.

                  Certain of the Events of Default described above may not apply to all of the mortgage loans.

Rights upon Events of Default

                  So long as an Event of Default under a Servicing Agreement as described in the preceding paragraph remains unremedied after the lapse of any applicable grace period, the Master Servicer may, and at the direction of holders of certificates evidencing not less than 66% of the voting rights of the certificates shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the Servicing Agreement. Upon receipt by a Servicer of notice of termination, the Master Servicer will succeed to all the responsibilities, duties and liabilities of such Servicer under the Servicing Agreement (other than any obligation to repurchase any mortgage loan) and will be entitled to similar compensation arrangements. There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Servicing Agreement or the Trust Agreement during such transition period. In the event the Master Servicer is unwilling or unable to serve as successor Servicer, or if the holders of certificates evidencing not less than 51% of the voting rights request in writing, the Trustee shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $25,000,000 to act as successor to the Servicer under such Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Master Servicer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the terminated Servicer under such Servicing Agreement. In addition, holders of certificates evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to the Servicer's obligation to make Servicing Advances or P&I Advances may be waived only by all of the holders of certificates affected by such Event of Default, and (b) no such waiver is permitted that would have a material adverse affect on any non-consenting holder of certificate(s).

Certain Matters Regarding the Servicers

                  Generally, a Servicer may not assign its Servicing Agreement or the servicing thereunder, or delegate its rights or duties thereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Securities Administrator, the Trustee and the Master Servicer, which consent will not be unreasonably withheld. The respective obligations and responsibilities of a Servicer under the related Servicing Agreement may be terminated by mutual consent of that Servicer and the Master Servicer in writing.

                  A Servicer may not resign from its obligations and duties imposed on it by its Servicing Agreement except (i) by mutual consent of the Servicer, the Securities Administrator, the Trustee and the Master Servicer or
(ii) in certain cases, upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Securities Administrator, the Trustee and the Master Servicer which opinion of counsel shall be in form and substance acceptable to the Securities Administrator, the Trustee and the Master Servicer. No resignation of a Servicer shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations in the manner provided in the related Servicing Agreement.

                  The Servicing Agreement provides that any company into which the Servicer is merged or consolidated will succeed automatically to the duties of the Servicer, provided that such entity is a Fannie Mae/Freddie Mac approved servicer and provided, further, that such entity has the minimum net worth specified in the related Servicing Agreement, such entity is an institution whose deposits are insured by FDIC or a company whose business includes the origination and servicing of mortgage loans.

                  Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if the Servicer either assigns the Servicing Agreement or the servicing responsibilities thereunder or delegates its duties thereunder or any portion thereof or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will generally have the right to terminate such Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

                  The Master Servicer may, and upon the direction of holders of certificates evidencing no less than 66% of the voting rights of the certificates shall, terminate the Servicer (other than WaMu FA) without cause, subject to payment as liquidated damages of any termination fee set forth in the Servicing Agreement. Notwithstanding the foregoing, the Master Servicer may not terminate the Servicer without cause unless a successor servicer is appointed concurrently with such termination, and such successor servicer (or a third party on its behalf) pays such Servicer any amounts specified in the related Servicing Agreement. Any successor servicer appointed to service the related mortgage loans following such a termination shall be an established mortgage loan servicing institution, must be reasonably acceptable to the Master Servicer, must be acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the certificates, and must comply with any further requirements under the Servicing Agreement.

                  The Servicing Agreements generally provide that neither the Servicer thereunder nor any of the directors, officers, employees or agents of such Servicer shall be under any liability to the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to such Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made in such Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicer is generally not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the mortgage loans in accordance with the related Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that in some cases, the Servicer may, with the consent of the Master Servicer, undertake any such action which it deems necessary or desirable in respect of the related Servicing Agreement and the rights and duties of the parties thereto. In such event, the Servicer shall be entitled to reimbursement from the assets of the Trust Fund of the reasonable legal expenses and costs of such action as provided in the related Servicing Agreement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

                  The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the mortgage loans in the related Collateral Group, the rate of principal payments (including prepayments) on the mortgage loans in the related group and the rate of liquidations on the mortgage loans in the related Collateral Group. The yield to maturity to holders of certificates bearing fixed rates of interest will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings for the delay).

                  Any net interest shortfalls, as described under the heading "Description of the Certificates-Distributions" in this prospectus supplement, will adversely affect the yields on the offered certificates. In addition, although all Realized Losses (other than with respect to any Subsequent Recoveries) initially will be borne by the Subordinate Certificates, in the reverse order of their numerical class designations (either directly or through distributions of Deferred Principal Amounts on the Class A-P Certificates), the Applicable Fractions of Realized Losses (other than with respect to any Subsequent Recoveries) occurring on or after the Credit Support Depletion Date will be allocated pro rata to the outstanding class or classes of Senior Certificates related to the Collateral Group in which such Realized Loss occurred. Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on a Distribution Date of Current Realized Losses and Deferred Principal Amounts, the amount distributable as principal on each Distribution Date to each class of Subordinate Certificates will be less than it otherwise would be in the absence of the Current Realized Losses and Deferred Principal Amounts. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses.

                  In addition, as described under the heading "Description of the Certificates -- Priority of Distributions" in this prospectus supplement, principal distributions on the certificates will be calculated on the basis of principal collections on specified Collateral Groups of mortgage loans or portions thereof. Prospective investors in the certificates are urged to consider that the characteristics--in particular, the interest rates--of the mortgage loans themselves, portions of which will be allocated to the different Collateral Groups, will have particular bearing on the prepayment rates of the related mortgage loans and, therefore, any class of related certificates. Specifically, mortgage loans with lower interest rates may be expected to experience lower rates of prepayment than mortgage loans with higher interest rates and this will affect the rate of prepayment of the Collateral Groups to which such mortgage loans contribute. Consequently, any class of certificates related to any Collateral Group to which lower-rate mortgage loans or portions thereof have been allocated may be expected to experience slower rates of prepayment of the Certificate Balance thereof and any class of certificates related to a Collateral Group to which higher-rate mortgage loans or portions thereof have been allocated may be expected to experience faster rates of prepayment of the Certificate Balance thereof.

Principal Prepayments and Compensating Interest

                  When a mortgagor prepays a mortgage loan in whole or in part between Due Dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, a shortfall will occur in the amount due to certificateholders since the certificateholders are entitled to receive a full month of interest. Also, when a Curtailment is made on a mortgage loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

                  To reduce the adverse effect on Certificateholders from the deficiency in interest payable by the Mortgagor as a result of a Payoff or Curtailment between Due Dates, each Servicer will remit to the related Collection Account no later than the day before each Servicer Remittance Date an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by it (such amount, "Compensating Interest"). The amount of Compensating Interest to be paid any Servicer (except WMMSC) on any Distribution Date will not exceed the lesser of (x) the amount required to cause the Master Servicer to receive a full month's interest on any voluntary prepayments of mortgage loans serviced by that servicer received during the related Due Period and (y) 100% of the Servicing Fee payable to that Servicer on the related Distribution Date. With respect to those mortgage loans master serviced pursuant to the WMMSC Servicing Agreement, WMMSC is obligated to remit to the Trust, no later than the Business Day before each Distribution Date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of (x) any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full that are made from the fifteenth day of the calendar month preceding such Distribution Date to the last day of such month and (y) the sum of (i) a portion of the applicable monthly Servicing Fee payable to it equal to 0.05% per annum of the aggregate principal balance of the mortgage loans serviced by it, (ii) any reinvestment income realized by it relating to principal prepayments in full on the mortgage loans made during the period commencing on the fifteenth day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-Off Date) and ending on the fourteenth day of the month in which the Distribution Date occurs and (iii) interest payments on such principal prepayments in full received during the period of the first day through the fourteenth day of the month of such Distribution Date. WMMSC will not make compensating interest payments with respect to partial prepayments of principal on the mortgage loans. In the event the related Servicer does not pay such Compensating Interest on any Distribution Date, the Master Servicer is required to pay such amount to the extent that such amount does not exceed the total of its Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of the Master Servicer's compensation. Shortfalls attributable to the Servicemembers Civil Relief Act, as amended, will be allocated among the interest-bearing Senior Certificates of the related Certificate Group and the Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for that Distribution Date.

                  To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated to the related Senior Certificates and the Subordinate Certificates (but, in the case of the Subordinate Certificates, only the portion of those Certificates that derives its interest from the related Collateral Group), pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction of that amount.

Rate of Payments

                  The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the mortgage loans in the related Collateral Group, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus. Mortgagors may prepay the mortgage loans at any time without penalty. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments for the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a specified Collateral Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the mortgage loans would occur later than anticipated. Specifically, a lower than expected rate of principal prepayments on Discount Loans will reduce the yield to investors in the Class A-P Certificates. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks of investing in the certificates.

PAC Certificates

                  The Class IIIA-1 and Class IIIA-3 Certificates (the "PAC Certificates") are entitled to receive payments, to the extent of available principal, to reduce their Class Principal Balance on each Distribution Date to the amount set forth on Appendix C hereto (the "PAC Scheduled Amount") for such Distribution Date. The PAC Schedule has been prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate within a range of constant prepayment rates (the "Structuring Range"), expressed as a Percentage of PSA. The Structuring Range for the PAC Certificates is 125% through 300% PSA. There can be no assurance that the Certificate Balances of the PAC Certificates will conform on any Distribution Date to the applicable PAC Certificate Balance listed in the PAC Schedules, or that distributions of principal on such Classes will begin or end on the dates indicated in such schedule, even if prepayments occur at rates that are within the Structuring Range set forth above.

                  If the Mortgage Loans prepay at rates that are generally below the expected range, the amount available for principal distributions on any Distribution Date may be insufficient to reduce the Certificate Balances of the PAC Certificates to their PAC Certificate Balances, and the weighted average lives of the PAC Certificates may be extended, perhaps significantly. Conversely, if the Mortgage Loans prepay at rates that are generally above the expected range, the weighted average lives of the PAC Certificates may be shortened, perhaps significantly.

Support Certificates

                  The prepayment stability of the PAC Certificates will be supported by the Class IIIA-5 and Class IIIA-6 Certificates.

                  In general, the weighted average lives of the Certificates supporting other Classes of Certificates as described above will be more sensitive to Mortgage Loan prepayments than those of the Classes they are supporting. Certain supporting Classes may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

                  To the extent that a low rate of principal payments on the related Mortgage Loans results in the related Principal Distribution Amount on any Distribution Date being equal to or less than the amount required to be distributed as principal on any Class of Certificates that pays principal in accordance with a schedule, the Certificates supporting such Class will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in the related Principal Distribution Amount being in excess of the amount needed to maintain scheduled payments on any Class of Certificates, such excess funds will be applied, to the extent of the related Senior Principal Distribution Amount, to the supporting Classes in accordance with their schedules, if applicable, or until their Certificate Balances have been reduced to zero. Thus, a rapid rate of prepayments in respect of the related Mortgage Loans may significantly shorten the weighted average lives of certain Classes of support Certificates, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of certain Classes of support Certificates.

Prepayment Assumptions

                  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Bond Market Association's Standard Prepayment Assumption Model (the "Prepayment Speed Assumption" or "PSA"). PSA assumes that mortgages will prepay at an annual rate of 0.2% in the first month after origination, that the prepayment rate increases at an annual rate of 0.2% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months (this assumption is called "100% PSA"). For example, at 100% PSA, mortgage loans with a loan age of three months (i.e. mortgage loans in their fourth month after origination) are assumed to prepay at an annual rate of 0.8%. "0% PSA" assumes no prepayments; "50% PSA" assumes prepayment rates equal to one-half times 100% PSA; "200% PSA" assumes prepayment rates equal to two times 100% PSA; and so forth. PSA is not a description of historical prepayment experiences or a prediction of the mortgages' rate of prepayment.

                  None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the mortgage loans will prepay at any given percentage of PSA. The actual rate of prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the mortgage loans underlying the certificates, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the mortgage loans underlying the certificates. Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the mortgage loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the mortgage loans and, correspondingly, an earlier than expected retirement of the certificates.

                  This prospectus supplement does not describe the specific factors that will affect the prepayment of the mortgage loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the mortgage loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the mortgage loans that will be paid as of any date or the overall rate of prepayment.

                  For purposes of the tables in Appendix A, it is assumed (collectively, the "Modeling Assumptions") that the mortgage loans consist of the following groups of mortgage loans, which have the common characteristics indicated:

                             Assumed Mortgage Loans

                                                                                  Weighted
                                                                                  Average
                                                                                 Amortized
                                                                                 Remaining     Weighted
                                               Weighted                           Term to      Average
                               Principal       Average        Weighted Average    Maturity       Age
                              Balance($)     Gross Rate(%)       Net Rate(%)       (Months)     (Months)
--------------------      --------------     -------------    ----------------   ----------    ---------
Subgroup I-P                  877,299.08     5.1250000000       4.8750000000        353           3
Subgroup I-A               69,595,495.41     5.5329557950       5.2829557950        357           3
Subgroup I-B              297,630,297.14     6.0073315390       5.7541575003        353           5
Subgroup I-C               62,526,188.51     7.1056223603       6.8386046598        322          32
Subgroup II-P               1,114,702.72     4.8308344556       4.5808344556        170           8
Subgroup II-A             109,677,512.36     5.4484045315       5.1984045315        164          12
Subgroup II-B                 829,214.95     5.8081246952       5.5581246952        169          11


                  When the related Applicable Fractions are applied to each of the mortgage loans comprising the above assumed mortgage loans, the following Collateral Groups are obtained, which were used in preparing the tables in Appendix A:

                             Assumed Mortgage Loans

                                                                                                              Weighted
                                                                                                               Average
                                                                                                              Amortized
                                                                                                              Remaining     Weighted
                                                                                 Weighted                      Term to      Average
                                                                   Principal      Average       Designated    Maturity       Age
                                                                  Balance($)   Gross Rate(%)      Rate(%)     (Months)     (Months)
-------------------------------------------------------------  -------------   -------------   ------------   ----------   ---------
Collateral Group I
    Applicable Fraction of Subgroup I-P                            855,366.60   5.1250000000    5.0000000000     353          5
    Applicable Fraction of Subgroup I-A                         30,210,597.94   5.4629865611    5.0000000000     356          3
Collateral Group II
     Applicable Fraction of Subgroup I-A                        39,384,897.47   5.5866264284    5.5000000000     357          3
     Applicable Fraction of Subgroup I-B                       221,985,324.82   5.9207604447    5.5000000000     355          4
Collateral Group III
     Applicable Fraction of Subgroup I-B                        75,644,972.32   6.2613803130    6.5000000000     348          9
     Applicable Fraction of Subgroup I-C                        62,526,188.51   7.1056223603    6.5000000000     322          32
Collateral Group IV
     Applicable Fraction of Subgroup II-P                        1,021,253.73   4.8316138109    5.0000000000     170          8
     Applicable Fraction of Subgroup II-A                       66,156,481.44   5.4003518629    5.0000000000     165          12
Collateral Group V
     Applicable Fraction of Subgroup II-A                       43,521,030.92   5.5214495724    5.5000000000     163          12
     Applicable Fraction of Subgroup II-B                          829,214.95   5.8081246952    5.5000000000     169          11
Collateral Group I-P
     Applicable Fraction of Subgroup I-P                            21,932.48   5.1250000000    0.0000000000     353          5
Collateral Group II-P
     Applicable Fraction of Subgroup II-P                           93,448.99   4.8223173010    0.0000000000     171          8
Interest Only Collateral Group
     Applicable Fraction of Subgroup I-C to A-X(I) Component     3,024,522.68   7.4149277457    7.0000000000     320          34
     Applicable Fraction of Subgroup II-B to A-X(II) Component       6,885.41   5.8750000000    7.0000000000     161          19


and that:

         (1) The LIBOR Index remains constant at 1.10% (except where otherwise noted),

         (2) scheduled payments on all mortgage loans are received on the first day of each month beginning June 1, 2004,

         (3) any prepayments in full on the mortgage loans are received on the last day of each month, beginning on May 31, 2004 and include 30 days of interest thereon,

         (4)      there are no defaults or delinquencies on the mortgage loans,

         (5)      optional termination of the Trust Fund does not occur,

         (6) there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day,

         (7) the mortgage loans prepay at the indicated constant percentages of the applicable Pricing Speed,

         (8)      the date of issuance for the certificates is May 27, 2004,

         (9) cash distributions are received by the certificateholders on the 25th day of each month when due,

         (10) the scheduled monthly payments for each mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the mortgage loan will fully amortize on its maturity date, and

         (11) the percentages shown under "Description of the Certificates -- Priority of Distributions" are derived from the actual balances of the related Class of Certificates.

                  The approximate Certificate Balances of the junior subordinate certificates as of the Closing Date will be as follows: $1,084,000, $1,085,000, and $542,328 for the Class B4, Class B5 and Class B6 Certificates, respectively.

                  Any discrepancy between the actual characteristics of the mortgage loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Certificate Balances set forth in the tables in Appendix A and the weighted average lives of the offered certificates. In addition, to the extent that the characteristics of the actual mortgage loans and the initial Certificate Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Certificate Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.

                  Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Certificate Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the mortgage loans equals the indicated percentage of PSA. There is no assurance, however, that prepayments of the mortgage loans will conform to any given percentage of PSA.

                  Based on the assumptions described above, the tables in Appendix A indicate the projected weighted average lives of the offered certificates and provide the percentages of the initial outstanding Certificate Balance of each class of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable Pricing Speed (as defined herein). The "Pricing Speed" for the Senior Certificates related to Collateral Group I, Collateral Group II, Collateral Group IV and Collateral Group V is 300% PSA; for the portion of the Subordinate Certificates related to Collateral Group I, Collateral Group II, Collateral Group III, Collateral Group IV and Collateral Group V is 300% PSA; and the Pricing Speed for the Senior Certificates related to Collateral Group III is 400% PSA.

Lack of Historical Prepayment Data

                  There are no historical prepayment data available for the mortgage loans underlying the certificates, and comparable data are not available because the mortgage loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the mortgage loans underlying the certificates may have characteristics that differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

                  GSMSC makes no representation that the mortgage loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in "-- Yield Considerations with Respect to the Interest Only and Principal Only Certificates" and -- Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the mortgage loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Interest Only and Principal Only Certificates and the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the mortgage loans and the suitability of the offered certificates to their investment objectives.

Yield Considerations with Respect to the Interest Only and Principal Only Certificates

                  The yield to maturity on the Class A-X Certificates will be extremely sensitive to the level of principal prepayments on the Premium Loans. The interest payable to the Class A-X Certificates is based on (i) the excess of the weighted average of the Net Rates for the Premium Loans over (ii) 6.50%, in the case of the A-X(I) Component and 5.50%, in the case of the A-X(II) Component. Therefore, the yield to maturity on the Class A-X Certificates will be adversely affected as a result of faster-than-expected principal prepayments on the Premium Loans. Prospective investors should fully consider the risks associated with an investment in the Class A-X Certificates, including the possibility that if the rate of principal prepayments on the Premium Loans is rapid or an optional termination of the Trust Fund occurs, such investors may not fully recoup their initial investments and may experience a negative yield on their investments.

                  The foregoing yield considerations generally also apply to the Class IIIA-2 Certificates, which are also Interest Only Certificates. Although the Class IIIA-2 Certificates receive payments from mortgage loans other than the Premium Loans, their yield will be very sensitive to the rate of prepayments on mortgage loans contributing to Collateral Group III. In addition, the yield on the Class IIIA-6 Certificates will be very sensitive to increases in LIBOR. Because the interest rate on the Class IIIA-6 Certificates varies inversely with LIBOR, increases in LIBOR will reduce the yield on such Certificates.

                  The yield to maturity on the Class A-P Certificates will be extremely sensitive to the level of principal prepayments on the Group I Discount Loans and Group II Discount Loans. The principal payable to the Class A-P Certificates is derived solely from the related Discount Loans. Therefore, the yield to maturity on the Class A-P Certificates will be adversely affected by slower-than-expected prepayments of such Discount Loans and could be reduced to zero.

                  Because the interest payable on the Class A-X Certificates is based upon only the Premium Loans, and the principal distributable to the Class A-P Certificates is derived only from the Discount Loans, it is possible that faster-than-expected principal prepayments on the Premium Loans may occur at the same time as slower-than-expected principal prepayments on the Discount Loans, which would result in a lower yield to maturity for the Interest Only Certificates and the Principal Only Certificates.

                  To illustrate the significance of different rates of prepayment on the distributions on the Interest Only Certificates, the Principal Only Certificates and the Class IIIA-6 Certificates, the tables below indicate the approximate pre-tax yields to maturity for each class of Interest Only Certificates and Principal Only Certificates and the Class IIIA-6 Certificates (on a corporate bond equivalent basis) under the different percentages of PSA indicated.

                  Any differences between the assumptions and the actual characteristics and performance of the Premium Loans, in the case of the Interest Only Certificates and of the Discount Loans, in the case of the Principal Only Certificates, may result in yields to maturity for such classes being different from those shown in the table for such Class of Certificates.

                  Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the Premium Loans and Discount Loans will prepay at a constant level of PSA until maturity or that all of the Premium Loans and Discount Loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

                  The sensitivity table for the Interest Only and Principal Only Certificates below is based on the Modeling Assumptions, and assumes further that the certificates are purchased at the price set forth in the table plus accrued interest from the Cut-Off Date. There can be no assurance that the Mortgage Loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in the table below. The actual price to be paid on the Interest Only and Principal Only Certificates has not been determined and will depend on the characteristics of the Mortgage Loans as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

               Pretax Yield of the Class IIIA-2 Certificates at an
  Assumed Purchase Price of 14.00% of the Initial Class IIIA-2 Notional Amount
                   Plus Accrued Interest from the Cut-Off Date

                           Percentage of Pricing Speed

      0%             75%              100%              150%              200%
      --             ---              ----              ----              ----
    45.93%          22.65%           16.59%            (4.57)%          (29.26)%

                  Based on a constant prepayment rate of approximately 140% PSA, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class IIIA-2 Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling those rates for all other months, an investor in the Class IIIA-2 Certificates would not fully recover the initial purchase price of the certificates.


               Pretax Yield of the Class IIIA-6 Certificates at an
    Assumed Purchase Price of 100.00% of the Initial Class Principal Balance
                        of the Class IIIA-6 Certificates
                   Plus Accrued Interest from the Cut-Off Date

                           Percentage of Pricing Speed

Level of Libor          0%       75%       100%       150%     200%
                        --       ---       ----       ----     ----
1.10%                 37.77%    37.77%    37.77%     37.76%   37.76%
2.10%                 30.52%    30.72%    30.89%     31.22%   31.58%
3.10%                 23.39%    23.79%    24.14%     24.79%   25.49%
6.50% and above        0.11%     1.10%     2.10%      3.74%    5.53%

                Pretax Yield of the Class A-X Certificates at an
   Assumed Purchase Price of 18.25 % of the Initial Class A-X Notional Amount
                   Plus Accrued Interest from the Cut-Off Date

                           Percentage of Pricing Speed

       0%            75%            100%             150%            200%
       --            ---            ----             ----            ----
     38.59%         22.36%         16.67%            4.78%         (7.88)%


                  Based on a constant prepayment rate of approximately 169% PSA, the assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class A-X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling those rates for all other months, an investor in the Class A-X Certificates would not fully recover the initial purchase price of the certificates.

                Pretax Yield of the Class A-P Certificates at an
       Assumed Purchase Price of 65.00% of the Initial Certificate Balance

                           Percentage of Pricing Speed

        0%             75%           100%              150%               200%
        --             ---           ----              ----               ----
      4.83%           9.97%         11.83%            15.66%             19.52%

                  The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the Interest Only and Principal Only Certificates, as the case may be, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest, if any. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

Yield Considerations with Respect to the Senior Subordinate Certificates

                  If the aggregate Certificate Balance of the Junior Subordinate Certificates is reduced to zero, the yield to maturity on the Senior Subordinate Certificates will become extremely sensitive to losses on the mortgage loans contributing to the related Collateral Groups and the timing of those losses, because the entire amount of those losses will generally be allocated first to the Junior Subordinate Certificates in reverse order of seniority. The aggregate initial Certificate Balance of the Junior Subordinate Certificates is equal to approximately 0.50% of the sum of the Applicable Fractions of the scheduled principal balances of the mortgage loans contributing to the related Collateral Groups as of the Cut-Off Date.

Additional Information

                  GSMSC intends to file with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature, and the information contained in the Current Report is subject to, and superseded by, the information in this prospectus supplement.

                               CREDIT ENHANCEMENTS

Subordination

                  The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the related Subordinate Certificates. In addition, no class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until the related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before that Distribution Date. See "Description of the Certificates -- Priority of Distributions" in this prospectus supplement.

                  Losses on mortgage loans will be borne by the related Subordinate Certificates then outstanding in reverse numerical order. If all Subordinate Certificates have been paid in full then thereafter losses on the mortgage loans will be allocated to the Collateral Groups to which the related Mortgage Loan contributed and, within a Collateral Group, will be allocated pro rata among the Senior Certificates. See "Description of the Certificates -- Subordination and Allocation of Losses" in this prospectus supplement.

Shifting Interests

                  The Senior Certificates (other than the Principal Only Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata shares of all scheduled principal payments for the related group and 100% of all principal prepayments for the related group until the 5th anniversary of the first Distribution Date. Thereafter, the Senior Certificates (other than the Principal Only Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments (subject to certain triggers that would reduce payments to the related Subordinate Certificates). This will result in a faster rate of return of principal to such Senior Certificates (other than the Principal Only Certificates and the Interest Only Certificates) than would occur if such Senior Certificates and related Subordinate Certificates received all payments, including prepayments, pro rata with the related Subordinate Certificates, and increases the likelihood that holders of Senior Certificates (other than the Principal Only Certificates and the Interest Only Certificates) will be paid the full amount of principal to which they are entitled. The Class 1A-3, Class IIA-5, Class IIA-6 and Class IIIA-4 Certificates will not necessarily benefit from this accelerated repayment.

                  If the subordination level for any class of Subordinate Certificates on any Distribution Date is less than the subordination level on the Closing Date for such class of Subordinate Certificates (the "Initial Subordination Levels") the most senior class of Subordinate Certificates that has not maintained its Initial Subordination Level and all Classes of Subordinate Certificates senior thereto will receive pro rata distributions from principal prepayments otherwise payable to junior classes of Subordinate Certificates. For a more detailed description of how principal prepayments are allocated among the Senior Certificates and the Subordinate Certificates, see "Description of the Certificates -- Priority of Distributions" and the related definitions under "Description of the Certificates -- Glossary of Definitions Relating to the Priority of Distributions" in this prospectus supplement.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The Trust Agreement provides that the Trust Fund will comprise one or more REMICs. The Trustee will cause a REMIC election to be made with respect to each REMIC formed pursuant to the Trust Agreement. Each such REMIC will designate a single class of interests as the residual interest in that REMIC, and the Class R Certificates will represent ownership of each of the residual interests. Upon the issuance of the offered certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

                  The Securities Administrator, on behalf of the Trustee, will be the Tax Administrator with respect to each of the REMICs, as described in the prospectus. See "Federal Income Tax Consequences" in the prospectus for further information regarding the federal income tax treatment of REMICs and the federal income tax consequences of investing in the offered certificates.

Tax Treatment of REMIC Regular Interests

                  The offered certificates will be REMIC regular interests. See "Federal Income Tax Consequences -- Tax Treatment of REMIC Regular Interests, FASIT Regular Interests, and Other Debt Instruments" in the prospectus.

                  All interest and original issue discount ("OID") on the offered certificates will be includible in certificateholders' income using the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the Trustee will treat the Class IIA-2 Certificates, the Class IIA-4 Certificates, the Interest Only Certificates and the Principal Only Certificates as having been issued with OID, and may treat other Classes of offered certificates as having been issued with OID. The Interest Only Certificates will be Interest Weighted Certificates (as defined in the prospectus).

                  The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes is 300% PSA for Collateral Group I, Collateral Group II, Collateral Group IV and Collateral Group V; and 400% PSA for Collateral Group III, as described in this prospectus supplement under "Yield and Prepayment Considerations." No representation is made that the mortgage loans will prepay at those rates or any other rates.

                  If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. If that happens, certificateholders generally will not be entitled to a deduction for that amount, but generally will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual period. See "Federal Income Tax Consequences -- OID" in the prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

                  For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or "SMMEA," the Senior Certificates and the Class B1 Certificates will constitute "mortgage related securities" when they are issued. These mortgage related securities, or "SMMEA Certificates," will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in "mortgage related securities," the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by the legislation. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                  SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

                  Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                              ERISA CONSIDERATIONS

                  ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account. Plans, insurance companies or other persons investing Plan Assets (see "ERISA Considerations" in the prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter exemption, as described under "ERISA Considerations -- Underwriter Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the offered certificates other than the Residual Certificates. However, the underwriter's exemption contains several conditions, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  The Department of Labor amended the underwriter's exemption to permit Plans to purchase and hold subordinate certificates such as the Senior Subordinate Certificates if they are rated "BBB-" or better at the time of purchase. See "ERISA Considerations -- Underwriter Exemption" in the prospectus. A Plan, or other purchaser acting on its behalf or with Plan assets, that purchases the Senior Subordinate Certificates will be deemed to have represented that:

(1)      the rating condition was satisfied at the time of purchase; or

(2)      the following condition is satisfied:

         (a)      it is an insurance company;

         (b) the source of funds used to acquire or hold the certificates is an 'insurance company general account' as that term is defined in PTCE 95-60; and

         (c) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  The Trust Agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan assets, will:

(3) indemnify and hold harmless GSMSC, the Trustee, each Servicer and the Underwriter from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

(4) be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

                  Any fiduciary or other investor of Plan assets that proposes to own the offered certificates on behalf of or with Plan assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

                  GSMSC makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

                  GSMSC has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, all of the offered certificates. An underwriting agreement between GSMSC and the Underwriter governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to GSMSC from the sale of the offered certificates, before deducting expenses estimated to be $500,000 will be approximately 99.59% of the initial aggregate principal balance of the offered certificates. Under the underwriting agreement, the Underwriter has agreed to take and pay for all of the offered certificates, if any are taken. The Underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to GSMSC and the proceeds from the sale of the offered certificates realized by the Underwriter will constitute underwriting discounts and commissions.

                  GSMSC has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

                  The Underwriter is an affiliate of the Depositor and GSMC.

                                  LEGAL MATTERS

                  McKee Nelson LLP, Washington, DC, as GSMSC's counsel and as special counsel to the Depositor, will deliver legal opinions required by the underwriting agreement will pass upon certain legal matters on behalf of the Underwriter.

                               CERTIFICATE RATINGS

It is a condition to the issuance of the offered certificates that they receive the ratings from S&P and Fitch indicated:

                                           Rating Agency
                                    ----------------------------
Class                               S&P                    Fitch
-----                               ---                    -----

IA-1                                AAA                     AAA
IA-2                                AAA                     AAA
IA-3                                AAA                     AAA
IIA-1                               AAA                     AAA
IIA-2                               AAA                     AAA
IIA-3                               AAA                     AAA
IIA-4                               AAA                     AAA
IIA-5                               AAA                     AAA
IIA-6                               AAA                     AAA
IIA-7                               AAA                     AAA
IIA-8                               AAA                     AAA
IIIA-1                              AAA                     AAA
IIIA-2                              AAA                     AAA
IIIA-3                              AAA                     AAA
IIIA-4                              AAA                     AAA
IIIA-5                              AAA                     AAA
IIIA-6                              AAA                     AAA
IVA-1                               AAA                     AAA
VA-1                                AAA                     AAA
A-P                                 AAA                     AAA
A-X                                 AAA                     AAA
B1                                  AA                      N/R
B2                                   A                      N/R
B3                                  BBB                     N/R

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                  The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying mortgage loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this prospectus supplement.

                  Interest Only (IO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

                  Principal Only (PO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are slower than anticipated, investors' yield may be adversely affected. The rating on PO certificates only addresses the return of the principal balances thereof.

                  GSMSC has not requested a rating on the offered certificates by any rating agency other than S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P or Fitch.

                [Remainder of This Page Intentionally Left Blank]

                                INDEX OF TERMS

                  Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.

                                                                          PAGE
                                                                          ----

ABN AMRO...................................................................S-7
ABN AMRO SWSA.............................................................S-35
Accrued Certificate Interest........................................S-11, S-51
Advances..................................................................S-11
A-P Principal Distribution Amount.........................................S-52
Applicable Fraction........................................................S-8
Applicable Fractions......................................................S-33
Apportioned Principal Balance.............................................S-52
Available Distribution Amount.............................................S-59
A-X(I) Component...........................................................S-9
A-X(II) Component..........................................................S-9
BANA ......................................................................S-7
Business Day..............................................................S-10
Certificate Account.......................................................S-11
Certificate Balance.......................................................S-47
Certificate Group.........................................................S-47
Certificate Interest Rate.................................................S-11
Cincinnati Center.........................................................S-80
Class A Certificates.......................................................S-9
Class A-X Notional Amount.................................................S-13
Class IA-3 Percentage.....................................................S-52
Class IA-3 Prepayment Shift
      Percentage..........................................................S-53
Class IA-3 Priority Amount................................................S-52
Class IA-3 Scheduled Principal Percentage.................................S-53
Class IIIA-2 Notional Amount........................................S-13, S-53
Class IIIA-4 Percentage...................................................S-53
Class IIIA-4 Prepayment Shift Percentage..................................S-53
Class IIIA-4 Priority Amount..............................................S-53
Class IIIA-4 Scheduled Principal Percentage...............................S-53
Class Principal Balance...................................................S-48
Closing Date..............................................................S-46
Code ....................................................................S-103
Collateral Group...........................................................S-8
Collateral Group I...................................................S-8, S-34
Collateral Group II..................................................S-8, S-34
Collateral Group III.................................................S-8, S-34
Collateral Group II-P................................................S-8, S-34
Collateral Group I-P.................................................S-8, S-34
Collateral Group IV..................................................S-8, S-34
Collateral Group V...................................................S-8, S-34


                                                                          PAGE
                                                                          ----
Collection Account........................................................S-69
Compensating Interest.....................................................S-92
Component.................................................................S-47
Component Notional Amount...........................................S-14, S-53
Credit Support Depletion Date.............................................S-54
Current Realized Losses...................................................S-54
Curtailments..............................................................S-54
Custodian.................................................................S-86
Cut-Off Date...............................................................S-7
Deferred Principal Amount...........................................S-54, S-64
Depositor..................................................................S-1
Designated Rates..........................................................S-54
Discount Loan.............................................................S-54
Discount Loans............................................................S-14
Distribution Date.........................................................S-10
DTC.......................................................................S-26
Due Date..................................................................S-34
Due Period................................................................S-54
Effective Net Rate.........................................................S-8
Eligible Account..........................................................S-70
Escrow Account............................................................S-84
Events of Default.........................................................S-88
Fifth Third................................................................S-7
Fifth Third SWSA (12/1/03)................................................S-35
Fifth Third SWSA (9/1/03).................................................S-35
Fifth Third SWSAs.........................................................S-35
Fitch ....................................................................S-46
Floating Rate Certificates................................................S-48
Group I Certificates......................................................S-46
Group I Discount Loans....................................................S-50
Group I Premium Loan......................................................S-54
Group I Premium Loans.....................................................S-54
Group II Certificates.....................................................S-46
Group II Discount Loan....................................................S-55
Group II NAS Percentage...................................................S-55
Group II NAS Prepayment Shift Percentage..................................S-55
Group II NAS Priority Amount..............................................S-54
Group II NAS Scheduled Principal Percentage...............................S-55
Group III Certificates....................................................S-46
Group III Premium Loans...................................................S-54
Group IV Certificates.....................................................S-46
Group Subordinate Amount..................................................S-66

                                                                          PAGE
                                                                          ----
Group V Certificates......................................................S-47
GSMC .....................................................................S-34
GSMSC .....................................................................S-1
Initial Subordination Levels..............................................S-15
Interest Accrual Period...................................................S-11
Interest Only Certificate.................................................S-55
Interest Only Certificates................................................S-13
Junior Subordinate Certificates............................................S-9
LIBOR ....................................................................S-48
LIBOR Determination Date..................................................S-49
Liquidated Mortgage Loan..................................................S-55
Liquidation Principal.....................................................S-55
Loan Group.................................................................S-7
Loan Seller...............................................................S-35
Loan Subgroup..............................................................S-7
London Business Day.......................................................S-49
Master Servicer...........................................................S-70
Master Servicer Account...................................................S-69
Master Servicer Event of Default..........................................S-74
Master Servicer Remittance Date...........................................S-10
Master Servicing Fee......................................................S-72
MERS .....................................................................S-38
Modeling Assumptions......................................................S-95
Mortgage Loan Schedule....................................................S-38
Mortgage Loans............................................................S-32
Mortgaged Property........................................................S-34
Nat City Mortgage Co.......................................................S-7
Nat City SWSA.............................................................S-34
Net Rate...................................................................S-8
Non-AP Pool Balance.......................................................S-66
Notional Amount...........................................................S-14
OID ......................................................................S-18
P&I Advance...............................................................S-11
P&I Advances..............................................................S-67
PAC ......................................................................S-13
PAC Certificates..........................................................S-94
PAC Scheduled Amount......................................................S-94
Payoffs...................................................................S-55
Premium Loan..............................................................S-56
Prepayment Speed Assumption...............................................S-95
Principal Only Certificate................................................S-56
Principal Only Certificates...............................................S-14
Principal Payment Amount..................................................S-56
Principal Prepayment Amount...............................................S-56
PSA ......................................................................S-95
Rating Agency.............................................................S-46
Realized Loss.............................................................S-65
Record Date...............................................................S-48
Reference Banks...........................................................S-49
Relief Act................................................................S-51
Relief Act Reduction......................................................S-51


                                                                          PAGE
                                                                          ----
Residual Certificates......................................................S-9
S&P ......................................................................S-46
Scheduled Amount..........................................................S-56
Scheduled Payment.........................................................S-56
Scheduled Payments........................................................S-10
Scheduled Principal Amount................................................S-56
Securities Administrator..................................................S-10
Senior Certificates........................................................S-9
Senior Collateral Group Percentage........................................S-57
Senior Liquidation Amount.................................................S-57
Senior Prepayment Percentage..............................................S-57
Senior Principal Distribution Amount......................................S-58
Senior Subordinate Certificates............................................S-9
Servicer..................................................................S-35
Servicer Remittance Date..................................................S-10
Servicers.................................................................S-35
Servicing Advances........................................................S-11
Servicing Fee.............................................................S-83
Servicing Fee Rate........................................................S-83
SMMEA ...................................................................S-104
SMMEA Certificates.......................................................S-104
Structuring Range.........................................................S-94
Subgroup I-A..............................................................S-33
Subgroup I-B..............................................................S-33
Subgroup I-C..............................................................S-33
Subgroup II-A.............................................................S-33
Subgroup II-B.............................................................S-33
Subgroup II-P.............................................................S-33
Subgroup I-P..............................................................S-33
Subordinate Class Percentage..............................................S-66
Subordinate Liquidation Amount............................................S-58
Subordinate Percentage....................................................S-58
Subordinate Prepayment Percentage.........................................S-58
Subordinate Principal Distribution Amount.................................S-59
Subordinate Principal Prepayment Amount...................................S-59
Subordination Level.......................................................S-59
Subsequent Recovery.......................................................S-65
Total Subordinate Percentage..............................................S-66
Trust Agreement...........................................................S-32
Trust Fund................................................................S-32
Trustee...................................................................S-10
Undercollateralization Distribution.......................................S-67
Undercollateralized Group.................................................S-66
Underwriter................................................................S-1
Unscheduled Principal Amount..............................................S-56
USAP  ....................................................................S-85
Wachovia..................................................................S-10
WaMu  .....................................................................S-7
WaMu FA....................................................................S-7
WaMu FA Purchase Agreement................................................S-34
WaMu FA Servicing Agreement...............................................S-34
WMMSC ....................................................................S-10
WMMSC Servicing Agreement.................................................S-35

                                                                     APPENDIX A

              Percentage of Initial Certificate Balance Outstanding At Various Percentages of the applicable Pricing Speed (1)

                                     Class IA-1 Certificates at the Following
      Distribution Date                    Percentage of Pricing Speed
----------------------------         -------------------------------------------
                                        0%      75%      100%      150%     200%
                                     ------    ----      ----      ----     ----
5/27/04..........................     100      100       100       100      100
5/25/05..........................      98       92        90        87       83
5/25/06..........................      95       78        72        62       52
5/25/07..........................      92       61        52        35       21
5/25/08..........................      89       47        35        16        1
5/25/09..........................      86       34        21         1        0
5/25/10..........................      84       24        11         0        0
5/25/11..........................      80       15         3         0        0
5/25/12..........................      77        9         0         0        0
5/25/13..........................      74        3         0         0        0
5/25/14..........................      70        0         0         0        0
5/25/15..........................      66        0         0         0        0
5/25/16..........................      62        0         0         0        0
5/25/17..........................      58        0         0         0        0
5/25/18..........................      54        0         0         0        0
5/25/19..........................      49        0         0         0        0
5/25/20..........................      44        0         0         0        0
5/25/21..........................      39        0         0         0        0
5/25/22..........................      33        0         0         0        0
5/25/23..........................      27        0         0         0        0
5/25/24..........................      21        0         0         0        0
5/25/25..........................      15        0         0         0        0
5/25/26..........................       8        0         0         0        0
5/25/27..........................       1        0         0         0        0
5/25/28..........................       0        0         0         0        0

Weighted Average Life (years)(1)    13.78     4.15      3.38      2.54     2.10

----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.




                                     S-A-1

              Percentage of Initial Certificate Balance Outstanding At Various Percentages of the applicable Pricing Speed (1)

                                       Class IA-2 Certificates at the Following
            Distribution Date                Percentage of Pricing Speed
-----------------------------------    -----------------------------------------
                                         0%       75%     100%      150%    200%
                                       ------     ---     ----      ----    ----
5/27/04............................     100       100      100      100     100
5/25/05............................     105       105      105      105     105
5/25/06............................     110       110      110      110     110
5/25/07............................     116       116      116      116     116
5/25/08............................     122       122      122      122     122
5/25/09............................     128       128      128      128      36
5/25/10............................     135       135      135       79       0
5/25/11............................     142       142      142       41       0
5/25/12............................     149       149      125       21       0
5/25/13............................     157       157       97       12       0
5/25/14............................     165       150       78        9       0
5/25/15............................     173       126       62        6       0
5/25/16............................     182       105       49        4       0
5/25/17............................     191        88       39        3       0
5/25/18............................     201        73       31        2       0
5/25/19............................     211        61       24        1       0
5/25/20............................     222        50       19        1       0
5/25/21............................     234        41       15        1       0
5/25/22............................     246        34       11        *       0
5/25/23............................     258        27        9        *       0
5/25/24............................     271        22        7        *       0
5/25/25............................     285        17        5        *       0
5/25/26............................     300        14        4        *       0
5/25/27............................     315        11        3        *       0
5/25/28............................     280         8        2        *       0
5/25/29............................     237         6        1        *       0
5/25/30............................     191         4        1        *       0
5/25/31............................     143         3        1        *       0
5/25/32............................      91         1        *        *       0
5/25/33............................      37         1        *        *       0
5/25/34............................       0         0        0        0       0

Weighted Average Life (years)(1)      26.62     14.76    11.56     6.95    4.79

----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.



                                     S-A-2

             Percentage of Initial Certificate Balance Outstanding
           At Various Percentages of the applicable Pricing Speed (1)

                                        Class IA-3 Certificates at the Following
   Distribution Date                         Percentage of Pricing Speed
------------------------------------    ----------------------------------------
                                         0%      75%      100%    150%   200%
                                        ---      ---      ----    ----   ----
5/27/04.............................    100      100      100     100     100
5/25/05.............................    100      100      100     100     100
5/25/06.............................    100      100      100     100     100
5/25/07.............................    100      100      100     100     100
5/25/08.............................    100      100      100     100     100
5/25/09.............................    100      100      100     100     100
5/25/10.............................     98       94       92      89      80
5/25/11.............................     96       86       83      76      47
5/25/12.............................     94       77       72      61      27
5/25/13.............................     91       67       60      46      16
5/25/14.............................     89       56       48      32      10
5/25/15.............................     86       47       38      23       6
5/25/16.............................     84       40       30      16       4
5/25/17.............................     81       33       24      11       2
5/25/18.............................     78       28       19       8       1
5/25/19.............................     74       23       15       6       1
5/25/20.............................     71       19       12       4       1
5/25/21.............................     67       15        9       3       *
5/25/22.............................     64       13        7       2       *
5/25/23.............................     60       10        5       1       *
5/25/24.............................     55        8        4       1       *
5/25/25.............................     51        7        3       1       *
5/25/26.............................     46        5        2       *       *
5/25/27.............................     41        4        2       *       *
5/25/28.............................     36        3        1       *       *
5/25/29.............................     30        2        1       *       *
5/25/30.............................     24        2        1       *       *
5/25/31.............................     18        1        *       *       *
5/25/32.............................     12        1        *       *       *
5/25/33.............................      5        *        *       *       *
5/25/34.............................      0        0        0       0       0

Weighted Average Life (years)(1)      20.04    11.93    10.79    9.31    7.49

----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.





                                     S-A-3

              Percentage of Initial Certificate Balance Outstanding At Various Percentages of the applicable Pricing Speed (1)


                                         Class IIA-1 and Class IIA-7 Certificates at the Following
            Distribution Date                     Percentage of Pricing Speed
------------------------------------     ---------------------------------------------------------
                                                    0%       75%    100%     150%    200%
                                                   ---       ---    ----     ----    ----
5/27/04.............................               100       100     100     100     100
5/25/05.............................                98        89      86      81      75
5/25/06.............................                95        69      61      45      30
5/25/07.............................                93        47      33       9       0
5/25/08.............................                90        27      10       0       0
5/25/09.............................                87        10       0       0       0
5/25/10.............................                84         0       0       0       0
5/25/11.............................                81         0       0       0       0
5/25/12.............................                78         0       0       0       0
5/25/13.............................                75         0       0       0       0
5/25/14.............................                71         0       0       0       0
5/25/15.............................                67         0       0       0       0
5/25/16.............................                63         0       0       0       0
5/25/17.............................                59         0       0       0       0
5/25/18.............................                55         0       0       0       0
5/25/19.............................                50         0       0       0       0
5/25/20.............................                45         0       0       0       0
5/25/21.............................                40         0       0       0       0
5/25/22.............................                34         0       0       0       0
5/25/23.............................                28         0       0       0       0
5/25/24.............................                22         0       0       0       0
5/25/25.............................                15         0       0       0       0
5/25/26.............................                 8         0       0       0       0
5/25/27.............................                 *         0       0       0       0
5/25/28.............................                 0         0       0       0       0

Weighted Average Life (years)(1)                 13.91      2.96    2.43    1.87    1.56


----------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.




                                     S-A-4

             Percentage of Initial Certificate Balance Outstanding
           At Various Percentages of the applicable Pricing Speed (1)


                                                   Class IIA-2 Certificates at the Following
             Distribution Date                           Percentage of Pricing Speed
--------------------------------------------     ------------------------------------------------
                                                  0%        75%      100%       150%        200%
                                                 ---        ---      ----       ----        ----
5/27/04....................................      100        100       100       100          100
5/25/05....................................       93         93        93        93           93
5/25/06....................................       86         86        86        86           86
5/25/07....................................       78         78        78        78           78
5/25/08....................................       70         70        70        70            0
5/25/09....................................       61         61        61         0            0
5/25/10....................................       52         52        52         0            0
5/25/11....................................       43         43         0         0            0
5/25/12....................................       33         33         0         0            0
5/25/13....................................       22          0         0         0            0
5/25/14....................................       11          0         0         0            0
5/25/15....................................        0          0         0         0            0

Weighted Average Life (years)(1)                6.02       5.73      4.99      3.84         3.16


----------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.



                                     S-A-5

             Percentage of Initial Certificate Balance Outstanding
           At Various Percentages of the applicable Pricing Speed (1)

                                                        Class IIA-3 Certificates at the Following
           Distribution Date                                   Percentage of Pricing Speed
--------------------------------------             ---------------------------------------------------
                                                    0%           75%        100%       150%       200%
                                                   ---           ---        ----       ----       ----
5/27/04...............................             100           100         100       100         100
5/25/05...............................             100           100         100       100         100
5/25/06...............................             100           100         100       100         100
5/25/07...............................             100           100         100       100         100
5/25/08...............................             100           100         100       100          41
5/25/09...............................             100           100         100        58           0
5/25/10...............................             100           100         100         0           0
5/25/11...............................             100           100          88         0           0
5/25/12...............................             100           100           0         0           0
5/25/13...............................             100            91           0         0           0
5/25/14...............................             100            17           0         0           0
5/25/15...............................              98             0           0         0           0
5/25/16...............................              81             0           0         0           0
5/25/17...............................              62             0           0         0           0
5/25/18...............................              43             0           0         0           0
5/25/19...............................              22             0           0         0           0
5/25/20...............................               *             0           0         0           0
5/25/21...............................               0             0           0         0           0

Weighted Average Life (years)(1)                 13.60          9.59        7.43      5.10        4.00


----------------

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.




                                     S-A-6

             Percentage of Initial Certificate Balance Outstanding
           At Various Percentages of the applicable Pricing Speed (1)


                                                                   Class IIA-4 Certificates at the Following
              Distribution Date                                         Percentage of Pricing Speed
-------------------------------------------------       ---------------------------------------------------------------
                                                          0%              75%           100%         150%         200%
                                                         ---              ---           ----         ----         ----
5/27/04..........................................        100              100            100          100           100
5/25/05..........................................        106              106            106          106           106
5/25/06..........................................        112              112            112          112           112
5/25/07..........................................        118              118            118          118           118
5/25/08..........................................        125              125            125          125           125
5/25/09..........................................        132              132            132          132            39
5/25/10..........................................        139              139            139           93             0
5/25/11..........................................        147              147            147           48             0
5/25/12..........................................        155              155            152           25             0
5/25/13..........................................        164              164            118           14             0
5/25/14..........................................        173              173             94           10             0
5/25/15..........................................        183              154             75            7             0
5/25/16..........................................        193              129             60            5             0
5/25/17..........................................        204              108             47            3             0
5/25/18..........................................        216               90             37            2             0
5/25/19..........................................        228               75             29            2             0
5/25/20..........................................        241               62             23            1             0
5/25/21..........................................        241               51             18            1             0
5/25/22..........................................        241               41             14            1             0
5/25/23..........................................        241               34             11            *             0
5/25/24..........................................        241               27              8            *             0
5/25/25..........................................        241               22              6            *             0
5/25/26..........................................        241               17              5            *             0
5/25/27..........................................        241               13              3            *             0
5/25/28..........................................        241               10              2            *             0
5/25/29..........................................        241                7              2            *             0
5/25/30..........................................        240                5              1            *             0
5/25/31..........................................        178                3              1            *             0
5/25/32..........................................        113                2              *            *             0
5/25/33..........................................         44                1              *            *             0
5/25/34..........................................          0                0              0            0             0

Weighted Average Life (years)(1)                       27.90            15.38          12.11         7.16          4.85


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.



                                     S-A-7

             Percentage of Initial Certificate Balance Outstanding
           At Various Percentages of the applicable Pricing Speed (1)


                                                                   Class IIA-5 and Class IIA-6 at the Following
             Distribution Date                                              Percentage of Pricing Speed
-----------------------------------------------           ------------------------------------------------------------
                                                           0%             75%          100%           150%        200%
                                                          ---             ---          ----           ----        ----
5/27/04........................................           100             100           100           100          100
5/25/05........................................           100             100           100           100          100
5/25/06........................................           100             100           100           100          100
5/25/07........................................           100             100           100           100          100
5/25/08........................................           100             100           100           100          100
5/25/09........................................           100             100           100           100          100
5/25/10........................................            98              94            92            89           78
5/25/11........................................            96              87            83            76           45
5/25/12........................................            94              78            72            61           26
5/25/13........................................            92              67            60            46           16
5/25/14........................................            89              57            48            33           10
5/25/15........................................            87              48            38            23            6
5/25/16........................................            84              40            30            16            4
5/25/17........................................            81              33            24            12            2
5/25/18........................................            78              28            19             8            1
5/25/19........................................            75              23            15             6            1
5/25/20........................................            72              19            12             4            1
5/25/21........................................            68              16             9             3            *
5/25/22........................................            65              13             7             2            *
5/25/23........................................            61              10             5             1            *
5/25/24........................................            56               8             4             1            *
5/25/25........................................            52               7             3             1            *
5/25/26........................................            47               5             2             *            *
5/25/27........................................            42               4             2             *            *
5/25/28........................................            37               3             1             *            *
5/25/29........................................            31               2             1             *            *
5/25/30........................................            25               2             1             *            *
5/25/31........................................            19               1             *             *            *
5/25/32........................................            12               1             *             *            *
5/25/33........................................             5               *             *             *            *
5/25/34........................................             0               0             0             0            0

Weighted Average Life (years)(1)                        20.20           11.97         10.81          9.33         7.44


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.




                                     S-A-8

             Percentage of Initial Certificate Balance Outstanding
           At Various Percentages of the applicable Pricing Speed (1)


                                                            Class IIA-8 Certificates at the
                  Distribution Date                       Following Percentage of Pricing Speed
-------------------------------------------      ----------------------------------------------------
                                                  0%        75%         100%          150%       200%
                                                 ---        ---         ----          ----       ----
5/27/04...................................       100         100         100          100         100
5/25/05...................................       100         100         100          100         100
5/25/06...................................       100         100         100          100         100
5/25/07...................................       100         100         100          100          51
5/25/08...................................       100         100         100           30           0
5/25/09...................................       100         100          68            0           0
5/25/10...................................       100          89          15            0           0
5/25/11...................................       100          46           0            0           0
5/25/12...................................       100          12           0            0           0
5/25/13...................................       100           0           0            0           0
5/25/14...................................       100           0           0            0           0
5/25/15...................................       100           0           0            0           0
5/25/16...................................       100           0           0            0           0
5/25/17...................................       100           0           0            0           0
5/25/18...................................       100           0           0            0           0
5/25/19...................................       100           0           0            0           0
5/25/20...................................       100           0           0            0           0
5/25/21...................................       100           0           0            0           0
5/25/22...................................       100           0           0            0           0
5/25/23...................................       100           0           0            0           0
5/25/24...................................       100           0           0            0           0
5/25/25...................................       100           0           0            0           0
5/25/26...................................       100           0           0            0           0
5/25/27...................................       100           0           0            0           0
5/25/28...................................        69           0           0            0           0
5/25/29...................................        36           0           0            0           0
5/25/30...................................         0           0           0            0           0

Weighted Average Life (years)(1)               24.60        7.01        5.38         3.83        3.05


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.




                                     S-A-9

             Percentage of Initial Certificate Balance Outstanding At Various Percentages of the applicable Pricing Speed(1)


                                              Class IIIA-1 Certificates at the Following
         Distribution Date                    Percentage of the applicable Pricing Speed
-------------------------------------        ---------------------------------------------
                                              0%        75%       100%       150%     200%
                                             ---        ---       ----       ----     ----
5/27/04.............................         100        100        100       100       100
5/25/05.............................          98         85         85        85        85
5/25/06.............................          95         69         69        52        27
5/25/07.............................          92         54         51        18         0
5/25/08.............................          89         40         28         0         0
5/25/09.............................          86         28         10         0         0
5/25/10.............................          83         17          0         0         0
5/25/11.............................          80          8          0         0         0
5/25/12.............................          76          2          0         0         0
5/25/13.............................          72          0          0         0         0
5/25/14.............................          69          0          0         0         0
5/25/15.............................          64          0          0         0         0
5/25/16.............................          60          0          0         0         0
5/25/17.............................          55          0          0         0         0
5/25/18.............................          50          0          0         0         0
5/25/19.............................          44          0          0         0         0
5/25/20.............................          38          0          0         0         0
5/25/21.............................          32          0          0         0         0
5/25/22.............................          25          0          0         0         0
5/25/23.............................          18          0          0         0         0
5/25/24.............................          10          0          0         0         0
5/25/25.............................           2          0          0         0         0
5/25/26.............................           0          0          0         0         0

Weighted Average Life (years)(1)           12.92       3.55       2.96      2.09      1.60


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.




                                     S-A-10

             Percentage of Initial Certificate Balance Outstanding At Various Percentages of the applicable Pricing Speed(1)


                                                 Class IIIA-2 Certificates at the Following
                Distribution Date                          Percentage of Pricing Speed
----------------------------------------       ----------------------------------------------
                                                0%         75%     100%        150%      200%
                                               ----        ---     ----        ----      ----
5/27/04.................................       100         100      100        100        100
5/25/05.................................        98          85       85         85         85
5/25/06.................................        95          69       69         52         27
5/25/07.................................        92          54       51         18          0
5/25/08.................................        89          40       28          0          0
5/25/09.................................        86          28       10          0          0
5/25/10.................................        83          17        0          0          0
5/25/11.................................        80           8        0          0          0
5/25/12.................................        76           2        0          0          0
5/25/13.................................        72           0        0          0          0
5/25/14.................................        69           0        0          0          0
5/25/15.................................        64           0        0          0          0
5/25/16.................................        60           0        0          0          0
5/25/17.................................        55           0        0          0          0
5/25/18.................................        50           0        0          0          0
5/25/19.................................        44           0        0          0          0
5/25/20.................................        38           0        0          0          0
5/25/21.................................        32           0        0          0          0
5/25/22.................................        25           0        0          0          0
5/25/23.................................        18           0        0          0          0
5/25/24.................................        10           0        0          0          0
5/25/25.................................         2           0        0          0          0
5/25/26.................................         0           0        0          0          0

Weighted Average Life (years)(1)             12.92        3.55     2.96       2.09       1.60


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.





                                     S-A-11

             Percentage of Initial Certificate Balance Outstanding At Various Percentages of the applicable Pricing Speed(1)


                                                   Class IIIA-3 Certificates at the Following
             Distribution Date                            Percentage of Pricing Speed
---------------------------------------        --------------------------------------------------
                                                0%          75%       100%        150%       200%
                                               ---          ---       ----        ----       ----
5/27/04................................        100          100        100        100         100
5/25/05................................        100          100        100        100         100
5/25/06................................        100          100        100        100         100
5/25/07................................        100          100        100        100          63
5/25/08................................        100          100        100         76           0
5/25/09................................        100          100        100          0           0
5/25/10................................        100          100         98          0           0
5/25/11................................        100          100         56          0           0
5/25/12................................        100          100         33          0           0
5/25/13................................        100           85         21          0           0
5/25/14................................        100           68         15          0           0
5/25/15................................        100           54         11          0           0
5/25/16................................        100           43          8          0           0
5/25/17................................        100           34          6          0           0
5/25/18................................        100           27          4          0           0
5/25/19................................        100           21          3          0           0
5/25/20................................        100           16          2          0           0
5/25/21................................        100           12          2          0           0
5/25/22................................        100           10          1          0           0
5/25/23................................        100            7          1          0           0
5/25/24................................        100            5          1          0           0
5/25/25................................        100            4          *          0           0
5/25/26................................         60            3          *          0           0
5/25/27................................          4            2          *          0           0
5/25/28................................          1            1          *          0           0
5/25/29................................          1            1          *          0           0
5/25/30................................          *            *          *          0           0
5/25/31................................          *            *          *          0           0
5/25/32................................          0            *          *          0           0
5/25/33................................          0            0          0          0           0

Weighted Average Life (years)(1)             22.25        12.47       8.15       4.33        3.15


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.




                                     S-A-12

             Percentage of Initial Certificate Balance Outstanding At Various Percentages of the applicable Pricing Speed(1)


                                                Class IIIA-4 Certificates at the Following
           Distribution Date                          Percentage of Pricing Speed
--------------------------------------     ---------------------------------------------------
                                            0%         75%          100%       150%       200%
                                           ---         ---          ----       ----       ----
5/27/04...............................     100         100           100       100         100
5/25/05...............................     100         100           100       100         100
5/25/06...............................     100         100           100       100         100
5/25/07...............................     100         100           100       100         100
5/25/08...............................     100         100           100       100          67
5/25/09...............................     100         100           100        95          24
5/25/10...............................      98          92            90        55           5
5/25/11...............................      96          83            78        30           0
5/25/12...............................      94          72            64        17           0
5/25/13...............................      92          60            50        10           0
5/25/14...............................      89          48            37         6           0
5/25/15...............................      86          38            27         4           0
5/25/16...............................      84          30            20         2           0
5/25/17...............................      80          24            15         1           0
5/25/18...............................      77          19            11         1           0
5/25/19...............................      74          15             8         1           0
5/25/20...............................      70          11             6         *           0
5/25/21...............................      66           9             4         *           0
5/25/22...............................      62           7             3         *           0
5/25/23...............................      57           5             2         *           0
5/25/24...............................      52           4             1         *           0
5/25/25...............................      47           3             1         *           0
5/25/26...............................      42           2             1         *           0
5/25/27...............................      36           1             *         *           0
5/25/28...............................      29           1             *         *           0
5/25/29...............................      23           1             *         *           0
5/25/30...............................      15           *             *         *           0
5/25/31...............................       8           *             *         *           0
5/25/32...............................       4           *             *         *           0
5/25/33...............................       0           0             0         0           0

Weighted Average Life (years)(1)         19.36       10.76          9.70      6.75        4.53


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.





                                     S-A-13

             Percentage of Initial Certificate Balance Outstanding At Various Percentages of the applicable Pricing Speed(1)


                                                Class IIIA-5 and Class IIIA-6 Certificates at the
          Distribution Date                          Following Percentage of Pricing Speed
---------------------------------------        ---------------------------------------------------
                                                0%          75%        100%        150%      200%
                                                ---         ---        ----        ----      ----
5/27/04................................         100         100        100         100       100
5/25/05................................         100          76         61          30         0
5/25/06................................         100          51         22           0         0
5/25/07................................         100          30          0           0         0
5/25/08................................         100          16          0           0         0
5/25/09................................         100           7          0           0         0
5/25/10................................         100           5          0           0         0
5/25/11................................         100           4          0           0         0
5/25/12................................         100           3          0           0         0
5/25/13................................         100           3          0           0         0
5/25/14................................         100           2          0           0         0
5/25/15................................         100           2          0           0         0
5/25/16................................         100           1          0           0         0
5/25/17................................         100           1          0           0         0
5/25/18................................         100           1          0           0         0
5/25/19................................         100           1          0           0         0
5/25/20................................         100           *          0           0         0
5/25/21................................         100           *          0           0         0
5/25/22................................         100           *          0           0         0
5/25/23................................         100           *          0           0         0
5/25/24................................         100           *          0           0         0
5/25/25................................         100           *          0           0         0
5/25/26................................         100           *          0           0         0
5/25/27................................         100           *          0           0         0
5/25/28................................          83           *          0           0         0
5/25/29................................          64           *          0           0         0
5/25/30................................          43           *          0           0         0
5/25/31................................          23           *          0           0         0
5/25/32................................          12           *          0           0         0
5/25/33................................           0           0          0           0         0

Weighted Average Life (years)(1)              25.79       2.56        1.33        0.75      0.51


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.




                                     S-A-14

             Percentage of Initial Certificate Balance Outstanding At Various Percentages of the applicable Pricing Speed(1)


                                                 Class IVA-1 Certificates at the Following
               Distribution Date                         Percentage of Pricing Speed
-----------------------------------------      ----------------------------------------------
                                               0%         75%        100%       150%    200%
                                               ---        ---        ----       ----    ----
5/27/04..................................      100        100         100       100      100
5/25/05..................................       95         87          84        79       73
5/25/06..................................       90         71          65        55       45
5/25/07..................................       84         57          50        37       26
5/25/08..................................       78         46          38        24       15
5/25/09..................................       72         36          28        16        8
5/25/10..................................       65         28          21        10        4
5/25/11..................................       58         22          15         6        2
5/25/12..................................       51         16          11         4        1
5/25/13..................................       43         12           7         2        1
5/25/14..................................       35          8           5         1        *
5/25/15..................................       26          5           3         1        *
5/25/16..................................       17          3           2         *        *
5/25/17..................................        8          1           1         *        *
5/25/18..................................        *          *           *         *        *
5/25/19..................................        0          0           0         0        0

Weighted Average Life (years)(1)              7.75       4.47        3.82      2.88     2.27



----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.




                                     S-A-15

             Percentage of Initial Certificate Balance Outstanding At Various Percentages of the applicable Pricing Speed(1)


                                               Class VA-1 Certificates at the Following
          Distribution Date                           Percentage of Pricing Speed
----------------------------------------      -------------------------------------------
                                              0%         75%      100%      150%     200%
                                              ---        ---      ----      ----     ----
5/27/04.................................      100        100       100      100       100
5/25/05.................................       95         87        84       79        73
5/25/06.................................       90         71        65       54        44
5/25/07.................................       84         57        50       37        26
5/25/08.................................       78         46        38       24        15
5/25/09.................................       72         36        28       16         8
5/25/10.................................       65         28        21       10         4
5/25/11.................................       58         22        15        6         2
5/25/12.................................       50         16        11        4         1
5/25/13.................................       42         12         7        2         1
5/25/14.................................       34          8         5        1         *
5/25/15.................................       25          5         3        1         *
5/25/16.................................       16          3         2        *         *
5/25/17.................................        6          1         *        *         *
5/25/18.................................        *          *         *        *         *
5/25/19.................................        0          0         0        0         0

Weighted Average Life (years)(1)             7.67       4.45      3.80     2.88      2.27


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.




                                     S-A-16

             Percentage of Initial Certificate Balance Outstanding
           At Various Percentages of the applicable Pricing Speed (1)


                                                Class A-P Certificates at the
            Distribution Date                Following Percentage of Pricing Speed
------------------------------------    -----------------------------------------------
                                         0%        75%         100%      150%      200%
                                        ---        ---         ----      ----      ----
5/27/04.............................    100        100          100      100        100
5/25/05.............................     96         90           88       84         80
5/25/06.............................     91         76           71       61         52
5/25/07.............................     86         62           55       42         32
5/25/08.............................     81         50           42       29         19
5/25/09.............................     76         41           33       20         11
5/25/10.............................     71         33           25       13          7
5/25/11.............................     65         26           19        9          4
5/25/12.............................     59         20           14        6          2
5/25/13.............................     52         16           10        4          1
5/25/14.............................     46         12            7        2          1
5/25/15.............................     39          9            5        2          *
5/25/16.............................     31          6            3        1          *
5/25/17.............................     23          4            2        1          *
5/25/18.............................     15          2            1        *          *
5/25/19.............................     13          2            1        *          *
5/25/20.............................     12          1            1        *          *
5/25/21.............................     11          1            *        *          *
5/25/22.............................     11          1            *        *          *
5/25/23.............................     10          1            *        *          *
5/25/24.............................      9          1            *        *          *
5/25/25.............................      9          *            *        *          *
5/25/26.............................      8          *            *        *          *
5/25/27.............................      7          *            *        *          *
5/25/28.............................      6          *            *        *          *
5/25/29.............................      5          *            *        *          *
5/25/30.............................      4          *            *        *          *
5/25/31.............................      3          *            *        *          *
5/25/32.............................      2          *            *        *          *
5/25/33.............................      1          *            *        *          *
5/25/34.............................      0          0            0        0          0

Weighted Average Life (years)(1)       9.93       5.07         4.30     3.28       2.63


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

*  Indicates a value between 0.0% and 0.5%




                                     S-A-17

             Percentage of Initial Certificate Balance Outstanding
           At Various Percentages of the applicable Pricing Speed (1)


                                       Class B1, Class B2 and Class B3 Certificates at the Following
             Distribution Date                        Percentage of Pricing Speed
                                       --------------------------------------------------------------
                                            0%           75%        100%       150%      200%
                                           ---           ---        ----       ----      ----
5/27/04............................        100           100         100       100        100
5/25/05............................         98            98          98        98         98
5/25/06............................         96            96          96        96         96
5/25/07............................         93            93          93        93         93
5/25/08............................         91            91          91        91         91
5/25/09............................         88            88          88        88         88
5/25/10............................         86            82          81        78         75
5/25/11............................         83            75          72        66         61
5/25/12............................         80            66          62        53         45
5/25/13............................         76            56          50        40         30
5/25/14............................         73            46          39        28         18
5/25/15............................         69            38          31        19         11
5/25/16............................         65            31          24        13          7
5/25/17............................         61            25          18         9          4
5/25/18............................         57            21          14         6          2
5/25/19............................         55            17          11         4          1
5/25/20............................         52            14           9         3          1
5/25/21............................         50            12           7         2          1
5/25/22............................         47             9           5         1          *
5/25/23............................         44             8           4         1          *
5/25/24............................         40             6           3         1          *
5/25/25............................         37             5           2         *          *
5/25/26............................         33             4           2         *          *
5/25/27............................         29             3           1         *          *
5/25/28............................         25             2           1         *          *
5/25/29............................         21             2           1         *          *
5/25/30............................         16             1           *         *          *
5/25/31............................         11             1           *         *          *
5/25/32............................          7             *           *         *          *
5/25/33............................          2             *           *         *          *
5/25/34............................          0             0           0         0          0

Weighted Average Life (years)(1)         16.40         10.42        9.55      8.44       7.75


----------------
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

* Indicates a value between 0.0% and 0.5%.



                                     S-A-18

                                                                     APPENDIX B

                                   All Loans


                                      Original Loan-to-Value Ratios - All Loans
-------------------------------------------------------------------------------------------------------------------
                                                                                              Percentage of the
                                                                  Aggregate Scheduled           Aggregate
                                                                  Principal Balance as          Scheduled
         Range of Original                    Number of                  of the             Principal Balance
        Loan-to-Value Ratios                Mortgage Loans            Cut-Off Date           of All Loans(1)
-----------------------------               --------------        ---------------------     -----------------------
Less than 40.00%.............                   30                   $ 16,662,800                   3.1%
40.00% to  49.99%............                   71                     39,050,965                   7.2
50.00% to  59.99%............                  140                     70,498,508                  13.0
60.00% to  69.99%............                  226                    112,115,743                  20.7
70.00% to  79.99%............                  382                    177,790,489                  32.8
80.00% to  89.99%............                  262                    117,055,842                  21.6
90.00% to 100.00%............                   27                      9,077,141                   1.7
                                             -----                   ------------                 -----
     TOTAL...................                1,138                   $542,251,489                 100.0%
                                             =====                   ============                 =====


--------------
(1)      Column totals may not add to 100% due to rounding.

         At origination, the weighted average loan-to-value ratio of the mortgage loans was approximately 68.51%. As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the mortgage loans was approximately 67.33%.


                      Amortized Remaining Term - All Loans
----------------------------------------------------------------------------------------------------------------

                                                                                            Percentage of the
                                                                  Aggregate Scheduled           Aggregate
                                                                  Principal Balance as          Scheduled
         Amortized Remaining                  Number of                  of the             Principal Balance
           Term (Scheduled)                 Mortgage Loans            Cut-Off Date           of All Loans(1)
-----------------------------               --------------        ---------------------     -----------------------
180 Months or Less                                219                    $111,901,303                20.6%
181 to 240 Months .......                           7                       2,619,987                 0.5
241 to 348 Months .......                         204                      91,929,081                17.0
349 to 360 Months .......                         708                     335,801,118                61.9
                                                -----                    ------------               -----
       TOTAL ............                       1,138                    $542,251,489               100.0%
                                                =====                    ============               =====

--------------
(1)      Column totals may not add to 100% due to rounding.



                                 Age - All Loans
----------------------------------------------------------------------------------------------------------------
                                                                                            Percentage of the
                                                                  Aggregate Scheduled           Aggregate
                                                                  Principal Balance as          Scheduled
                                              Number of                  of the             Principal Balance
        Age                                 Mortgage Loans            Cut-Off Date           of All Loans(1)
-----------------------------               --------------        ---------------------     -----------------------
 0 to  3 Months..............                      508                  $244,932,766                 45.2%
 4 to  6 Months..............                      234                   111,030,797                 20.5
 7 to 12 Months..............                       95                    45,775,225                  8.4
13 to 24 Months..............                      123                    61,157,278                 11.3
25 to 36 Months..............                      150                    67,791,847                 12.5
37 to 48 Months..............                        9                     4,698,871                  0.9
49 to 60 Months..............                        6                     2,076,794                  0.4
61 to 72 Months..............                       12                     4,359,907                  0.8
73 to 84 Months..............                        1                       428,004                  0.1
                                                 -----                  ------------                -----
 TOTAL.......................                    1,138                  $542,251,489                100.0%
                                                 =====                  ============                =====


--------------
(1)      Column totals may not add to 100% due to rounding.

                            Gross Coupon - All Loans
------------------------------------------------------------------------------------------------------------------
                                                                                            Percentage of the
                                                                  Aggregate Scheduled           Aggregate
                                                                  Principal Balance as          Scheduled
                                              Number of                  of the             Principal Balance
        Gross Coupon                        Mortgage Loans            Cut-Off Date           of All Loans(1)
--------------------------------------      --------------        ---------------------     -----------------------
4.75 to 4.99% ........................             3                   $  1,114,703                  0.2%
5.00 to 5.24% ........................             2                        877,299                  0.2
5.25 to 5.49% ........................           133                     67,424,042                 12.4
5.50 to 5.74% ........................           221                    111,848,965                 20.6
5.75 to 5.99% ........................           316                    153,267,864                 28.3
6.00 to 6.24% ........................           183                     84,724,966                 15.6
6.25 to 6.49% ........................            76                     34,010,378                  6.3
6.50 to 6.74% ........................            44                     17,195,742                  3.2
6.75 to 6.99% ........................            82                     36,055,145                  6.6
7.00 to 7.24% ........................            32                     14,191,640                  2.6
7.25 to 7.49% ........................            28                     12,875,322                  2.4
7.50 to 7.74% ........................             8                      3,834,799                  0.7
7.75 to 7.99% ........................             7                      3,300,555                  0.6
8.00% & Above ........................             3                      1,530,068                  0.3
                                              ------                   ------------                -----
     TOTAL ...........................         1,138                   $542,251,489                100.0%
                                              ======                   ============                =====

--------------
(1) Column totals may not add to 100% due to rounding.

         As of the Cut-Off Date, the mortgage gross interest rates for the mortgage loans ranged from approximately 4.750% per annum to 8.125% annum, with a weighted average of approximately 5.956% per annum.


                     Scheduled Principal Balance - All Loans
------------------------------------------------------------------------------------------------------------------
                                                                                            Percentage of the
                                                                  Aggregate Scheduled           Aggregate
            Range of                                              Principal Balance as          Scheduled
       Scheduled Principal                    Number of                  of the             Principal Balance
            Balance                         Mortgage Loans            Cut-Off Date           of All Loans(1)
--------------------------------------      --------------        ---------------------     -----------------------
$   50,000 or Less....................               1                 $     48,005                  0.0%
$   50,001 to  $ 150,000..............              11                    1,129,932                  0.2
$  150,001 to  $ 250,000..............               7                    1,275,217                  0.2
$  250,001 to  $ 350,000..............             134                   43,763,601                  8.1
$  350,001 to  $ 450,000..............             469                  187,130,546                 34.5
$  450,001 to  $ 550,000..............             267                  131,779,542                 24.3
$  550,001 to  $ 650,000..............             145                   87,357,556                 16.1
$  650,001 to  $ 750,000..............              35                   24,526,823                  4.5
$  750,001 to  $1,000,000.............              60                   52,924,212                  9.8
$1,000,001 to  $1,500,000.............               6                    7,183,822                  1.3
$1,500,001 & Above                                   3                    5,132,231                  0.9
                                                 -----                 ------------                -----
     TOTAL.............................          1,138                 $542,251,489                100.0%
                                                 =====                 ============                =====

--------------
(1)      Column totals may not add to 100% due to rounding.

         As of the Cut-off Date, the principal balances of the mortgage loans ranged from approximately $48,005 to $1,848,019, with the average of approximately $476,495.


                               Purpose - All Loans
------------------------------------------------------------------------------------------------------------------
                                                                                            Percentage of the
                                                                  Aggregate Scheduled           Aggregate
                                                                  Principal Balance as          Scheduled
                                              Number of                  of the             Principal Balance
            Loan Purpose                    Mortgage Loans            Cut-Off Date           of All Loans(1)
--------------------------------------      --------------        ---------------------     -------------------
Cashout Refinance ...................            263                 $121,731,827                  22.4%
Construction ........................              8                    4,842,854                   0.9
Purchase ............................            427                  199,013,924                  36.7
Rate/Term Refinance .................            440                  216,662,883                  40.0
                                             -------                 ------------                 -----
     TOTAL ..........................          1,138                 $542,251,489                 100.0%
                                             =======                 ============                 =====

--------------
(1)      Column totals may not add to 100% due to rounding.





                                     S-B-1


                        Documentation Program - All Loans
----------------------------------------------------------------------------------------------------------------
                                                                                            Percentage of the
                                                                  Aggregate Scheduled           Aggregate
                                                                  Principal Balance as          Scheduled
                                              Number of                  of the             Principal Balance
         Documentation Program              Mortgage Loans            Cut-Off Date           of All Loans(1)
--------------------------------------      --------------        ---------------------     -------------------
Full/Alt Documentation...................         1,072                  $517,333,052               95.4%
No Documentation.........................             3                     1,079,526                0.2
No Ratio Verified Assets.................             1                       224,196                0.0
Rapid....................................            23                     8,434,144                1.6
Reduced..................................            10                     5,166,303                1.0
Stated Documentation.....................            26                     8,566,966                1.6
Streamlined Documentation................             3                     1,447,302                0.3
                                                  -----                  ------------              -----
     TOTAL...............................         1,138                  $542,251,489              100.0%
                                                  =====                  ============              =====

--------------
(1)      Column totals may not add to 100% due to rounding.



                          Occupancy Status - All Loans
------------------------------------------------------------------------------------------------------------------
                                                                                            Percentage of the
                                                                  Aggregate Scheduled           Aggregate
                                                                  Principal Balance as          Scheduled
                                              Number of                  of the             Principal Balance
         Occupancy Status                   Mortgage Loans            Cut-Off Date           of All Loans(1)
--------------------------------------      --------------        ---------------------     -------------------
Non-Owner Occupied.....................             4                 $  1,342,758                    0.2%
Owner Occupied.........................         1,092                  521,557,780                   96.2
Second Home............................            42                   19,350,950                    3.6
                                                -----                 ------------                  -----
     TOTAL.............................         1,138                 $542,251,489                  100.0%
                                                =====                 ============                  =====

--------------
(1)      Column totals may not add to 100% due to rounding.


                           Type of Mortgaged Properties Securing the Mortgage Loans -
                                                       All Loans
------------------------------------------------------------------------------------------------------------------
                                                                                            Percentage of the
                                                                  Aggregate Scheduled           Aggregate
                                                                  Principal Balance as          Scheduled
                                              Number of                  of the             Principal Balance
         Property Type                      Mortgage Loans            Cut-Off Date           of All Loans(1)
-----------------------------------------   --------------        ---------------------     -------------------
Two- to Four-Family .....................           13                 $  6,174,295                    1.1%
Condominium..............................           48                   23,870,970                    4.4
Planned Unit Development.................          198                   92,660,082                   17.1
Single Family............................          868                  414,884,100                   76.5
Townhouse................................           11                    4,662,041                    0.9
                                                 -----                 ------------                  -----
     TOTAL...............................        1,138                 $542,251,489                  100.0%
                                                 =====                 ============                  =====

--------------
(1)      Column totals may not add to 100% due to rounding.



                                               Credit Scores - All Loans
------------------------------------------------------------------------------------------------------------------------
                                                                                            Percentage of the
                                                                  Aggregate Scheduled           Aggregate
                                                                  Principal Balance as          Scheduled
                                              Number of                  of the             Principal Balance
         Credit Score                       Mortgage Loans            Cut-Off Date           of All Loans(1)
-----------------------------------------   --------------        ---------------------     -------------------
520 to 539............................            1                  $    427,770                       0.1%
540 to 579............................            1                       292,357                       0.1
580 to 599............................            5                     2,615,082                       0.5
600 to 619............................            4                     1,733,347                       0.3
620 to 639............................           15                     6,814,032                       1.3
640 to 659............................           41                    18,183,831                       3.4
660 to 679............................           70                    30,896,896                       5.7
680 to 699............................          113                    53,483,354                       9.9
700 to 719............................          132                    63,748,863                      11.8
720 to 739............................          132                    61,594,027                      11.4
740 to 759............................          189                    90,519,360                      16.7
760 to 779............................          230                   113,395,358                      20.9
Greater than or equal to 780..........          205                    98,547,211                      18.2
                                              -----                  ------------                     -----
     TOTAL............................        1,138                  $542,251,489                     100.0%
                                              =====                  ============                     =====

--------------
(1)      Column totals may not add to 100% due to rounding.




                  Geographic Distribution by State - All Loans
------------------------------------------------------------------------------------------------------------------
                                                                                            Percentage of the
                                                                  Aggregate Scheduled           Aggregate
                                                                  Principal Balance as          Scheduled
                                              Number of                  of the             Principal Balance
         Property State                     Mortgage Loans            Cut-Off Date           of All Loans(1)
---------------------------------------     --------------        ---------------------     -------------------
Alabama................................             5              $     2,531,140                    0.5%
Arkansas...............................             1                       75,794                    0.0
Arizona................................            15                    6,930,491                    1.3
California.............................           357                  177,706,564                   32.8
Colorado...............................            19                    8,697,192                    1.6
Connecticut............................             5                    2,359,472                    0.4
District of Columbia...................             1                      502,487                    0.1
Delaware...............................             4                    1,496,145                    0.3
Florida................................            75                   34,860,664                    6.4
Georgia................................            18                    8,632,167                    1.6
Hawaii.................................             1                      534,807                    0.1
Iowa...................................             1                      370,205                    0.1
Illinois...............................            37                   17,511,564                    3.2
Indiana................................            36                   16,177,560                    3.0
Kentucky...............................            27                   12,347,492                    2.3
Louisiana..............................             6                    2,455,708                    0.5
Massachusetts..........................            26                   10,861,389                    2.0
Maryland...............................            18                    8,020,580                    1.5
Maine..................................             2                      690,993                    0.1
Michigan...............................            76                   37,757,367                    7.0
Minnesota..............................             3                    1,322,560                    0.2
Missouri...............................             3                    1,216,462                    0.2
North Carolina.........................            21                    9,390,508                    1.7
Nebraska...............................             1                      321,606                    0.1
New Jersey.............................            14                    5,528,351                    1.0
New Mexico.............................             2                    1,071,972                    0.2
Nevada.................................             6                    2,924,762                    0.5
New York...............................            80                   35,995,717                    6.6
Ohio...................................           129                   69,441,614                   12.8
Oklahoma...............................             3                    1,289,176                    0.2
Oregon.................................             2                    1,232,993                    0.2
Pennsylvania...........................             8                    3,123,044                    0.6
South Carolina.........................             5                    2,355,355                    0.4
Tennessee..............................            15                    7,761,391                    1.4
Texas..................................            52                   19,843,995                    3.7
Utah...................................             2                      918,209                    0.2
Virginia...............................            31                   13,480,959                    2.5
Vermont................................             2                    1,047,277                    0.2
Washington.............................            26                   11,618,044                    2.1
Wisconsin..............................             1                      713,538                    0.1
West Virginia..........................             2                    1,134,173                    0.2
                                                -----                 ------------                  -----
     TOTAL.............................         1,138                 $542,251,489                  100.0%
                                                =====                 ============                  =====

--------------
(1)      Column totals may not add to 100% due to rounding.




                                     S-B-2

                                 30 Year Loans



                 Original Loan-to-Value Ratios - 30-Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
            Range of Original                        Mortgage               of the                  30 Year
            Loan-to-Value Ratios                      Loans               Cut-Off Date              Loans(1)
--------------------------------------               --------           -------------            ------------
Less than 40.00% .....................                  18              $ 10,628,563                  2.5%
40.00% to  49.99% ....................                  38                22,216,383                  5.2
50.00% to  59.99% ....................                 112                55,329,104                 12.8
60.00% to  69.99% ....................                 176                85,042,502                 19.7
70.00% to  79.99% ....................                 308               141,314,862                 32.8
80.00% to  89.99% ....................                 242               107,021,503                 24.9
90.00% to 100.00% ....................                  27                 9,077,141                  2.1
                                                     -----              ------------                -----
     TOTAL ...........................                 921              $430,630,058                100.0%
                                                     =====              ============                =====

--------------
(1)      Column totals may not add to 100% due to rounding.

         At origination, the weighted average loan-to-value ratio of the mortgage loans was approximately 69.75%. As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the mortgage loans was approximately 69.10%.



                    Amortized Remaining Term - 30 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
            Amortized Remaining                      Mortgage               of the                  30 Year
            Term (Scheduled)                          Loans               Cut-Off Date              Loans(1)
--------------------------------------               --------           -------------            ------------
180 Months or Less ......................               2               $    279,873                 0.1%
181 to 240 Months .......................               7                  2,619,987                 0.6
241 to 348 Months .......................             204                 91,929,081                21.3
349 to 360 Months .......................             708                335,801,118                78.0
                                                     ----               ------------               -----
     TOTAL ..............................             921               $430,630,058               100.0%
                                                     ====               ============               =====

--------------
(1)      Column totals may not add to 100% due to rounding.



                               Age - 30 Year Total
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  30 Year
                  Age                                 Loans               Cut-Off Date              Loans(1)
--------------------------------------               --------           -------------            ------------
 0 to 3 Months .......................                   507             $244,587,500                 56.8%
 4 to 6 Months .......................                   204               93,920,882                 21.8
 7 to 12 Months ......................                    24                9,970,927                  2.3
13 to 24 Months ......................                     8                2,795,327                  0.6
25 to 36 Months ......................                   150               67,791,847                 15.7
37 to 48 Months ......................                     9                4,698,871                  1.1
49 to 60 Months ......................                     6                2,076,794                  0.5
61 to 72 Months ......................                    12                4,359,907                  1.0
73 to 84 Months ......................                     1                  428,004                  0.1
                                                       -----             ------------                -----
   TOTAL .............................                   921             $430,630,058                100.0%
                                                       =====             ============                =====

--------------
(1)      Column totals may not add to 100% due to rounding.



                                           Gross Coupon - 30 Year Loans
--------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  30 Year
        Gross Coupon                                  Loans               Cut-Off Date              Loans(1)
--------------------------------------               --------           -------------            ------------
5.00 to 5.24%.........................                     2               $    877,299                  0.2%
5.25 to 5.49%.........................                    29                 13,734,944                  3.2
5.50 to 5.74%.........................                   113                 55,860,551                 13.0
5.75 to 5.99%.........................                   314                152,438,649                 35.4
6.00 to 6.24%.........................                   183                 84,724,966                 19.7
6.25 to 6.49%.........................                    76                 34,010,378                  7.9
6.50 to 6.74%.........................                    44                 17,195,742                  4.0
6.75 to 6.99%.........................                    82                 36,055,145                  8.4
7.00 to 7.24%.........................                    32                 14,191,640                  3.3
7.25 to 7.49%.........................                    28                 12,875,322                  3.0
7.50 to 7.74%.........................                     8                  3,834,799                  0.9
7.75 to 7.99%.........................                     7                  3,300,555                  0.8
8.00% & Above.........................                     3                  1,530,068                  0.4
                                                        ----               ------------                -----
   TOTAL...........................                      921               $430,630,058                100.0%
                                                        ====               ============                =====

--------------
(1) Column totals may not add to 100% due to rounding.

         As of the Cut-Off Date, the mortgage gross interest rates for the mortgage loans ranged from approximately 5.125% per annum to 8.125% annum, with a weighted average of approximately 6.088% per annum.



                                     Scheduled Principal Balance - 30 Year Loans
----------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
             Range of                                Mortgage               of the                  30 Year
     Scheduled Principal Balance                      Loans               Cut-Off Date              Loans(1)
--------------------------------------               --------             -------------            ------------
$   50,000 or Less....................                   1                $     48,005                  0.0%
$   50,001 to $  150,000..............                  11                   1,129,932                  0.3
$  150,001 to $  250,000..............                   6                   1,122,755                  0.3
$  250,001 to $  350,000..............                 117                  38,016,936                  8.8
$  350,001 to $  450,000..............                 383                 152,850,636                 35.5
$  450,001 to $  550,000..............                 222                 109,571,290                 25.4
$  550,001 to $  650,000..............                 107                  64,917,907                 15.1
$  650,001 to $  750,000..............                  26                  18,235,518                  4.2
$  750,001 to $1,000,000..............                  43                  37,811,121                  8.8
$1,000,001 to $1,500,000..............                   4                   5,077,939                  1.2
$1,500,001& Above                                        1                   1,848,019                  0.4
                                                       ---                ------------                -----
     TOTAL............................                 921                $430,630,058                100.0%
                                                       ===                ============                =====

--------------
(1)      Column totals may not add to 100% due to rounding.

         As of the Cut-off Date, the principal balances of the mortgage loans ranged from approximately $48,005 to $1,848,019, with the average of approximately $467,568.



                             Purpose - 30 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  30 Year
             Loan Purpose                             Loans               Cut-Off Date              Loans(1)
--------------------------------------               --------             -------------            ------------
Cashout Refinance........................                 199              $  86,838,106              20.2%
Construction.............................                   6                  4,304,809               1.0
Purchase.................................                 403                184,706,757              42.9
Rate/Term Refinance......................                 313                154,780,387              35.9
                                                          ---               ------------             -----
     TOTAL...............................                 921               $430,630,058             100.0%
                                                          ===               ============             =====

--------------
(1)      Column totals may not add to 100% due to rounding.




                                     S-B-3

                      Documentation Program - 30 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  30 Year
     Documentation Program                            Loans               Cut-Off Date              Loans(1)
--------------------------------------               --------             -------------            ------------
Full/Alt Documentation................                 856                $406,155,254                 94.3%
No Documentation......................                   3                   1,079,526                  0.3
No Ratio Verified Assets..............                   1                     224,196                  0.1
Rapid.................................                  23                   8,434,144                  2.0
Reduced...............................                   9                   4,722,671                  1.1
Stated Documentation..................                  26                   8,566,966                  2.0
Streamlined Documentation.............                   3                   1,447,302                  0.3
                                                       ---                ------------                -----
     TOTAL............................                 921                $430,630,058                100.0%
                                                       ===                ============                =====

--------------
(1)      Column totals may not add to 100% due to rounding.



                        Occupancy Status - 30 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  30 Year
     Occupancy Status                                 Loans               Cut-Off Date              Loans(1)
--------------------------------------               --------             -------------            ------------
Non-Owner Occupied....................                     4            $    1,342,758                 0.3%
Owner Occupied........................                   875               409,936,350                95.2
Second Home...........................                    42                19,350,950                 4.5
                                                         ---              ------------               -----
     TOTAL............................                   921              $430,630,058               100.0%
                                                         ===              ============               =====


--------------
(1)      Column totals may not add to 100% due to rounding.


                          Type of Mortgaged Properties Securing the Mortgage Loans -
                                                 30 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  30 Year
          Property Type                               Loans               Cut-Off Date              Loans(1)
--------------------------------------               --------             -------------            ------------
Two- to Four-Family ..................                    13            $    6,174,295                 1.4%
Condominium...........................                    45                21,702,772                 5.0
Planned Unit Development..............                   196                91,474,504                21.2
Single Family.........................                   656               306,616,446                71.2
Townhouse.............................                    11                 4,662,041                 1.1
                                                         ---              ------------               -----
     TOTAL............................                   921              $430,630,058               100.0%
                                                         ===              ============               =====

--------------
(1)      Column totals may not add to 100% due to rounding.

                                           Credit Scores - 30 Year Loans
---------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  30 Year
          Credit Score                                Loans               Cut-Off Date              Loans(1)
--------------------------------------               --------             -------------            ------------
520 to 539............................                    1              $    427,770                   0.1%
540 to 579............................                    1                   292,357                   0.1
580 to 599............................                    5                 2,615,082                   0.6
600 to 619............................                    4                 1,733,347                   0.4
620 to 639............................                   11                 4,815,666                   1.1
640 to 659............................                   31                13,228,701                   3.1
660 to 679............................                   59                26,185,238                   6.1
680 to 699............................                   96                44,937,835                  10.4
700 to 719............................                   90                42,329,786                   9.8
720 to 739............................                  113                51,482,999                  12.0
740 to 759............................                  144                66,967,344                  15.6
760 to 779............................                  186                89,698,951                  20.8
Greater than or equal to 780..........                  180                85,914,981                  20.0
                                                        ---              ------------                 -----
     TOTAL............................                  921              $430,630,058                 100.0%
                                                        ===              ============                 =====


--------------
(1)      Column totals may not add to 100% due to rounding.



                             Geographic Distribution by State - 30 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  30 Year
        Property State                                Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
Alabama................................                   5               $  2,531,140                  0.6%
Arkansas...............................                   1                     75,794                  0.0
Arizona................................                  14                  6,544,908                  1.5
California.............................                 357                177,706,564                 41.3
Colorado...............................                  19                  8,697,192                  2.0
Connecticut............................                   5                  2,359,472                  0.5
District of Columbia...................                   1                    502,487                  0.1
Delaware...............................                   4                  1,496,145                  0.3
Florida................................                  64                 28,643,512                  6.7
Georgia................................                  18                  8,632,167                  2.0
Hawaii.................................                   1                    534,807                  0.1
Idaho..................................                   1                    370,205                  0.1
Illinois...............................                  26                 12,396,875                  2.9
Indiana................................                  11                  4,853,440                  1.1
Kentucky...............................                   8                  3,040,401                  0.7
Louisiana..............................                   6                  2,455,708                  0.6
Massachusetts..........................                  26                 10,861,389                  2.5
Maryland...............................                  18                  8,020,580                  1.9
Maine..................................                   2                    690,993                  0.2
Michigan...............................                  24                 11,341,424                  2.6
Minnesota..............................                   3                  1,322,560                  0.3
Missouri...............................                   3                  1,216,462                  0.3
North Carolina.........................                  21                  9,390,508                  2.2
Nebraska...............................                   1                    321,606                  0.1
New Jersey.............................                  13                  5,084,921                  1.2
New Mexico.............................                   2                  1,071,972                  0.2
Nevada.................................                   6                  2,924,762                  0.7
New York...............................                  78                 35,158,233                  8.2
Ohio...................................                  41                 21,440,442                  5.0
Oklahoma...............................                   3                  1,289,176                  0.3
Oregon.................................                   2                  1,232,993                  0.3
Pennsylvania...........................                   8                  3,123,044                  0.7
South Carolina.........................                   4                  1,982,575                  0.5
Tennessee..............................                  11                  5,597,257                  1.3
Texas..................................                  52                 19,843,995                  4.6
Utah...................................                   2                    918,209                  0.2
Virginia...............................                  31                 13,480,959                  3.1
Vermont................................                   2                  1,047,277                  0.2
Washington.............................                  25                 11,176,585                  2.6
Wisconsin..............................                   1                    713,538                  0.2
West Virginia..........................                   1                    537,781                  0.1
                                                        ---               ------------                -----
     TOTAL.............................                 921               $430,630,058                100.0%
                                                        ===               ============                =====

--------------
(1)      Column totals may not add to 100% due to rounding.





                                     S-B-4

                                 15 Year Loans

                                 Original Loan-to-Value Ratios - 15 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
          Range of Original                          Mortgage               of the                  15 Year
        Loan-to-Value Ratios                          Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
Less than 40.00% .....................                  12                $  6,034,237                  5.4%
40.00% to 49.99% .....................                  33                  16,834,582                 15.1
50.00% to 59.99% .....................                  28                  15,169,404                 13.6
60.00% to 69.99% .....................                  50                  27,073,240                 24.3
70.00% to 79.99% .....................                  74                  36,475,628                 32.7
80.00% to 89.99% .....................                  20                  10,034,339                  9.0
                                                       ---                ------------                -----
TOTAL ................................                 217                $111,621,430                100.0%
                                                       ===                ============                =====


--------------
(1)      Column totals may not add to 100% due to rounding.

         At origination, the weighted average loan-to-value ratio of the mortgage loans was approximately 63.70%. As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the mortgage loans was approximately 60.52%.



                    Amortized Remaining Term - 15 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
           Amortized Remaining                       Mortgage               of the                  15 Year
            Term (Scheduled)                          Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
180 Months or Less.......................               217                $111,621,430               100.0%
                                                        ---                ------------               -----
     TOTAL...............................               217                $111,621,430               100.0%
                                                        ===                ============               =====


--------------
(1)      Column totals may not add to 100% due to rounding.


                                              Age - 15 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  15 Year
                 Age                                  Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
0 to 3 Months ........................                   1                 $    345,266                  0.3%
4 to 6 Months ........................                  30                   17,109,915                 15.3
7 to 12 Months .......................                  71                   35,804,299                 32.1
13 to 24 Months ......................                 115                   58,361,951                 52.3
                                                      ----                 ------------                -----
TOTAL ................................                 217                 $111,621,430                100.0%
                                                      ====                 ============                =====


--------------
(1)      Column totals may not add to 100% due to rounding.



                                         Gross Coupon - 15 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  15 Year
            Gross Coupon                              Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
4.75 to 4.99% ........................                    3              $  1,114,703                  1.0%
5.25 to 5.49% ........................                  104                53,689,098                 48.1
5.50 to 5.74% ........................                  108                55,988,414                 50.2
5.75 to 5.99% ........................                    2                   829,215                  0.7
                                                      -----              ------------                -----
TOTAL ................................                  217              $111,621,430                100.0%
                                                      =====              ============                =====


-------------------
(1) Column totals may not add to 100% due to rounding.

         As of the Cut-Off Date, the mortgage gross interest rates for the mortgage loans ranged from approximately 4.750% per annum to 5.875% annum, with a weighted average of approximately 5.445% per annum.



                                  Scheduled Principal Balance - 15 Year Loans
----------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                Range of                             Mortgage               of the                  15 Year
       Scheduled Principal Balance                    Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
$  150,001 to $  250,000..........                        1              $    152,462                   0.1%
$  250,001 to $  350,000..........                       17                 5,746,664                   5.1
$  350,001 to $  450,000..........                       86                34,279,911                  30.7
$  450,001 to $  550,000..........                       45                22,208,252                  19.9
$  550,001 to $  650,000..........                       38                22,439,649                  20.1
$  650,001 to $  750,000..........                        9                 6,291,306                   5.6
$  750,001 to $1,000,000..........                       17                15,113,091                  13.5
$1,000,001 to $1,500,000 .........                        2                 2,105,883                   1.9
$1,500,001 and above .............                        2                 3,284,212                   2.9
                                                       ----              ------------                 -----
TOTAL ............................                      217              $111,621,430                 100.0%
                                                       ====              ============                 =====

--------------
(1)      Column totals may not add to 100% due to rounding.

         As of the Cut-off Date, the principal balances of the mortgage loans ranged from approximately $152,462 to $1,748,404, with the average of approximately $514,384.


                                            Purpose - 15 Year Loans
----------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  15 Year
             Loan Purpose                             Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
Cashout Refinance........................                64               $ 34,893,721                  31.3%
Construction.............................                 2                    538,045                   0.5
Purchase.................................                24                 14,307,168                  12.8
Rate/Term Refinance......................               127                 61,882,497                  55.4
                                                        ---               ------------                 -----
     TOTAL...............................               217               $111,621,430                 100.0%
                                                        ===               ============                 =====

--------------
(1)      Column totals may not add to 100% due to rounding.


                                    Documentation Program - 15 Year Loans
----------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  15 Year
         Documentation Program                        Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
Full/Alt Documentation...................               216               $111,177,798                  99.6%
Reduced Documentation....................                 1                    443,632                   0.4
                                                        ---               ------------                 -----
     TOTAL...............................               217               $111,621,430                 100.0%
                                                        ===               ============                 =====


--------------
(1)      Column totals may not add to 100% due to rounding.



                                       Occupancy Status - 15 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  15 Year
              Occupancy Status                        Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
Owner Occupied...........................              217                $111,621,430                100.0%
                                                       ---                ------------                -----
     TOTAL...............................              217                $111,621,430                100.0%
                                                       ===                ============                =====


--------------
(1)      Column totals may not add to 100% due to rounding.


                                     S-B-5


                          Type of Mortgaged Properties Securing the Mortgage Loans -
                                                 15 Year Loans
----------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  15 Year
              Occupancy Status                        Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
Condominium..............................                3                $  2,168,198                  1.9%
Planned Unit Development.................                2                   1,185,578                  1.1
Single Family............................              212                 108,267,654                 97.0
                                                       ---                ------------                -----
     TOTAL...............................              217                $111,621,430                100.0%
                                                       ===                ============                =====

--------------
(1)      Column totals may not add to 100% due to rounding.




                                         Credit Scores - 15 Year Loans
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  15 Year
                  Credit Score                        Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
620 to 639............................                  4               $    1,998,366                   1.8%
640 to 659............................                 10                    4,955,130                   4.4
660 to 679............................                 11                    4,711,658                   4.2
680 to 699............................                 17                    8,545,518                   7.7
700 to 719............................                 42                   21,419,077                  19.2
720 to 739............................                 19                   10,111,028                   9.1
740 to 759............................                 45                   23,552,016                  21.1
760 to 779............................                 44                   23,696,407                  21.2
Greater than or equal to 780..........                 25                   12,632,230                  11.3
                                                      ---                 ------------                 -----
     TOTAL............................                217                 $111,621,430                 100.0%
                                                      ===                 ============                 =====



--------------
(1)      Column totals may not add to 100% due to rounding.




                                  Geographic Distribution by State - 15 Year Loans
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                           Aggregate               Aggregate
                                                                           Scheduled               Scheduled
                                                      Number               Principal               Principal
                                                       of                  Balance as              Balance of
                                                     Mortgage               of the                  15 Year
           Property State                             Loans               Cut-Off Date              Loans(1)
---------------------------------------              --------             -------------            ------------
Arizona..................................                 1                  $    385,583               0.3%
Florida..................................                11                     6,217,152               5.6
Illinois.................................                11                     5,114,689               4.6
Indiana..................................                25                    11,324,120              10.1
Kentucky.................................                19                     9,307,091               8.3
Michigan.................................                52                    26,415,943              23.7
New Jersey...............................                 1                       443,430               0.4
New York.................................                 2                       837,484               0.8
Ohio.....................................                88                    48,001,172              43.0
South Carolina...........................                 1                       372,781               0.3
Tennessee................................                 4                     2,164,133               1.9
Washington...............................                 1                       441,459               0.4
West Virginia............................                 1                       596,392               0.5
                                                        ---                  ------------             -----
     TOTAL...............................               217                  $111,621,430             100.0%
                                                        ===                  ============             =====

--------------
(1)      Column totals may not add to 100% due to rounding.


                                     S-B-6

                            Collateral Group I Loans


                          Original Loan-to-Value Ratios - Collateral Group I Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
           Range of Original                         Mortgage               of the                  Group I
          Loan-to-Value Ratios                        Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Less than 40.00%.......................                   3               $  1,070,342                   3.4%
40.00% to  49.99%......................                   5                  1,468,585                   4.7
50.00% to  59.99%......................                  20                  3,541,913                  11.4
60.00% to  69.99%......................                  20                  4,329,811                  13.9
70.00% to  79.99%......................                  53                 12,224,849                  39.3
80.00% to  89.99%......................                  41                  7,981,288                  25.7
90.00% to 100.00%......................                   2                    471,109                   1.5
                                                        ---                -----------                 -----
     TOTAL.............................                 144                $31,087,897                 100.0%
                                                        ===                ===========                 =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    At origination, the weighted average loan-to-value ratio of the mortgage loans was approximately 70.15%. As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the mortgage loans was approximately 69.95%.


                            Amortized Remaining Term - Collateral Group I Loans(1)
----------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
       Amortized Remaining Term                      Mortgage               of the                  Group I
             (Scheduled)                              Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
241 to 348 Months ......................                  4                $ 1,423,866                  4.6%
349 to 360 Months ......................                140                 29,664,031                 95.4
                                                     ------                -----------                -----
TOTAL ..................................                144                $31,087,897                100.0%
                                                     ======                ===========                =====


-----------

(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                                       Age - Collateral Group I Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group I
                  Age                                 Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
 0  to  3 Months.......................                 115                 $24,206,433               77.9%
 4  to  6 Months.......................                  16                   2,841,943                9.1
 7  to 12 Months.......................                  12                   3,954,947               12.7
13  to 24 Months.......................                   1                      84,573                0.3
                                                        ---                 -----------              -----
 TOTAL.................................                 144                 $31,087,897              100.0%
                                                        ===                 ===========              =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                                  Gross Coupon - Collateral Group I Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group I
              Gross Coupon                            Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
5.00 to 5.24% ..........................                  2                 $   877,299                  2.8%
5.25 to 5.49% ..........................                 29                  11,967,524                 38.5
5.50 to 5.74% ..........................                113                  18,243,074                 58.7
                                                     ------                 -----------               -----
TOTAL ..................................                144                 $31,087,897                100.0%
                                                     ======                 ===========               =====

-----------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    As of the Cut-Off Date, the mortgage gross interest rates for the mortgage loans ranged from approximately 5.125% per annum to 5.625% annum, with a weighted average of approximately 5.528% per annum.

                           Scheduled Principal Balance - Collateral Group I Loans(1)
----------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                Range of                             Mortgage               of the                  Group I
         Scheduled Principal Balance                  Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
$ 150,001 to $  250,000................                   1                $   224,196                  0.7%
$ 250,001 to $  350,000................                   6                    583,732                  1.9
$ 350,001 to $  450,000................                  64                 10,930,774                 35.2
$ 450,001 to $  550,000................                  39                  9,712,179                 31.2
$ 550,001 to $  650,000................                  21                  5,372,246                 17.3
$ 650,001 to $  750,000................                   5                  1,747,047                  5.6
$ 750,001 to $1,000,000................                   8                  2,517,723                  8.1
                                                        ---                -----------                -----
     TOTAL.............................                 144                $31,087,897                100.0%
                                                        ===                ===========                =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    As of the Cut-off Date, the principal balances of the mortgage loans ranged from approximately $224,196 to $997,857, with the average of approximately $489,394.


                                     Purpose - Collateral Group I Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group I
             Loan Purpose                             Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Cashout Refinance........................               20                 $ 4,005,922                 12.9%
Purchase.................................               74                  16,963,314                 54.6
Rate/Term Refinance......................               50                  10,118,661                 32.5
                                                       ---                 -----------                -----
     TOTAL...............................              144                 $31,087,897                100.0%
                                                       ===                 ===========                =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.




                                     S-B-7


                              Documentation Program - Collateral Group I Loans(1)
----------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group I
          Documentation Program                       Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Full/Alt Documentation...................               143               $30,863,701                  99.3%
No Ratio Verified Assets.................                 1                   224,196                   0.7
                                                        ---               -----------                 -----
     TOTAL...............................               144               $31,087,897                 100.0%
                                                        ===               ===========                 =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                                Occupancy Status - Collateral Group I Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group I
          Occupancy Status                            Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Owner Occupied...........................              139                $30,385,235                 97.7%
Second Home..............................                5                    702,662                  2.3
                                                       ---                -----------                -----
     TOTAL...............................              144                $31,087,897                100.0%
                                                       ===                ===========                =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                          Type of Mortgaged Properties Securing the Mortgage Loans -
                                          Collateral Group I Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group I
          Property Type                               Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Two- to Four-Family .....................                1                 $   348,883                  1.1%
Condominium..............................               11                   2,067,124                  6.6
Planned Unit Development.................               29                   5,413,151                 17.4
Townhouse................................              101                  22,985,327                 73.9
Single Family............................                2                     273,413                  0.9
                                                       ---                 -----------                -----
     TOTAL...............................              144                 $31,087,897                100.0%
                                                       ===                 ===========                =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                        Geographic Distribution by State - Collateral Group I Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group I
             Property State                           Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Alabama..................................                2                $   312,934                     1.0%
Arizona..................................                2                    336,995                     1.1
California...............................               68                 12,793,031                    41.2
Colorado.................................                2                    504,351                     1.6
Delaware.................................                1                    218,291                     0.7
Florida..................................                8                  2,219,662                     7.1
Georgia..................................                8                  1,750,742                     5.6
Iowa.....................................                1                     92,551                     0.3
Illinois.................................                1                    194,053                     0.6
Kentucky.................................                2                    248,581                     0.8
Louisiana................................                1                    106,022                     0.3
Massachusetts............................                4                  1,510,187                     4.9
Maryland.................................                6                  1,786,236                     5.7
Michigan.................................                4                    943,017                     3.0
Minnesota................................                1                    254,159                     0.8
North Carolina...........................                2                    612,658                     2.0
New York.................................               10                  2,689,220                     8.7
Ohio.....................................                4                    983,383                     3.2
Pennsylvania.............................                1                    459,356                     1.5
Tennessee................................                2                    414,376                     1.3
Texas....................................                4                    543,770                     1.7
Virginia.................................                2                    205,608                     0.7
Vermont..................................                1                    112,259                     0.4
Washington...............................                7                  1,796,453                     5.8
                                                       ---                -----------                   -----
     TOTAL...............................              144                $31,087,897                   100.0%
                                                       ===                ===========                   =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                                  Credit Scores - Collateral Group I Loans(1)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group I
          Credit Score                                Loans               Cut-Off Date              Loans(2)
-------------------------------------                --------             -------------            ------------
620 to 639............................                   1              $     192,087                   0.6%
640 to 659............................                   5                    628,969                   2.0
660 to 679............................                   4                    639,674                   2.1
680 to 699............................                  10                  2,916,089                   9.4
700 to 719............................                  12                  2,888,212                   9.3
720 to 739............................                  14                  2,161,625                   7.0
740 to 759............................                  32                  6,207,304                  20.0
760 to 779............................                  34                  7,452,803                  24.0
Greater than or equal to 780..........                  32                  8,001,134                  25.7
                                                       ---                -----------                 -----
     TOTAL............................                 144                $31,087,897                 100.0%
                                                       ===                ===========                 =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.




                                     S-B-8

                           Collateral Group II Loans


                         Original Loan-to-Value Ratios - Collateral Group II Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
        Range of Original                            Mortgage               of the                  Group II
      Loan-to-Value Ratios                             Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Less than 40.00% .....................                  14                 $  5,882,774                  2.3%
40.00% to 49.99% .....................                  29                   11,567,773                  4.4
50.00% to 59.99% .....................                  92                   35,491,570                 13.6
60.00% to 69.99% .....................                 147                   52,778,360                 20.2
70.00% to 79.99% .....................                 260                   84,402,555                 32.3
80.00% to 89.99% .....................                 209                   67,734,602                 25.9
90.00% to 100.00% ....................                  16                    3,513,172                  1.3
                                                     -----                 ------------                -----
TOTAL ................................                 767                 $261,370,806                100.0%
                                                     =====                 ============                =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    At origination, the weighted average loan-to-value ratio of the mortgage loans was approximately 70.13%. As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the mortgage loans was approximately 69.81%.


                            Amortized Remaining Term - Collateral Group II Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
      Amortized Remaining                            Mortgage               of the                  Group II
       Term (Scheduled)                               Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
181 to 240 Months ....................                    6                $  1,473,055                  0.6%
241 to 348 Months ....................                   73                  11,474,878                  4.4
349 to 360 Months ....................                  688                 248,422,873                 95.0
                                                      -----                ------------                -----
TOTAL ................................                  767                $261,370,806                100.0%
                                                      =====                ============                =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                                        Age - Collateral Group II Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group II
               Age                                    Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
 0 to  3 Months ......................                  496                $187,448,267                 71.7%
 4 to  6 Months ......................                  200                  63,706,518                 24.4
 7 to 12 Months ......................                   16                   4,793,283                  1.8
13 to 24 Months ......................                    4                   1,838,266                  0.7
25 to 36 Months ......................                   50                   3,509,681                  1.3
61 to 72 Months ......................                    1                      74,789                  0.0
                                                      -----                ------------                -----
TOTAL ................................                  767                $261,370,806                100.0%
                                                      =====                ============                =====


----------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                                  Gross Coupon - Collateral Group II Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group II
          Gross Coupon                                Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
5.25 to 5.49% ........................                14                  $  1,767,420                  0.7%
5.50 to 5.74% ........................               113                    37,617,477                 14.4
5.75 to 5.99% ........................               314                   142,241,509                 54.4
6.00 to 6.24% ........................               183                    60,018,790                 23.0
6.25 to 6.49% ........................                76                    15,551,107                  5.9
6.50 to 6.74% ........................                44                     3,711,436                  1.4
6.75 to 6.99% ........................                23                       463,067                  0.2
                                                    ----                  ------------                -----
TOTAL ................................               767                  $261,370,806                100.0%
                                                    ====                  ============                =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    As of the Cut-Off Date, the mortgage gross interest rates for the mortgage loans ranged from approximately 5.375% per annum to 6.750% annum, with a weighted average of approximately 5.930% per annum.


                              Scheduled Principal Balance - Collateral Group II Loans(1)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
               Range of                              Mortgage               of the                  Group II
      Scheduled Principal Balance                     Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
$   50,001 to $  150,000 ..............                  8                $    269,559                    0.1%
$  150,001 to $  250,000 ..............                  3                     165,057                    0.1
$  250,001 to $  350,000 ..............                 65                  12,438,526                    4.8
$  350,001 to $  450,000 ..............                344                  98,185,011                   37.6
$  450,001 to $  550,000 ..............                198                  73,913,579                   28.3
$  550,001 to $  650,000 ..............                 95                  42,082,538                   16.1
$  650,001 to $  750,000 ..............                 21                  11,159,854                    4.3
$  750,001 to $1,000,000 ..............                 31                  21,277,249                    8.1
$1,000,001 to $1,500,000 ..............                  2                   1,879,432                    0.7
                                                     -----                ------------                  -----
TOTAL .................................                767                $261,370,806                  100.0%
                                                     =====                ============                  =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    As of the Cut-off Date, the principal balances of the mortgage loans ranged from approximately $52,313 to $1,240,094, with the average of approximately $470,093.




                                     S-B-9


                                    Purpose - Collateral Group II Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group II
            Loan Purpose                              Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Cashout Refinance........................               170              $  53,320,734                 20.4%
Construction.............................                 6                  3,202,654                  1.2
Purchase.................................               336                113,855,682                 43.6
Rate/Term Refinance......................               255                 90,991,736                 34.8
                                                        ---               ------------                -----
     TOTAL...............................               767               $261,370,806                100.0%
                                                        ===               ============                =====



--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                             Documentation Program - Collateral Group II Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group II
      Documentation Program                           Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Full/Alt Documentation .....................           740                $258,353,171                  98.8%
Rapid ......................................             2                     248,191                   0.1
Reduced ....................................             2                      41,441                   0.0
Stated Documentation .......................            23                   2,728,003                   1.0
                                                     -----                ------------                 -----
TOTAL ......................................           767                $261,370,806                 100.0%
                                                     =====                ============                 =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                                Occupancy Status - Collateral Group II Loans(1)
------------------------------------------------------------------------------------------------------------------

                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group II
          Occupancy Status                            Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Non-Owner Occupied ......................                 1               $     22,371                   0.0%
Owner Occupied ..........................               731                248,851,590                  95.2
Second Home .............................                35                 12,496,844                   4.8
                                                      -----               ------------                 -----
TOTAL ...................................               767               $261,370,806                 100.0%
                                                      =====               ============                 =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                          Type of Mortgaged Properties Securing the Mortgage Loans -
                                         Collateral Group II Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group II
          Property Type                               Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Two- to Four-Family .....................                11              $    3,581,450                  1.4%
Condominium..............................                42                  14,177,665                  5.4
Planned Unit Development.................               156                  52,006,934                 19.9
Single Family............................               547                 188,540,054                 72.1
Townhouse................................                11                   3,064,703                  1.2
                                                        ---                ------------                -----
     TOTAL...............................               767                $261,370,806                100.0%
                                                        ===                ============                =====



--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                                 Credit Scores - Collateral Group II Loans(1)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group II
             Credit Score                              Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
580 to 599 ............................                  1               $    430,454                   0.2%
600 to 619 ............................                  3                    856,247                   0.3
620 to 639 ............................                  8                  1,561,629                   0.6
640 to 659 ............................                 24                  6,773,860                   2.6
660 to 679 ............................                 42                 11,506,294                   4.4
680 to 699 ............................                 74                 22,953,716                   8.8
700 to 719 ............................                 69                 24,966,979                   9.6
720 to 739 ............................                 93                 29,724,263                  11.4
740 to 759 ............................                131                 46,824,920                  17.9
760 to 779 ............................                164                 59,375,155                  22.7
Greater than or equal to 780 ..........                158                 56,397,291                  21.6
                                                     -----               ------------                 -----
TOTAL .................................                767               $261,370,806                 100.0%
                                                     =====               ============                 =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.




                                     S-B-10


                        Geographic Distribution by State - Collateral Group II Loans(1)
-------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                  Group II
             Property State                            Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------            ------------
Alabama .................................                 5               $  1,604,518                   0.6%
Arizona .................................                13                  4,070,062                   1.6
California ..............................               313                121,625,517                  46.5
Colorado ................................                14                  3,608,431                   1.4
Connecticut .............................                 4                  1,467,438                   0.6
District of Columbia ....................                 1                    376,865                   0.1
Delaware ................................                 3                    723,834                   0.3
Florida .................................                42                 13,706,802                   5.2
Georgia .................................                15                  5,093,290                   1.9
Iowa ....................................                 1                    277,654                   0.1
Illinois ................................                22                  8,182,720                   3.1
Indiana .................................                 9                  2,490,878                   1.0
Kentucky ................................                 8                  1,905,823                   0.7
Louisiana ...............................                 4                  1,295,638                   0.5
Massachusetts ...........................                18                  5,904,249                   2.3
Maryland ................................                14                  3,245,660                   1.2
Maine ...................................                 2                    387,361                   0.1
Michigan ................................                22                  6,853,337                   2.6
Minnesota ...............................                 3                    652,726                   0.2
Missouri ................................                 2                    739,935                   0.3
North Carolina ..........................                14                  4,478,801                   1.7
New Jersey ..............................                 9                  1,334,625                   0.5
New Mexico ..............................                 2                    940,567                   0.4
Nevada ..................................                 6                  2,414,363                   0.9
New York ................................                66                 21,785,320                   8.3
Ohio ....................................                39                 13,023,597                   5.0
Oklahoma ................................                 1                     89,836                   0.0
Oregon ..................................                 1                    373,566                   0.1
Pennsylvania ............................                 5                    888,002                   0.3
South Carolina ..........................                 3                  1,460,660                   0.6
Tennessee ...............................                 9                  2,396,657                   0.9
Texas ...................................                40                  8,475,298                   3.2
Utah ....................................                 2                    734,142                   0.3
Virginia ................................                28                  9,311,896                   3.6
Vermont .................................                 2                    710,678                   0.3
Washington ..............................                23                  7,645,153                   2.9
Wisconsin ...............................                 1                    624,346                   0.2
West Virginia ...........................                 1                    470,559                   0.2
                                                      -----               ------------                 -----
TOTAL ...................................               767               $261,370,806                 100.0%
                                                      =====               ============                 =====


--------------

(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.




                                     S-B-11

                           Collateral Group III Loans



                          Original Loan-to-Value Ratios - Collateral Group III Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
            Range of Original                        Mortgage               of the                 Group III
           Loan-to-Value Ratios                       Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
Less than 40.00%.......................                  12               $ 3,675,447                    2.7%
40.00% to 49.99%.......................                  26                  9,180,025                   6.6
50.00% to 59.99%.......................                  72                 16,295,621                  11.8
60.00% to 69.99%.......................                 128                 27,934,331                  20.2
70.00% to 79.99%.......................                 202                 44,687,458                  32.3
80.00% to 89.99%.......................                 170                 31,305,613                  22.7
90.00% to 100.00%......................                  24                  5,092,861                   3.7
                                                      -----               -----------                  -----
TOTAL ............                                      634               $138,171,355                 100.0%
                                                      =====               ===========                  =====


--------------

(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    At origination, the weighted average loan-to-value ratio of the mortgage loans was approximately 69.97%. As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the mortgage loans was approximately 69.08%.



                           Amortized Remaining Term - Collateral Group III Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
          Amortized Remaining                        Mortgage               of the                 Group III
            Term (Scheduled)                          Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
180 Months or Less ......................                 2               $    279,873                 0.2%
181 to 240 Months .......................                 7                  1,146,932                 0.8
241 to 348 Months .......................               196                 79,030,337                57.2
349 to 360 Months .......................               429                 57,714,214                41.8
                                                     ------               ------------               -----
   TOTAL ................................               634               $138,171,355               100.0%
                                                     ======               ============               =====


--------------

(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                       Age - Collateral Group III Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                 Group III
                  Age                                  Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
0 to 3 Months ........................                   280              $ 32,932,799                 23.8%
4 to 6 Months ........................                   163                27,372,421                 19.8
7 to 12 Months .......................                     6                 1,222,696                  0.9
13 to 24 Months ......................                     7                   872,488                  0.6
25 to 36 Months ......................                   150                64,282,166                 46.5
37 to 48 Months ......................                     9                 4,698,871                  3.4
49 to 60 Months ......................                     6                 2,076,794                  1.5
61 to 72 Months ......................                    12                 4,285,117                  3.1
73 to 84 Months ......................                     1                   428,004                  0.3
                                                       -----              ------------                -----
TOTAL ................................                   634              $138,171,355                100.0%
                                                       =====              ============                =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                                 Gross Coupon - Collateral Group III Loans(1)
------------------------------------------------------------------------------------------------------------------

                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                 Group III
             Gross Coupon                             Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
5.75 to 5.99% ........................                  171               $ 10,197,140                  7.4%
6.00 to 6.24% ........................                  183                 24,706,176                 17.9
6.25 to 6.49% ........................                   76                 18,459,271                 13.4
6.50 to 6.74% ........................                   44                 13,484,305                  9.8
6.75 to 6.99% ........................                   82                 35,592,078                 25.8
7.00 to 7.24% ........................                   32                 14,191,640                 10.3
7.25 to 7.49% ........................                   28                 12,875,322                  9.3
7.50 to 7.74% ........................                    8                  3,834,799                  2.8
7.75 to 7.99% ........................                    7                  3,300,555                  2.4
8.00 to 8.24% ........................                    3                  1,530,068                  1.1
                                                      -----               ------------                -----
TOTAL ................................                  634               $138,171,355                100.0%
                                                      =====               ============                =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    As of the Cut-Off Date, the mortgage gross interest rates for the mortgage loans ranged from approximately 5.875% per annum to 8.125% annum, with a weighted average of approximately 6.308% per annum.

                           Scheduled Principal Balance - Collateral Group III Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
               Range of                              Mortgage               of the                 Group III
     Scheduled Principal Balance                      Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
$50,000 or less .......................                  1               $     48,005                   0.0%
$   50,001 to $  150,000 ..............                 11                    860,373                   0.6
$  150,001 to $  250,000 ..............                  5                    733,502                   0.5
$  250,001 to $  350,000 ..............                104                 24,994,678                  18.1
$  350,001 to $  450,000 ..............                261                 43,734,851                  31.7
$  450,001 to $  550,000 ..............                141                 25,945,532                  18.8
$  550,001 to $  650,000 ..............                 63                 17,463,123                  12.6
$  650,001 to $  750,000 ..............                 18                  5,328,616                   3.9
$  750,001 to $1,000,000 ..............                 25                 14,016,149                  10.1
$1,000,001 to $1,500,000 ..............                  4                  3,198,508                   2.3
$1,500,001 and above...................                  1                  1,848,019                   1.3
                                                      ----               ------------                 -----
  TOTAL ...............................                634               $138,171,355                 100.0%
                                                      ====               ============                 =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    As of the Cut-off Date, the principal balances of the mortgage loans ranged from approximately $48,005 to $1,848,019, with the average of approximately $456,302.


                                     S-B-12



                     Purpose - Collateral Group III Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                 Group III
             Loan Purpose                              Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
Cashout Refinance........................                137                 $ 29,511,450            21.4%
Construction.............................                  5                    1,102,155             0.8
Purchase.................................                276                   53,887,761            39.0
Rate/Term Refinance......................                216                   53,669,990            38.8
                                                         ---                 ------------           -----
     TOTAL...............................                634                 $138,171,355           100.0%
                                                         ===                 ============           =====


--------------

(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                             Documentation Program - Collateral Group III Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                 Group III
          Documentation Program                       Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
Full/Alt Documentation...................               570                  $116,938,382           84.6%
No Documentation.........................                 3                     1,079,526            0.8
Rapid....................................                23                     8,185,952            5.9
Reduced..................................                 9                     4,681,230            3.4
Stated Documentation.....................                26                     5,838,964            4.2
Streamlined Documentation................                 3                     1,447,302            1.0
                                                        ---                  ------------          -----
     TOTAL...............................               634                  $138,171,355          100.0%
                                                        ===                  ============          =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                               Occupancy Status - Collateral Group III Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                 Group III
           Occupancy Status                           Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
Non-Owner Occupied.......................                  4               $    1,320,387             1.0%
Owner Occupied...........................                598                  130,699,524            94.6
Second Home..............................                 32                    6,151,444             4.5
                                                         ---                 ------------           -----
     TOTAL...............................                634                 $138,171,355           100.0%
                                                         ===                 ============           =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                          Type of Mortgaged Properties Securing the Mortgage Loans -
                                         Collateral Group III Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                 Group III
             Property Type                            Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
Two- to Four-Family .....................                 10            $    2,243,962                 1.6%
Condominium..............................                 27                 5,457,984                 4.0
Planned Unit Development.................                135                34,054,419                24.6
Single Family............................                455                95,091,065                68.8
Townhouse................................                  7                 1,323,925                 1.0
                                                         ---              ------------               -----
     TOTAL...............................                634              $138,171,355               100.0%
                                                         ===              ============               =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                                 Credit Scores - Collateral Group III Loans(1)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                 Group III
           Credit Score                               Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
520 to 539..............................                   1              $    427,770                   0.3%
540 to 579..............................                   1                   292,357                   0.2
580 to 599..............................                   5                 2,184,629                   1.6
600 to 619..............................                   4                   877,100                   0.6
620 to 639..............................                  10                 3,061,950                   2.2
640 to 659..............................                  23                 5,825,872                   4.2
660 to 679..............................                  48                14,039,271                  10.2
680 to 699..............................                  77                19,068,031                  13.8
700 to 719..............................                  63                14,474,596                  10.5
720 to 739..............................                  80                19,597,111                  14.2
740 to 759..............................                  87                13,935,120                  10.1
760 to 779..............................                 124                22,870,993                  16.6
Greater than or equal to 780............                 111                21,516,556                  15.6
                                                         ---              ------------                 -----
     TOTAL..............................                 634              $138,171,355                 100.0%
                                                         ===              ============                 =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.





                                     S-B-13


                       Geographic Distribution by State - Collateral Group III Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                                                  Percentage
                                                                                                    of the
                                                                                                   Aggregate
                                                                           Aggregate               Scheduled
                                                                           Scheduled               Principal
                                                      Number               Principal               Balance of
                                                       of                  Balance as              Collateral
                                                     Mortgage               of the                 Group III
           Property State                             Loans               Cut-Off Date             Loans(2)
---------------------------------------              --------             -------------            ------------
Alabama..................................                 3              $    613,688                 0.4%
Arkansas.................................                 1                    75,794                 0.1
Arizona..................................                10                 2,137,851                 1.5
California...............................               215                43,288,016                31.3
Colorado.................................                15                 4,584,410                 3.3
Connecticut..............................                 5                   892,034                 0.6
District of Columbia.....................                 1                   125,622                 0.1
Delaware.................................                 3                   554,020                 0.4
Florida..................................                44                12,717,047                 9.2
Georgia..................................                 5                 1,788,135                 1.3
Hawaii...................................                 1                   534,807                 0.4
Illinois.................................                23                 4,020,102                 2.9
Indiana..................................                 9                 2,362,561                 1.7
Kentucky.................................                 6                   885,996                 0.6
Louisiana................................                 5                 1,054,048                 0.8
Massachusetts............................                17                 3,446,953                 2.5
Maryland.................................                11                 2,988,683                 2.2
Maine....................................                 2                   303,632                 0.2
Michigan.................................                17                 3,545,070                 2.6
Minnesota................................                 2                   415,675                 0.3
Missouri.................................                 2                   476,527                 0.3
North Carolina...........................                17                 4,299,048                 3.1
Nebraska.................................                 1                   321,606                 0.2
New Jersey...............................                13                 3,750,296                 2.7
New Mexico...............................                 1                   131,404                 0.1
Nevada...................................                 4                   510,399                 0.4
New York.................................                57                10,683,693                 7.7
Ohio.....................................                31                 7,433,462                 5.4
Oklahoma.................................                 3                 1,199,340                 0.9
Oregon...................................                 2                   859,427                 0.6
Pennsylvania.............................                 7                 1,775,685                 1.3
South Carolina...........................                 3                   521,914                 0.4
Tennessee................................                 9                 2,786,223                 2.0
Texas....................................                46                10,824,927                 7.8
Utah.....................................                 2                   184,068                 0.1
Virginia.................................                24                 3,963,455                 2.9
Vermont..................................                 1                   224,341                 0.2
Washington...............................                14                 1,734,979                 1.3
Wisconsin................................                 1                    89,192                 0.1
West Virginia............................                 1                    67,223                 0.0
                                                        ---              ------------                ----
     TOTAL...............................               634              $138,171,355                 100%
                                                        ===              ============                ====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                                     S-B-14

                            Collateral Group IV Loans


                         Original Loan-to-Value Ratios - Collateral Group IV Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
          Range of Original                          Mortgage               of the             Collateral Group IV
        Loan-to-Value Ratios                          Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------       ---------------------
Less than 40.00%............                             12                 $ 3,957,363                5.9%
40.00% to 49.99%............                             32                   9,476,595               14.1
50.00% to 59.99%............                             28                   8,942,897               13.3
60.00% to 69.99%............                             50                  15,980,477               23.8
70.00% to 79.99%............                             74                  22,363,655               33.2
80.00% to 89.99%............                             19                   6,550,197                9.7
                                                        ---                 -----------              -----
     TOTAL..................                            215                 $67,271,184              100.0%
                                                        ===                 ===========              =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    At origination, the weighted average loan-to-value ratio of the mortgage loans was approximately 63.74%. As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the mortgage loans was approximately 60.56%.


                             Amortized Remaining Term - Collateral Group IV Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
         Amortized Remaining                         Mortgage               of the             Collateral Group IV
          Term (Scheduled)                            Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------       ---------------------
180 Months or Less.....................                 215                $67,271,184                100.0%
                                                        ---                -----------                -----
     TOTAL.............................                 215                $67,271,184                100.0%
                                                        ===                ===========                =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                       Age - Collateral Group IV Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group IV
                  Age                                 Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------       --------------------
 0  to  3 Months................                        1                   $    86,316                0.1%
 4  to  6 Months................                       29                    10,629,632               15.8
 7  to 12 Months................                       71                    24,866,022               37.0
13  to 24 Months................                      114                    31,689,214               47.1
                                                      ---                   -----------              -----
 TOTAL..........................                      215                   $67,271,184              100.0%
                                                      ===                   ===========              =====



--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                   Gross Coupon - Collateral Group IV Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group IV
           Gross Coupon                               Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------       ---------------------
4.75 to 4.99%..........................                   3                $ 1,114,703               1.7%
5.25 to 5.49%..........................                 104                 43,910,995              65.3
5.50 to 5.74%..........................                 108                 22,245,486              33.1
                                                        ---                -----------             -----
     TOTAL.............................                 215                $67,271,184             100.0%
                                                        ===                ===========             =====



--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    As of the Cut-Off Date, the mortgage gross interest rates for the mortgage loans ranged from approximately 4.750% per annum to 5.625% annum, with a weighted average of approximately 5.442% per annum.



                          Scheduled Principal Balance - Collateral Group IV Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
              Range of                               Mortgage               of the             Collateral Group IV
       Scheduled Principal Balance                    Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------       ---------------------
$  150,001 to $  250,000 ...............                  1                 $   152,462                 0.2%
$  250,001 to $  350,000 ...............                 17                   2,781,926                 4.1
$  350,001 to $  450,000 ...............                 84                  20,935,248                31.1
$  450,001 to $  550,000 ...............                 45                  14,337,847                21.3
$  550,001 to $  650,000 ...............                 38                  14,473,192                21.5
$  650,001 to $  750,000 ...............                  9                   2,928,965                 4.4
$  750,001 to $1,000,000 ...............                 17                   8,403,916                12.5
$1,000,001 to $1,500,000 ...............                  2                     794,469                 1.2
$1,500,001 & Above......................                  2                   2,463,159                 3.7
                                                       ----                 -----------               -----
  TOTAL ................................                215                 $67,271,184               100.0%
                                                       ====                 ===========               =====


--------------

(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    As of the Cut-off Date, the principal balances of the mortgage loans ranged from approximately $152,462 to $1,748,404, with the average of approximately $515,313.



                                     S-B-15


                     Purpose - Collateral Group IV Loans(2)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group IV
             Loan Purpose                             Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------       ---------------------
Cashout Refinance........................                 63                  $21,365,739            31.8%
Construction.............................                  1                      152,462             0.2
Purchase.................................                 24                    8,697,431            12.9
Rate/Term Refinance......................                127                   37,055,552            55.1
                                                         ---                  -----------           -----
     TOTAL...............................                215                  $67,271,184           100.0%
                                                         ===                  ===========           =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                             Documentation Program - Collateral Group IV Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group IV
       Documentation Program                          Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------       ---------------------
Full/Alt Documentation...................               215                 $67,271,184              100.0%
                                                        ---                 -----------              -----
     TOTAL...............................               215                 $67,271,184              100.0%
                                                        ===                 ===========              =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                 Occupancy Status - Collateral Group IV Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group IV
          Occupancy Status                            Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------       ---------------------
Owner Occupied...........................                215                  $67,271,184           100.0%
                                                         ---                  -----------           -----
     TOTAL...............................                215                  $67,271,184           100.0%
                                                         ===                  ===========           =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                     Type of Mortgaged Properties Securing the Mortgage Loans - Collateral
                                              Group IV Loans(1)
----------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group IV
             Property Type                            Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------       ---------------------
Condominium..............................                3                  $ 1,226,447                1.8%
Planned Unit Development.................                2                      780,740                1.2
Single Family............................              210                   65,263,997               97.0
                                                       ---                  -----------              -----
     TOTAL...............................              215                  $67,271,184              100.0%
                                                       ===                  ===========              =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                                     Credit Scores - Collateral Group IV Loans(1)
-----------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group IV
               Credit Score                           Loans               Cut-Off Date              Loans(2)
---------------------------------------              --------             -------------       ---------------------
620 to 639..............................                 4                  $ 1,591,703                  2.4%
640 to 659..............................                10                    2,761,757                  4.1
660 to 679..............................                11                    3,167,315                  4.7
680 to 699..............................                17                    5,262,415                  7.8
700 to 719..............................                42                   14,631,169                 21.7
720 to 739..............................                19                    6,567,746                  9.8
740 to 759..............................                45                   13,441,824                 20.0
760 to 779..............................                43                   14,119,297                 21.0
Greater than or equal to 780............                24                    5,727,958                  8.5
                                                       ---                  -----------                -----
     TOTAL..............................               215                  $67,271,184                100.0%
                                                       ===                  ===========                =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                         Geographic Distribution by State - Collateral Group IV Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group IV
           Property State                             Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
Florida..................................                11                 $   3,082,105            4.6%
Illinois.................................                11                     3,420,768            5.1
Indiana..................................                25                     7,325,823           10.9
Kentucky.................................                19                     5,449,007            8.1
Michigan.................................                52                    15,952,784           23.7
New Jersey...............................                 1                       332,573            0.5
New York.................................                 1                       393,852            0.6
Ohio.....................................                88                    29,395,526           43.7
South Carolina...........................                 1                       186,390            0.3
Tennessee................................                 4                       953,969            1.4
Washington...............................                 1                       331,094            0.5
West Virginia............................                 1                       447,294            0.7
                                                        ---                   -----------          -----
     TOTAL...............................               215                   $67,271,184          100.0%
                                                        ===                   ===========          =====



--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                                     S-B-16

                            Collateral Group V Loans

                          Original Loan-to-Value Ratios - Collateral Group V Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
           Range of Original                         Mortgage               of the             Collateral Group V
         Loan-to-Value Ratios                         Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
Less than 40.00%                                         11                $ 2,076,874                  4.7%
40.00% to 49.99%.........................                29                  7,357,987                 16.6
50.00% to 59.99%.........................                25                  6,226,507                 14.0
60.00% to 69.99%.........................                41                 11,092,763                 25.0
70.00% to 79.99%.........................                61                 14,111,973                 31.8
80.00% to 89.99%.........................                16                  3,484,141                  7.9
                                                        ---                -----------                -----
     TOTAL...............................               183                $44,350,246                100.0%
                                                        ===                ===========                =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    At origination, the weighted average loan-to-value ratio of the mortgage loans was approximately 63.40%. As of the Cut-Off Date, the weighted average amortized current loan-to-value ratio of the mortgage loans was approximately 60.10%.


                            Amortized Remaining Term - Collateral Group V Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
         Amortized Remaining                         Mortgage               of the             Collateral Group V
           Term (Scheduled)                           Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
180 Months or Less                                      183                $44,350,246                100.0%
                                                        ---                -----------                -----
     TOTAL...............................               183                $44,350,246                100.0%
                                                        ===                ===========                =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.




                                       Age - Collateral Group V Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group V
                Age                                   Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
 0  to  3 Months.........................                 1                $   258,949                  0.6%
 4  to  6 Months.........................                24                  6,480,283                 14.6
 7  to 12 Months.........................                49                 10,938,277                 24.7
13  to 24 Months.........................               109                 26,672,737                 60.1
                                                        ---                -----------                -----
 TOTAL...................................               183                $44,350,246                100.0%
                                                        ===                ===========                =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                                  Gross Coupon - Collateral Group V Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group V
           Gross Coupon                               Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
5.25 to 5.49%............................                73                 $ 9,778,103             22.0%
5.50 to 5.74%............................               108                  33,742,928             76.1
5.75 to 5.99%............................                 2                     829,215              1.9
                                                        ---                 -----------            -----
     TOTAL...............................               183                 $44,350,246            100.0%
                                                        ===                 ===========            =====


--------------

(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    As of the Cut-Off Date, the mortgage gross interest rates for the mortgage loans ranged from approximately 5.375% per annum to 5.875% annum, with a weighted average of approximately 5.482% per annum.


                            Scheduled Principal Balance - Collateral Group V Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
               Range of                              Mortgage               of the             Collateral Group V
      Scheduled Principal Balance                     Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
$  250,001  to  $  350,000...............                16                 $ 2,964,738              6.7%
$  350,001  to  $  450,000...............                70                  13,344,663             30.1
$  450,001  to  $  550,000...............                36                   7,870,405             17.7
$  550,001  to  $  650,000...............                32                   7,966,458             18.0
$  650,001  to  $  750,000...............                 9                   3,362,341              7.6
$  750,001  to  $1,000,000...............                16                   6,709,175             15.1
$1,000,001  to  $1,500,000...............                 2                   1,311,414              3.0
$      1,500,000 and above...............                 2                     821,053              1.9
                                                        ---                 -----------            -----
     TOTAL...............................               183                 $44,350,246            100.0%
                                                        ===                 ===========            =====

-----------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.

    As of the Cut-off Date, the principal balances of the mortgage loans ranged from approximately $310,805 to $1,748,404, with the average of approximately $524,208.


                      Purpose - Collateral Group V Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group V
           Loan Purpose                               Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
Cashout Refinance........................               53                  $13,527,982              30.5%
Construction.............................                1                      385,583               0.9
Purchase.................................               21                    5,609,736              12.6
Rate/Term Refinance......................              108                   24,826,944              56.0
                                                       ---                  -----------             -----
     TOTAL...............................              183                  $44,350,246             100.0%
                                                       ===                  ===========             =====


--------------

(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.





                                     S-B-17


                              Documentation Program - Collateral Group V Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group V
          Documentation Program                       Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
Full/Alt Documentation...................               182                $43,906,614                 99.0%
Reduced..................................                 1                    443,632                  1.0
                                                        ---                -----------                -----
     TOTAL...............................               183                $44,350,246                100.0%
                                                        ===                ===========                =====

--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                                Occupancy Status - Collateral Group V Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group V
           Occupancy Status                           Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
Owner Occupied...........................                183                  $44,350,246           100.0%
                                                         ---                  -----------           -----
     TOTAL...............................                183                  $44,350,246           100.0%
                                                         ===                  ===========           =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                          Type of Mortgaged Properties Securing the Mortgage Loans -
                                          Collateral Group V Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group V
           Property State                             Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
Condominium..............................                 3                $   941,751                  2.1%
Planned Unit Development.................                 2                    404,838                  0.9
Single Family............................               178                 43,003,657                 97.0
                                                        ---                -----------                -----
     TOTAL...............................               183                $44,350,246                100.0%
                                                        ===                ===========                =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



                                  Credit Scores - Collateral Group V Loans(1)
-----------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group V
           Credit Score                               Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
620 to 639..............................                 2                $     406,663             0.9%
640 to 659..............................                 8                    2,193,373             4.9
660 to 679..............................                 7                    1,544,343             3.5
680 to 699..............................                14                    3,283,103             7.4
700 to 719..............................                33                    6,787,908            15.3
720 to 739..............................                16                    3,543,282             8.0
740 to 759..............................                40                   10,110,192            22.8
760 to 779..............................                39                    9,577,110            21.6
Greater than or equal to 780............                24                    6,904,272            15.6
                                                       ---                  -----------           -----
     TOTAL..............................               183                  $44,350,246           100.0%
                                                       ===                  ===========           =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.



         Geographic Distribution by State - Collateral Group V Loans(1)
------------------------------------------------------------------------------------------------------------------
                                                                           Aggregate
                                                                           Scheduled            Percentage of the
                                                      Number               Principal           Aggregate Scheduled
                                                       of                  Balance as         Principal Balance of
                                                     Mortgage               of the             Collateral Group V
           Property State                             Loans               Cut-Off Date              Loans(2)
-----------------------------------------            --------             -------------       ---------------------
Arizona..................................                1                  $   385,583               0.9%
Florida..................................               10                    3,135,046               7.1
Illinois.................................                9                    1,693,922               3.8
Indiana..................................               19                    3,998,297               9.0
Kentucky.................................               17                    3,858,085               8.7
Michigan.................................               43                   10,463,159              23.6
New Jersey...............................                1                      110,858               0.2
New York.................................                1                      443,632               1.0
Ohio.....................................               75                   18,605,647              42.0
South Carolina...........................                1                      186,390               0.4
Tennessee................................                4                    1,210,164               2.7
Washington...............................                1                      110,365               0.2
West Virginia............................                1                      149,098               0.3
                                                       ---                  -----------             -----
     TOTAL...............................              183                  $44,350,246             100.0%
                                                       ===                  ===========             =====


--------------
(1) The numbers reflect only the Applicable Fraction of each mortgage loan contributing cash flow to this Collateral Group. Each mortgage loan is reflected as a separate loan in each of the Collateral Groups to which it contributes, resulting in an aggregate number of loans in the Collateral Groups that is greater than the total number of mortgage loans.

(2) Column totals may not add to 100% due to rounding.


                                     S-B-18

                                                                     APPENDIX C


                                                  Class III A-1 and Class III-A3
      Distribution Date                                Planned Balance($)
------------------------------------              ------------------------------
Closing Date                                             $81,700,000.00
June 25, 2004                                             80,964,034.01
July 25, 2004                                             80,200,652.25
August 25, 2004                                           79,410,265.69
September 25, 2004                                        78,593,302.30
October 25, 2004                                          77,750,206.74
November 25, 2004                                         76,881,439.90
December 25, 2004                                         75,987,478.54
January 25, 2005                                          75,068,814.81
February 25, 2005                                         74,125,955.85
March 25, 2005                                            73,159,423.31
April 25, 2005                                            72,169,752.85
May 25, 2005                                              71,186,681.49
June 25, 2005                                             70,210,166.67
July 25, 2005                                             69,240,166.12
August 25, 2005                                           68,276,637.83
September 25, 2005                                        67,319,540.07
October 25, 2005                                          66,368,831.38
November 25, 2005                                         65,424,470.58
December 25, 2005                                         64,486,416.75
January 25, 2006                                          63,554,629.24
February 25, 2006                                         62,629,067.66
March 25, 2006                                            61,709,691.89
April 25, 2006                                            60,796,462.06
May 25, 2006                                              59,889,338.57
June 25, 2006                                             58,988,282.09
July 25, 2006                                             58,093,253.53
August 25, 2006                                           57,204,214.05
September 25, 2006                                        56,321,125.07
October 25, 2006                                          55,443,948.28
November 25, 2006                                         54,572,645.59
December 25, 2006                                         53,707,179.18
January 25, 2007                                          52,847,511.46
February 25, 2007                                         51,993,605.11
March 25, 2007                                            51,145,423.04
April 25, 2007                                            50,302,928.38
May 25, 2007                                              49,466,084.54
June 25, 2007                                             48,634,855.14
July 25, 2007                                             47,809,204.06
August 25, 2007                                           46,989,095.39
September 25, 2007                                        46,174,493.49
October 25, 2007                                          45,365,362.91
November 25, 2007                                         44,561,668.47
December 25, 2007                                         43,763,375.19
January 25, 2008                                          42,970,448.34
February 25, 2008                                         42,182,853.41
March 25, 2008                                            41,400,556.11
April 25, 2008                                            40,623,522.39
May 25, 2008                                              39,851,718.39
June 25, 2008                                             39,085,110.52
July 25, 2008                                             38,323,665.37
August 25, 2008                                           37,567,349.76
September 25, 2008                                        36,816,130.73
October 25, 2008                                          36,069,975.53
November 25, 2008                                         35,328,851.64
December 25, 2008                                         34,592,726.73
January 25, 2009                                          33,861,568.70
February 25, 2009                                         33,135,345.65
March 25, 2009                                            32,414,025.89
April 25, 2009                                            31,697,577.95
May 25, 2009                                              30,985,970.54
June 25, 2009                                             30,336,384.92
July 25, 2009                                             29,691,520.98
August 25, 2009                                           29,051,348.24
September 25, 2009                                        28,415,836.43
October 25, 2009                                          27,784,955.50
November 25, 2009                                         27,158,675.56
December 25, 2009                                         26,536,966.94
January 25, 2010                                          25,919,800.16
February 25, 2010                                         25,307,145.93
March 25, 2010                                            24,698,975.17
April 25, 2010                                            24,095,258.96


                                     S-C-1

                                                  Class III A-1 and Class III-A3
      Distribution Date                                Planned Balance($)
------------------------------------              ------------------------------
May 25, 2010                                              23,495,968.59
June 25, 2010                                             22,914,641.07
July 25, 2010                                             22,344,932.22
August 25, 2010                                           21,786,634.18
September 25, 2010                                        21,239,542.65
October 25, 2010                                          20,703,456.83
November 25, 2010                                         20,178,179.33
December 25, 2010                                         19,663,516.17
January 25, 2011                                          19,159,276.68
February 25, 2011                                         18,665,273.45
March 25, 2011                                            18,181,322.29
April 25, 2011                                            17,707,242.17
May 25, 2011                                              17,242,855.16
June 25, 2011                                             16,836,660.28
July 25, 2011                                             16,438,781.83
August 25, 2011                                           16,049,064.52
September 25, 2011                                        15,667,355.84
October 25, 2011                                          15,293,505.97
November 25, 2011                                         14,927,367.74
December 25, 2011                                         14,568,796.59
January 25, 2012                                          14,217,650.52
February 25, 2012                                         13,873,790.07
March 25, 2012                                            13,537,078.21
April 25, 2012                                            13,207,380.39
May 25, 2012                                              12,884,564.43
June 25, 2012                                             12,608,933.19
July 25, 2012                                             12,338,786.88
August 25, 2012                                           12,074,022.14
September 25, 2012                                        11,814,537.49
October 25, 2012                                          11,560,233.30
November 25, 2012                                         11,311,011.74
December 25, 2012                                         11,066,776.75
January 25, 2013                                          10,827,434.02
February 25, 2013                                         10,592,890.97
March 25, 2013                                            10,363,056.67
April 25, 2013                                            10,137,841.88
May 25, 2013                                              9,917,158.96
June 25, 2013                                             9,732,993.71
July 25, 2013                                             9,552,083.97
August 25, 2013                                           9,374,373.77
September 25, 2013                                        9,199,808.09
October 25, 2013                                          9,028,332.84
November 25, 2013                                         8,859,894.87
December 25, 2013                                         8,694,441.89
January 25, 2014                                          8,531,922.51
February 25, 2014                                         8,372,286.22
March 25, 2014                                            8,215,483.36
April 25, 2014                                            8,061,465.09
May 25, 2014                                              7,910,183.43
June 25, 2014                                             7,761,591.19
July 25, 2014                                             7,615,641.98
August 25, 2014                                           7,472,290.21
September 25, 2014                                        7,331,491.05
October 25, 2014                                          7,193,200.42
November 25, 2014                                         7,057,375.02
December 25, 2014                                         6,923,972.25
January 25, 2015                                          6,792,950.24
February 25, 2015                                         6,664,267.85
March 25, 2015                                            6,537,884.62
April 25, 2015                                            6,413,760.78
May 25, 2015                                              6,291,857.23
June 25, 2015                                             6,172,135.54
July 25, 2015                                             6,054,557.94
August 25, 2015                                           5,939,087.27
September 25, 2015                                        5,825,687.04
October 25, 2015                                          5,714,321.36
November 25, 2015                                         5,604,954.96
December 25, 2015                                         5,497,553.14
January 25, 2016                                          5,392,081.83
February 25, 2016                                         5,288,507.51
March 25, 2016                                            5,186,797.25
April 25, 2016                                            5,086,918.67
May 25, 2016                                              4,988,839.93
June 25, 2016                                             4,892,529.75
July 25, 2016                                             4,797,957.39
August 25, 2016                                           4,705,092.59

                                     S-C-2

                                                  Class III A-1 and Class III-A3
      Distribution Date                                Planned Balance($)
------------------------------------              ------------------------------
September 25, 2016                                        4,613,905.66
October 25, 2016                                          4,524,367.37
November 25, 2016                                         4,436,449.02
December 25, 2016                                         4,350,122.38
January 25, 2017                                          4,265,359.72
February 25, 2017                                         4,182,133.75
March 25, 2017                                            4,100,417.68
April 25, 2017                                            4,020,185.17
May 25, 2017                                              3,941,410.30
June 25, 2017                                             3,864,067.62
July 25, 2017                                             3,788,132.12
August 25, 2017                                           3,713,579.20
September 25, 2017                                        3,640,384.69
October 25, 2017                                          3,568,524.81
November 25, 2017                                         3,497,976.22
December 25, 2017                                         3,428,715.96
January 25, 2018                                          3,360,721.47
February 25, 2018                                         3,293,970.56
March 25, 2018                                            3,228,441.44
April 25, 2018                                            3,164,112.68
May 25, 2018                                              3,100,963.23
June 25, 2018                                             3,038,972.37
July 25, 2018                                             2,978,119.77
August 25, 2018                                           2,918,385.43
September 25, 2018                                        2,859,749.69
October 25, 2018                                          2,802,193.24
November 25, 2018                                         2,745,697.09
December 25, 2018                                         2,690,242.58
January 25, 2019                                          2,635,811.37
February 25, 2019                                         2,582,385.43
March 25, 2019                                            2,529,947.04
April 25, 2019                                            2,478,478.80
May 25, 2019                                              2,427,963.58
June 25, 2019                                             2,378,384.57
July 25, 2019                                             2,329,725.23
August 25, 2019                                           2,281,969.32
September 25, 2019                                        2,235,100.87
October 25, 2019                                          2,189,104.18
November 25, 2019                                         2,143,963.83
December 25, 2019                                         2,099,664.66
January 25, 2020                                          2,056,191.77
February 25, 2020                                         2,013,530.52
March 25, 2020                                            1,971,666.53
April 25, 2020                                            1,930,585.64
May 25, 2020                                              1,890,273.96
June 25, 2020                                             1,850,717.84
July 25, 2020                                             1,811,903.84
August 25, 2020                                           1,773,818.78
September 25, 2020                                        1,736,449.70
October 25, 2020                                          1,699,783.84
November 25, 2020                                         1,663,808.70
December 25, 2020                                         1,628,511.96
January 25, 2021                                          1,593,881.53
February 25, 2021                                         1,559,905.53
March 25, 2021                                            1,526,572.28
April 25, 2021                                            1,493,870.31
May 25, 2021                                              1,461,788.34
June 25, 2021                                             1,430,315.28
July 25, 2021                                             1,399,440.25
August 25, 2021                                           1,369,152.53
September 25, 2021                                        1,339,441.62
October 25, 2021                                          1,310,297.18
November 25, 2021                                         1,281,709.06
December 25, 2021                                         1,253,667.26
January 25, 2022                                          1,226,162.00
February 25, 2022                                         1,199,183.62
March 25, 2022                                            1,172,722.66
April 25, 2022                                            1,146,769.82
May 25, 2022                                              1,121,315.95
June 25, 2022                                             1,096,352.06
July 25, 2022                                             1,071,869.33
August 25, 2022                                           1,047,859.09
September 25, 2022                                        1,024,312.80
October 25, 2022                                          1,001,222.10
November 25, 2022                                          978,578.74
December 25, 2022                                          956,374.65

                                     S-C-3

                                                  Class III A-1 and Class III-A3
      Distribution Date                                Planned Balance($)
------------------------------------              ------------------------------
January 25, 2023                                           934,601.88
February 25, 2023                                          913,252.62
March 25, 2023                                             892,319.19
April 25, 2023                                             871,794.07
May 25, 2023                                               851,669.84
June 25, 2023                                              831,939.22
July 25, 2023                                              812,595.08
August 25, 2023                                            793,630.37
September 25, 2023                                         775,038.20
October 25, 2023                                           756,811.79
November 25, 2023                                          738,944.47
December 25, 2023                                          721,429.70
January 25, 2024                                           704,261.04
February 25, 2024                                          687,432.17
March 25, 2024                                             670,936.89
April 25, 2024                                             654,769.09
May 25, 2024                                               638,922.79
June 25, 2024                                              623,392.08
July 25, 2024                                              608,171.20
August 25, 2024                                            593,254.45
September 25, 2024                                         578,636.25
October 25, 2024                                           564,311.11
November 25, 2024                                          550,273.65
December 25, 2024                                          536,518.57
January 25, 2025                                           523,040.68
February 25, 2025                                          509,834.85
March 25, 2025                                             496,896.08
April 25, 2025                                             484,219.42
May 25, 2025                                               471,800.04
June 25, 2025                                              459,633.17
July 25, 2025                                              447,714.15
August 25, 2025                                            436,038.37
September 25, 2025                                         424,601.34
October 25, 2025                                           413,398.60
November 25, 2025                                          402,425.82
December 25, 2025                                          391,678.72
January 25, 2026                                           381,153.09
February 25, 2026                                          370,844.80
March 25, 2026                                             360,749.81
April 25, 2026                                             350,864.14
May 25, 2026                                               341,183.87
June 25, 2026                                              331,705.15
July 25, 2026                                              322,424.23
August 25, 2026                                            313,337.38
September 25, 2026                                         304,440.98
October 25, 2026                                           295,731.44
November 25, 2026                                          287,205.25
December 26, 2026                                          278,858.97
January 25, 2027                                           270,689.19
February 25, 2027                                          262,692.61
March 25, 2027                                             254,865.94
April 25, 2027                                             247,205.97
May 25, 2027                                               239,709.57
June 25, 2027                                              232,373.61
July 25, 2027                                              225,195.08
August 25, 2027                                            218,170.97
September 25, 2027                                         211,298.35
October 25, 2027                                           204,574.35
November 25, 2027                                          197,996.13
December 25, 2027                                          191,560.92
January 25, 2028                                           185,265.98
February 25, 2028                                          179,108.63
March 25, 2028                                             173,086.25
April 25, 2028                                             167,196.25
May 25, 2028                                               161,436.09
June 25, 2028                                              155,803.27
July 25, 2028                                              150,295.36
August 25, 2028                                            144,909.94
September 25, 2028                                         139,644.65
October 25, 2028                                           134,497.18
November 25, 2028                                          129,465.26
December 25, 2028                                          124,546.64
January 25, 2029                                           119,739.13
February 25, 2029                                          115,040.57
March 25, 2029                                             110,448.86
April 25, 2029                                             105,961.91

                                     S-C-4

                                                  Class III A-1 and Class III-A3
      Distribution Date                                Planned Balance($)
------------------------------------              ------------------------------
May 25, 2029                                               101,577.68
June 25, 2029                                               97,294.18
July 25, 2029                                               93,109.42
August 25, 2029                                             89,021.49
September 25, 2029                                          85,028.48
October 25, 2029                                            81,128.54
November 25, 2029                                           77,319.83
December 25, 2029                                           73,600.57
January 25, 2030                                            69,968.98
February 25, 2030                                           66,423.35
March 25, 2030                                              62,961.97
April 25, 2030                                              59,583.17
May 25, 2030                                                56,285.33
June 25, 2030                                               53,066.83
July 25, 2030                                               49,926.09
August 25, 2030                                             46,861.57
September 25, 2030                                          43,871.74
October 25, 2030                                            40,955.13
November 25, 2030                                           38,110.25
December 25, 2030                                           35,335.67
January 25, 2031                                            32,629.98
February 25, 2031                                           29,991.80
March 25, 2031                                              27,419.77
April 25, 2031                                              24,912.55
May 25, 2031                                                22,468.82
June 25, 2031                                               20,087.31
July 25, 2031                                               17,766.76
August 25, 2031                                             15,505.91
September 25, 2031                                          13,303.57
October 25, 2031                                            11,158.52
November 25, 2031                                           9,069.62
December 25, 2031                                           7,035.69
January 25, 2032                                            5,055.62
February 25, 2032                                           3,128.29
March 25, 2032                                              1,252.63
April 25, 2032                                                0.00
May 25, 2032                                                  0.00
June 25, 2032                                                 0.00
July 25, 2032                                                 0.00
August 25, 2032                                               0.00
September 25, 2032                                            0.00
October 25, 2032                                              0.00
November 25, 2032                                             0.00
December 25, 2032                                             0.00
January 25, 2033                                              0.00
February 25, 2033                                             0.00
March 25, 2033                                                0.00
April 25, 2033                                                0.00
May 25, 2033                                                  0.00
June 25, 2033                                                 0.00
July 25, 2033                                                 0.00
August 25, 2033                                               0.00
September 25, 2033                                            0.00
October 25, 2033                                              0.00
                                                              0.00


                                     S-C-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   PROSPECTUS

                                 $23,984,000,000

                          Mortgage-Backed Certificates

                              Mortgage-Backed Notes
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

         GS Mortgage Securities Corp. may, through one or more trusts, offer to sell mortgage-backed certificates and mortgage-backed notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing, and

o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

         AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

         Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

         Offers of the notes or certificates, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              Goldman, Sachs & Co.

                 The date of this Prospectus is March 24, 2004.

                                TABLE OF CONTENTS


                                                                                                             PAGE
TABLE OF CONTENTS..............................................................................................i
PROSPECTUS SUPPLEMENT..........................................................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................1
RISK FACTORS...................................................................................................2
   YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES..............................................................2
   BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS..............................................2
   YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN.................................................2
   INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK.........................................3
   SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES.............................................3
   TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES................................4
   THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS.............4
   FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES..................................................................4
   ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES................................4
   SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST........................................................5
   RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR INVESTMENT IN THE SECURITIES.........5
   THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS...............................................6
   YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH..........................................6
THE TRUSTS OR TRUST FUNDS......................................................................................7
   THE MORTGAGE LOANS - GENERAL................................................................................8
   SINGLE FAMILY AND COOPERATIVE LOANS........................................................................11
   MULTIFAMILY LOANS..........................................................................................11
   MANUFACTURED HOUSING CONTRACTS.............................................................................12
   AGENCY SECURITIES..........................................................................................13
   PRIVATE MORTGAGE-BACKED SECURITIES.........................................................................19
   U.S. GOVERNMENT SECURITIES.................................................................................21
   FASITS.....................................................................................................21
   SUBSTITUTION OF MORTGAGE ASSETS............................................................................21
   PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS..............................................................21
USE OF PROCEEDS...............................................................................................22
THE SELLER....................................................................................................22
THE MORTGAGE LOANS............................................................................................22
   UNDERWRITING STANDARDS.....................................................................................22
   QUALIFICATIONS OF LENDERS..................................................................................24
   REPRESENTATIONS BY LENDERS; REPURCHASES....................................................................24
   OPTIONAL PURCHASE OF DEFAULTED LOANS.......................................................................26
DESCRIPTION OF THE SECURITIES.................................................................................26
   GENERAL....................................................................................................27
   DISTRIBUTIONS ON SECURITIES................................................................................29
   ADVANCES...................................................................................................31
   REPORTS TO SECURITYHOLDERS.................................................................................31
   BOOK-ENTRY REGISTRATION....................................................................................32
CREDIT ENHANCEMENT............................................................................................37
   GENERAL....................................................................................................37
   SUBORDINATION..............................................................................................37
   POOL INSURANCE POLICIES....................................................................................38
   SPECIAL HAZARD INSURANCE POLICIES..........................................................................40
   BANKRUPTCY BONDS...........................................................................................41
   FHA INSURANCE; VA GUARANTEES...............................................................................42
   FHA INSURANCE ON MULTIFAMILY LOANS.........................................................................46
   RESERVE AND OTHER ACCOUNTS.................................................................................46
   OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS..........................................47
   CROSS SUPPORT..............................................................................................47
YIELD AND PREPAYMENT CONSIDERATIONS...........................................................................47
ADMINISTRATION................................................................................................49
   ASSIGNMENT OF MORTGAGE ASSETS..............................................................................49
   PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS...........................................................52


                                                                                                             PAGE
   SUB-SERVICING BY LENDERS...................................................................................54
   COLLECTION PROCEDURES......................................................................................55
   HAZARD INSURANCE...........................................................................................57
   REALIZATION UPON DEFAULTED MORTGAGE LOANS..................................................................58
   SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES...................................................60
   EVIDENCE AS TO COMPLIANCE..................................................................................61
   CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US.......................................................61
   EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT............................................................62
   THE TRUSTEE................................................................................................65
   DUTIES OF THE TRUSTEE......................................................................................65
   RESIGNATION OF TRUSTEE.....................................................................................66
   AMENDMENT..................................................................................................66
   TERMINATION; OPTIONAL TERMINATION..........................................................................67
LEGAL ASPECTS OF THE MORTGAGE LOANS...........................................................................68
   GENERAL....................................................................................................68
   FORECLOSURE/REPOSSESSION...................................................................................72
   RIGHTS OF REDEMPTION.......................................................................................75
   ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS...............................................76
   DUE-ON-SALE CLAUSES........................................................................................77
   PREPAYMENT CHARGES.........................................................................................78
   SUBORDINATE FINANCING......................................................................................78
   APPLICABILITY OF USURY LAWS................................................................................79
   SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE..............................79
   PRODUCT LIABILITY AND RELATED LITIGATION...................................................................80
   ENVIRONMENTAL CONSIDERATIONS...............................................................................81
   FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS..................................................82
   OTHER LEGAL CONSIDERATIONS.................................................................................83
FEDERAL INCOME TAX CONSEQUENCES...............................................................................83
   GENERAL....................................................................................................84
   TAX TREATMENT OF REMIC REGULAR INTERESTS, FASIT REGULAR INTERESTS, AND OTHER DEBT INSTRUMENTS..............85
   TAX TREATMENT OF HOLDERS OF FASIT REGULAR INTERESTS........................................................85
   OID........................................................................................................86
   MARKET DISCOUNT............................................................................................90
   AMORTIZABLE PREMIUM........................................................................................91
   CONSEQUENCES OF REALIZED LOSSES............................................................................92
   GAIN OR LOSS ON DISPOSITION................................................................................92
   TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS....................................................93
   BACKUP WITHHOLDING.........................................................................................94
   REPORTING AND TAX ADMINISTRATION...........................................................................94
   TAX TREATMENT OF REMIC RESIDUAL INTERESTS..................................................................95
   SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS......................................................99
   TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM...................................102
   REMIC-LEVEL TAXES.........................................................................................102
   REMIC QUALIFICATION.......................................................................................102
   FASIT SECURITIES..........................................................................................103
   FASIT QUALIFICATION.......................................................................................103
   TAX INFORMATION REPORTING OF FASIT SECURITIES.............................................................104
   GRANTOR TRUSTS............................................................................................104
   TAX TREATMENT OF THE GRANTOR TRUST SECURITY...............................................................104
   TREATMENT OF PASS-THROUGH SECURITIES......................................................................105
   TREATMENT OF STRIP SECURITIES.............................................................................105
   DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES..................................................107
   PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES.....................................................108
   POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES................................................108
   LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES................................................109
   SALE OF A GRANTOR TRUST SECURITY..........................................................................109
   TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES...........................................109
   BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES............................................................110
   REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES..............................................110
   TAXATION OF OWNERS OF OWNER TRUST SECURITIES..............................................................110
   PARTNERSHIP TAXATION......................................................................................111
   DISCOUNT AND PREMIUM OF MORTGAGE LOANS....................................................................112


                                                                                                             PAGE
   SECTION 708 TERMINATION...................................................................................112
   GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES.....................................................112
   ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES...........................................................113
   SECTION 731 DISTRIBUTIONS.................................................................................113
   SECTION 754 ELECTION......................................................................................113
   ADMINISTRATIVE MATTERS....................................................................................113
   TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST........................................114
   BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES..............................................................115
STATE TAX CONSEQUENCES.......................................................................................115
ERISA CONSIDERATIONS.........................................................................................115
   GENERAL...................................................................................................115
   ERISA CONSIDERATIONS RELATING TO CERTIFICATES.............................................................116
   UNDERWRITER EXEMPTION.....................................................................................118
   ERISA CONSIDERATIONS RELATING TO NOTES....................................................................125
LEGAL INVESTMENT.............................................................................................127
METHOD OF DISTRIBUTION.......................................................................................129
LEGAL MATTERS................................................................................................130
FINANCIAL INFORMATION........................................................................................130
   RATINGS...................................................................................................130
WHERE YOU CAN FIND MORE INFORMATION..........................................................................131
INDEX........................................................................................................135

                              PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

         You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                               Samuel Ramos, Esq.
                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                           Telephone: (212) 902-1000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

         An investment in the certificates or notes of any series involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the caption "risk factors" in the applicable prospectus supplement.

You May Have Difficulty Selling The Securities

         There will be no market for the mortgage-backed notes or mortgage-backed certificates of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the notes or certificates. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of notes or certificates on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the notes or certificates are not listed or quoted, you may experience more difficulty selling notes or certificates. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

Book-Entry Securities May Delay Receipt of Payment and Reports

         If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase notes and certificates for which they cannot receive physical certificates.

Your Return on an Investment in The Securities Is Uncertain

         Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest. Clause (3) creates the highest degree of uncertainty in an investment in the notes or certificates.

o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.

o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of notes or certificates. In such event, the holders of one or more classes of certificates or notes may incur a loss.


o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.


Interest Only and Principal Only Securities Involve Additional Risk

         Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

         A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

         The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

Subordinated Securities Involve More Risks and May Incur Losses

         A series of notes or certificates may provide that one or more classes of such notes or certificates are subordinated in right of payment to one or more other classes of that series or to one or more tranches of notes or certificates within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of notes and certificates is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

Trust or Trust Fund Assets Are the Only Source of Payments on the Securities

         Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss

         The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

Financial Instruments May Not Avoid Losses

         A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

Environmental Conditions Affecting Mortgaged Properties May Result in Losses

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets.

For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of notes or certificates if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

Security Interests in Manufactured Homes May Be Lost

         The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

         Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities

         We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy;

environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

The Securities Are Not Suitable Investments for All Investors

          The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the notes or certificates should consider such an investment.

You May Have Income for Tax Purposes Prior to Your Receipt of Cash

         Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

         In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

o    generally, will not be subject to offset by losses from other activities,


o for a tax-exempt holder, will be treated as unrelated business taxable income, and


o    for a foreign holder, will not qualify for exemption from withholding tax.


         Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS


         A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

         1.    a mortgage pool*comprised of:

o Single family loans. "Single family loans" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,


o Multifamily loans. "Multifamily loans" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties,


o Cooperative loans. "Cooperative loans" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements, and/or


o Manufactured housing contracts. "Manufactured housing contracts" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing;


         2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "agency securities"; and/or

         3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "privately issued mortgage-backed securities,"

in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

         The single and multifamily loans, the cooperative loans and the manufactured housing contracts are sometimes referred to in this prospectus as the "mortgage loans." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a


--------
* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. For clarity, the notes and certificates are sometimes referred to in this prospectus as the securities.

         We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to herein as "lenders," or in the market and we will convey the mortgage assets to the related trust fund.

         As used in this prospectus, "Agreement" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

         The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans - General

         The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" - or partially guaranteed by the Veterans Administration - also referred to as the "VA" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "primary insurance policy") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

         Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;


o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;


o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and


o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.


         Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

o the aggregate principal balance and the average principal balance of the mortgage loans as of the applicable cut-off date,

o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties or other real property),


o    the original terms to maturity of the mortgage loans,


o the largest original principal balance and the smallest original principal balance of any of the mortgage loans,


o the earliest origination date and latest maturity date of any of the mortgage loans,


o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,


o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and


o the geographical distribution of the mortgage loans on a state-by-state basis.


         The "Loan-to-Value Ratio" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the notes or certificates, as applicable, of the related series. To the extent one or more master servicer is appointed for a related series (a "Master Servicer"), such Master Servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the Master Trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

         With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities - Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

Single Family and Cooperative Loans

         Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

         The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

Multifamily Loans

         Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

         Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

         The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

         The "manufactured homes" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         For the manufactured housing contracts contained in a trust fund, the related prospectus supplement will specify, among other things:

o    the date of origination of the manufactured housing contracts;


o    the accrual percentage rates on the manufactured housing contracts;

o    the manufactured housing contract Loan-to-Value Ratios;


o the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance;


o the outstanding principal balances of the manufactured housing contracts included in the related trust fund;


o    the original maturities of the manufactured housing contracts; and


o    the last maturity date of any manufactured housing contract.


Agency Securities

         Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code. The mortgage loans insured by the FHA are referred to as FHA Loans. The loans partially guaranteed by the VA are referred to as VA Loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I Certificate," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II Certificate." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA

Loans or VA Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

         GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

         GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

         If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

         The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

         Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("Fannie Mae"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

         The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

         Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("Freddie Mac"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

         Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

Private Mortgage-Backed Securities

         General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement - a "PMBS pooling and servicing agreement." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS servicer," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS trustee." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

         Such securities either (1) (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

         Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

         1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

         2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

o    the payment features of such mortgage loans,


o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,


o the servicing fee or range of servicing fees with respect to the mortgage loans,


o the minimum and maximum stated maturities of the underlying mortgage loans at origination and


o    delinquency experience with respect to the mortgage loans,


         3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

         4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

         5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

         6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. Government Securities

         If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

FASITS

         Assets may be added to the trust fund if it has elected to be treated as a FASIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a "prohibited transaction" under the Code. See "Federal Income Tax Consequences - FASIT Qualification" and "- FASIT Qualification - Taxation of Holders of FASIT Ownership Interests." Subject to the foregoing, it is intended that, in connection with a particular trust fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related prospectus supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related prospectus supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related securities.

Substitution of Mortgage Assets

         If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

Pre-Funding and Capitalized Interest Accounts

         If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "pre-funding accounts," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement - Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

         If a pre-funding account is established, one or more segregated trust accounts, known as "capitalized interest accounts", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS


          We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.


                                   THE SELLER


         We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

         We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS


         We will have purchased the mortgage loans, either directly or through affiliates, from lenders. The mortgage loans we acquire will have been originated in accordance with the underwriting criteria specified below under "- Underwriting Standards" or such other underwriting criteria as are specified in the related prospectus supplement.

Underwriting Standards

         In general, each lender will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination. As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower applying for a single family loan or a cooperative loan or for financing secured by a manufactured home fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, the lender obtains an employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. The related prospectus supplement will describe underwriting standards which pertain to the creditworthiness of borrowers seeking multifamily loans.

         In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

         A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a single family or multifamily loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

         Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

         Re-Underwriting. We will acquire mortgage loans utilizing re-underwriting criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

Qualifications of Lenders

         Each lender will satisfy the qualifications listed in this prospectus or as otherwise described in the related prospectus supplement. Each lender must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool in accordance with accepted practices and prudent guidelines. Each lender must maintain satisfactory facilities to originate and service those mortgage loans. In general, each lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

Representations by Lenders; Repurchases

         Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. Such representations and warranties generally include, among other things:

o that title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of single family loans and multifamily loans and that any required hazard insurance policy was in effect on the date that we or our affiliate purchased the mortgage loan from the lender;

o that the lender had title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses or counterclaims;


o that each mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the mortgaged property was free from damage and was in good repair;


o that there were no delinquent tax or assessment liens against the mortgaged property,


o that no required payment on a mortgage loan was more than a specified number of days delinquent; and


o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.


         The related prospectus supplement will provide specific representations and warranties for those mortgage loans which comprise the collateral that supports the securities offered by the related prospectus supplement. The lender will have made all of the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates. If the Master Servicer is also a lender with respect to a particular series, such representations will be in addition to the representations and warranties, if any, the Master Servicer made in its capacity as a Master Servicer.

         In general, the Master Servicer or the trustee, if the Master Servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within 60 days (or other specified period) after notice from the Master Servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

         We and the Master Servicer (unless the Master Servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a lender may also constitute a breach of one of our or one of the Master Servicer's representations, the Master Servicer may have a repurchase obligation as described below under "Administration - Assignment of Mortgage Assets."

         If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties. The lender will not be obligated to purchase a mortgage loan if the third party defaults on its obligation to do so.

         The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

Optional Purchase of Defaulted Loans

         If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES


         A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable agreement or agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable agreement or agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:



                          GS Mortgage Securities Corp.

                                 85 Broad Street

                            New York, New York 10004

                          Attention: Samuel Ramos, Esq.

General

         The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance, VA guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the Agreement:

o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")),


o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts");


o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure,


o    U.S. Government Securities; and


o any primary insurance policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.


         If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

o    reinvestment income on payments received on the trust assets,


o    a reserve fund,


o    a mortgage pool insurance policy,


o    a special hazard insurance policy,

o    a bankruptcy bond,


o    one or more letters of credit,


o    a financial guaranty insurance policy,


o    third party guarantees or similar instruments,


o    U.S. Government Securities designed to assure payment of the securities,


o    financial instruments such as swap agreements, caps, collars and floors, or


o    other agreements.


         The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "Call Class") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "Callable Class" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

         The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

         Except with respect to Real Estate Investment Mortgage Conduits, commonly known as "REMICs," residual securities and FASIT ownership securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities and FASIT ownership securities, as provided in the related prospectus supplement.

Distributions on Securities

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

         Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "Available Funds" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

         Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "accrual securities") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

         Distributions of Principal. The aggregate "current principal amount" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

         If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

         Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, low rates then available for reinvestment of such payments or both, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

         All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

Advances

         The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities), an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

         In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

Reports to Securityholders

         Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

         1. the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, prepayment penalties included in the distribution amount;

         2.       the amount of such distribution allocable to interest;

         3. the amount of any advance, that the Master Servicer or any other person designated in the prospectus supplement or any servicer made;

         4. the aggregate amount (a) otherwise allocable to the subordinated securityholders on such distribution date, and
                  (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         5. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

         6. the senior percentage, if applicable (i.e., the percentage of principal payments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         7. the senior prepayment percentage, if applicable (i.e., the percentage of Principal Prepayments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         8. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date;

         9. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure;

         10. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a multifamily loan, such additional information as the related prospectus supplement may specify; and

         11. if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution on the distribution date.

         Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to 1. and 2. for such calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Book-Entry Registration

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,


o we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination or


o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.


         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT


General

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

o    the subordination of one or more classes of the securities of such series,


o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA Insurance, VA Guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or


o    any combination of the foregoing.


         Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

Subordination

         If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

o    in the order of their scheduled final distribution dates,


o    in accordance with a schedule or formula,


o    in relation to the occurrence of specified events, or


o    as otherwise specified in the related prospectus supplement.


Pool Insurance Policies

         If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

         1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

         2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

         4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the Master Servicer incurred on behalf of the trustee and securityholders, or (b) to pay a percentage of the amount as specified in the related prospectus supplement by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceed the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the Master Servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

         A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the Master Servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if specified in the related prospectus supplement, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

         The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

Special Hazard Insurance Policies

         If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

         1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

         If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such special hazard insurance policy.

         To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

Bankruptcy Bonds

         If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

         The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA Insurance; VA Guarantees

FHA Loans

         Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

         Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the Note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

         Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "Assignment Program"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

         The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest therein, will be deemed to have agreed to the foregoing.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

         For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA Debenture Rate") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. The following table shows rates applicable to FHA loans committed or endorsed in the periods shown:

                               FHA DEBENTURE RATES


   Effective Rate      Effective Date       Prior to           Effective Rate      Effective Date        Prior to
     (Percent):         On or After                              (Percent):          On or After
---------------------------------------------------------    ---------------------------------------------------------

         7 3/4          July 1, 1978      Jan. 1, 1979               8 1/2          July 1, 1991       Jan. 1, 1992
         8              Jan. 1, 1979      July 1, 1979               8              Jan. 1, 1992       July 1, 1992
         8 1/4          July 1, 1979      Jan. 1, 1980               8              July 1, 1992       Jan. 1, 1993
         9 1/2          Jan. 1, 1980      July 1, 1980               7 3/4          Jan. 1, 1993       July 1, 1993
         9?             July 1, 1980      Jan. 1, 1981               7              July 1, 1993       Jan. 1, 1994
        11 3/4          Jan. 1, 1981      July 1, 1981               6?             Jan. 1, 1994       July 1, 1994
        12?             July 1, 1981      Jan. 1, 1982               7 3/4          July 1, 1994       Jan. 1, 1995
        12 3/4          Jan. 1, 1982      Jan. 1, 1983               8?             Jan. 1, 1995       July 1, 1995
        10 1/4          Jan. 1, 1983      July 1, 1983               7 1/4          July 1, 1995       Jan. 1, 1996
        10?             July 1, 1983      Jan. 1, 1984               6 1/2          Jan. 1, 1996       July 1, 1996
        11 1/2          Jan. 1, 1984      July 1, 1984               7 1/4          July 1, 1996       Jan. 1, 1997
        13?             July 1, 1984      Jan. 1, 1985               6 3/4          Jan. 1, 1997       July 1, 1997
        11?             Jan. 1, 1985      July 1, 1985               7?             July 1, 1997       Jan. 1, 1998
        11?             July 1, 1985      Jan. 1, 1986               6?             Jan. 1, 1988       July 1, 1998
        10 1/4          Jan. 1, 1986      July 1, 1986               6?             July 1, 1998       Jan. 1, 1999
         8 1/4          July 1, 1986      Jan. 1, 1987               5 1/2          Jan. 1, 1999       July 1, 1999
         8              Jan. 1, 1987      July 1, 1987               6?             July 1, 1999       Jan. 1, 2000
         9              July 1, 1987      Jan. 1, 1988               6 1/2          Jan. 1, 2000       July 1, 2000
         9?             Jan. 1, 1988      July 1, 1988               6 1/2          July 1, 2000       Jan. 1, 2001
         9?             July 1, 1988      Jan. 1, 1989               6              Jan. 1, 2001       July 1, 2001
         9 1/4          Jan. 1, 1989      July 1, 1989               5?             July 1, 2001       Jan. 1, 2002
         9              July 1, 1989      Jan. 1, 1990               5 1/4          Jan. 1, 2002       July 1, 2002
         8?             Jan. 1, 1990      July 1, 1990               5 3/4          July 1, 2002       Jan. 1, 2003
         9              July 1, 1990      Jan. 1, 1991               5              Jan. 1, 2003       July 1, 2003
         8 3/4          Jan. 1, 1991      July 1, 1991               4 1/2          July 1, 2003       Jan. 1, 2004

VA Loans

         The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

         The amount payable under the guaranty will be the percentage (the "VA Entitlement Percentage") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. As of the date hereof, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 and 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $50,750 and 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA Loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

         The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

         When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

FHA Insurance on Multifamily Loans

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve and Other Accounts

         If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("Permitted Investments"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

         Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

         If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

Cross Support

         Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

         If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS


         The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

         The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans and manufactured housing contracts without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

         Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

         When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans - Servicemembers Civil Relief Act." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

         A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans and manufactured housing contracts. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

         The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

         The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

         Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION


         Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time the trust fund issues notes or certificates of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee, together with all principal and interest we have received on or with respect to such mortgage loans after the cut-off date identified in the related prospectus supplement. We will not assign or otherwise distribute to the trustee principal and interest due on or before the cut-off date and any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

         We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,


o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),


o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and


o such other security documents as the related prospectus supplement may specify.


         In the case of single family loans or multifamily loans, we or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or to the custodian hereinafter referred to):

o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,


o    the original security agreement,


o    the proprietary lease or occupancy agreement,

o    the recognition agreement,


o    an executed financing agreement and


o    the relevant stock certificate and related blank stock powers.


We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans.

         The trustee (or a custodian for the trustee) will review such mortgage loan documents within the time period specified in the related prospectus supplement or the related Agreement, and the trustee will hold such documents in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days (or other period specified)after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee may also serve in the capacity of custodian pursuant to the applicable Agreement.

         Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

         Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

Payments on Mortgage Loans; Deposits to Accounts

         In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "Protected Account"), which must be one of the following:

o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,


o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,


o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee, or


o    an account or accounts otherwise acceptable to each rating agency.


The Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account. The Master Servicer or sub-servicer may invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

         Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;


o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;


o all proceeds of any mortgage loan or property in respect thereof repurchased by us or lenders;


o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;


o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and


o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.


         If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

         The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "Securities Account"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities

Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

Sub-Servicing by Lenders

         Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

         With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;


o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;


o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;


o    attempting to cure delinquencies;


o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;


o    maintaining accounting records relating to the mortgage loans; and

o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.


A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related mortgage loan has been collected) in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. The Master Servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

         Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

         The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

         The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on. Consistent with the above, the Master Servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable Due Date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

         In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable thereto. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

         The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan or manufactured housing contract to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

         The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

Realization Upon Defaulted Mortgage Loans

         Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

         The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,


o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,


o amounts expended but not approved by the issuer of the related primary insurance policy (the "primary insurer"),


o    claim payments the primary insurer previously made and


o    unpaid premiums.


         Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including


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

o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;


o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;


o    physical damage to the mortgaged property; and


o the primary insurer not approving the related Master Servicer as a servicer.


         Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to:

o    advance or discharge:


              a. all hazard insurance policy premiums and

              b. as necessary and approved in advance by the primary insurer:

                      1. real estate property taxes,

                      2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

                      3.   mortgaged property sales expenses,

                      4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

                      5. foreclosure costs, including court costs and reasonable attorneys' fees;

                      6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

                      7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust funds loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

         If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

         Recoveries Under FHA Insurance and VA Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA Insurance or VA Guarantee with respect to the mortgage loans.

Servicing and Other Compensation and Payment of Expenses

         A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, out of each interest payment on a mortgage loan, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, any prepayment penalties and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

         To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

Evidence as to Compliance

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and Us

         The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

         The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, in certain instances, we, nor any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the trustee, the Master Servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

         Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;


o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and

o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.


         If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related trust fund and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25% of the aggregate Percentage Interest constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

         Indenture. An event of default under the indenture for each series of notes will include:

o a default for 30 days or more in the payment of any principal of or interest on any note of such series;


o failure to perform any other covenant of the trust fund in the Indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice thereof is given in accordance with the procedures described in the related prospectus supplement;


o any representation or warranty made by the trust fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;


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

o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or


o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.


         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,


o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or


o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3% of the then aggregate outstanding amount of the notes of such series.


         If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

         In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

The Trustee

         The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

Duties of the Trustee

         The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

o if the trustee ceases to be eligible to continue as such under the Agreement,


o    if the trustee becomes insolvent,


o    if the trustee becomes incapable of acting, or


o by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.


For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

Amendment

         The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

o    to cure any ambiguity;


o to correct any defective provisions or to correct or supplement any provision in the Agreement;


o to comply with any changes in the Internal Revenue Code of 1986, as amended; or


o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any Securityholder.


In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         With consent of holders of securities of a series evidencing not less than 51% of the aggregate Percentage Interests of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

         The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

         1. the final payment or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

         2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

         Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS


         The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

         Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

         Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the


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apartment building comprised of separate dwelling units and common areas or (2)
leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such mortgage loans, "High Cost Loans"), if such mortgage loans: (i) were originated on or after October 1, 1995; (ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recision rights if the appropriate disclosures were not given as required.

         Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in


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effect in the states in which the manufactured homes initially were registered.
Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

         As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

         We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related


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certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

         Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal


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laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Foreclosure/Repossession

     General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Single Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.


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         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.


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         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

         Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Home Equity Loans. The federal Truth-in-Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan; (ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or


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reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

Rights Of Redemption

     General

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states,


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including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

Anti-Deficiency Legislation And Other Limitations On Lenders

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence


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and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans and manufactured housing contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-On-Sale Clauses

         Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional,


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statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

Subordinate Financing

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


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Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

         We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act and the California Military and Veterans Code

         Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves,


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

Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

         Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Product Liability and Related Litigation

         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         To the extent the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.


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

Environmental Considerations

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act ") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

         Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

         At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.


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

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

         Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

         After reviewing the environmental inspection report, the trustee (upon written direction from the holders of the most senior class of certificates, so long as they are outstanding, and thereafter, the holders of the subordinate class of certificates) shall direct the servicer, or any applicable sub-servicer, how to proceed with respect to the mortgaged property. In the event: (a) the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and (b) the trustee (as directed by the holders of the certificates as set forth above) directs the Master Servicer, or the related sub-servicer, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the trustee (as directed as set forth above) directs the Master Servicer, or any related sub-servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such servicer or sub-servicer, as applicable, shall be reimbursed for all advances the servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

Forfeiture for Drug, RICO and Money Laundering Violations

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.


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

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Other Legal Considerations

         The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES


         The following summary was prepared by Skadden, Arps, Slate, Meagher & Flom LLP and has been reviewed by Cadwalader, Wickersham & Taft LLP and by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

         This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts ("REITs"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

         No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with financial asset securitization investment conduits ("FASITs"), market discount, and stripped debt securities), and the regulations that do exist under other provisions of the Code (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.


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

         Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

         The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

General

         Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC or FASIT. Each prospectus supplement will indicate whether a REMIC or FASIT election or elections will be made for the relevant series or a portion thereof.

         For each series, Skadden, Arps, Slate, Meagher & Flom LLP, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("Tax Counsel") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC or FASIT Election, if applicable, election or elections, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more FASITs under sections 860H through 860L of the Code, (iii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("Grantor Trust Securities"), (iv) a trust treated as a partnership for federal income tax purposes that will issue securities ("Owner Trust Securities"), or
(v) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "Debt Securities"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

         Miscellaneous Itemized Deductions. The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests, FASIT ownership interests, and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") -- will be reduced by the lesser of:

o    the excess of adjusted gross income over the Applicable Amount, or


o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.


         Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.


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

Tax Treatment of REMIC Regular Interests, FASIT Regular Interests, and Other Debt Instruments

         Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for REMIC OID, market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests and FASIT regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the master servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the master servicer (the "Tax Administrator") will be the party responsible for computing the amount of OID to be reported to the REMIC regular certificate holders each taxable year.

         Under temporary Treasury regulations, holders of REMIC regular certificates issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

         Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC -- either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See Federal Income Tax Consequences - General - Miscellaneous Itemized Deductions, above. Any such additional income will be treated as interest income.

         In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

Tax Treatment of Holders of FASIT Regular Interests

         General. FASIT regular interests generally will be subject to the same rules of taxation as REMIC regular interests, including the requirement that holders of FASIT regular interests report income from their securities under the accrual method of accounting, even if they otherwise would have used the cash receipts and disbursement method. See "Federal Income Tax Consequence -- REMIC Certificates -- OID," "--Market Discount" and "--Amortizable Premium" in this prospectus. The sale or other disposition of a FASIT regular interest generally will be subject to the same rules as a REMIC regular certificate. See "Federal Income Tax Consequence -- REMIC Certificates --Gain or Loss on Disposition" in this prospectus.


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

         Taxation of Holders of High-Yield Interests. High-yield interests are FASIT regular interests that are subject to additional special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from those interests with losses. High-yield interests may be held only by eligible corporations, other FASITs, and dealers in securities which acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

OID

         The following discussion of OID applies generally to notes and to certificates that are REMIC regular interests or FASIT regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "Debt Instruments"). Differences in treatment of REMIC or FASIT regular interests from other Debt Instruments are noted where applicable.

         Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

         The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("Prepayable Obligations"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "Prepayment Assumption"). Although regulations exist that govern the accrual of OID in general (the "OID Regulations") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a Supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

         Prospective purchasers should be aware that neither GS Mortgage Securities Corp., the trustee, the master servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.


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

         OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

o    at least annually; and


o    at a single fixed rate or certain variable rates set out in the OID
     Regulations.


Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

            o    may be deferred, or

            o does not accrue at a single fixed rate or a "qualified floating rate," as defined in regulations.

         Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

         The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the Pricing Prepayment Assumptions and the instrument's original yield to maturity -- adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

         The yield to maturity of a Prepayable Obligation is calculated based on: (i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

         In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether GS Mortgage Securities Corp. will be presumed to exercise its option to redeem Debt Instruments when one or more classes of the such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that GS Mortgage Securities Corp. will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

         If a Debt Instrument issued with OID is subsequently sold for a price less or greater than its adjusted issue price, the holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

         All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. See "Federal Income Tax Consequences -- Amortizable Premium" in this prospectus.

         It is not entirely clear how income should be accrued on a REMIC or FASIT regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC or FASIT (an "Interest Weighted Certificate"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates," in this prospectus.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

         Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

         All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "Single Rate VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "Federal Income Tax Consequences -- OID" in this prospectus to such hypothetical fixed rate certificate.

         Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "Multiple Rate VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

         The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate -- other than an initial fixed rate that is intended to approximate the subsequent variable rate -- is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate -- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

         REMIC or FASIT regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC or FASIT held subject to the related pooling and master servicing agreement (such regular interests, "Weighted Average Certificates"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

         Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

         Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

Market Discount

         A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount -- or, in the case of a Debt Instrument having OID, its adjusted issue price -- will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount -- in addition to any OID -- as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate-- multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus.

         Until the Treasury promulgates applicable regulations, the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

         A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable -- e.g., based on a constant yield to maturity.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

Amortizable Premium

         A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments,, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Contingent Payment Instruments" in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- e.g., based on a constant yield to maturity.


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

Consequences of Realized Losses

         Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless -- i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

         Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

Gain or Loss on Disposition

         If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

         Gain from the disposition of a REMIC or FASIT regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

         A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         In the case of a regular interest in a FASIT that is a "high yield interest," a holder's taxable income will not be less than its income determined solely by reference to such interests.

Taxation of Certain Foreign Holders of Debt Instruments

         REMIC Regular Interests, Certain FASIT Regular Interests, and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "foreign person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("foreign person certification") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under
Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "Federal Income Tax Consequences -- Backup Withholding" in this prospectus.

          The foregoing does not apply to FASIT High -Yield Interests, which must be owned by a U.S. corporation. Further, the 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

         In the case of Debt Instruments other than FASIT or REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable supplement.

         Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.


Backup Withholding

         Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

         REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

         Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the master servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

         Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.


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

         A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. GS Mortgage Securities Corp., the master servicer or an affiliate of either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Tax Treatment of REMIC Residual Interests

         Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

         A portion of the income of Residual Certificateholders in certain Series REMICs, known as "excess inclusion income" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

         Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income -- i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles -- which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including


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temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Consequences -- REMIC-Level Taxes" in this prospectus.

         The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

         The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

         Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

         The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

         Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual


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interest at the beginning of a quarter is the issue price of the Residual
Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences --Taxation of Certain Foreign Holders -- Residual Certificates" in this prospectus.

         Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

          A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of
(a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner thereof and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, -- i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

          (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

          (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

         (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee, and this residual is, in fact, not transferred to such a permanent establishment or fixed base; and

         (iv) One of the following two following tests is satisfied: Either:

                  (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                           (1) any consideration given to the transferee to
                  acquire the interest,

                           (2) the expected future distributions on the
                  interest, and


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

                           (3) any anticipated tax savings associated with
                  holding the interest as the REMIC generates losses.

         For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

                  (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

         See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization -- other than a farmers' cooperative described in
Section 521 of the Code -- that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

         First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations.

         Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

         Third, the Code imposes an annual tax on any pass-through entity -- i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 -- that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by


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Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

         If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

Special Considerations for Certain Types of Investors

         Dealers in Securities. Under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

         Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

         That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

         Employee Benefit Plans. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Tax-exempt Entities" and "ERISA Considerations" in this prospectus.


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

         REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Foreign Residual Certificateholders" and "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

         Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

         Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "Federal Income Tax Consequences --Taxation of Certain Foreign Holders of Debt Instruments" in this prospectus. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax -- i.e., where the


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Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

         A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences -- OID," in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

         Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Consequences -- REMIC Certificates -- Disposition of Residual Certificates" in this prospectus.

         Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the


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treatment of any inducement fee received in connection with the purchase of the
Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

Treatment by the REMIC of OID, Market Discount, and Amortizable Premium

         OID. Generally, the REMIC's deductions for OID expense on its REMIC regular certificates will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus, without regard to the de minimis rule described therein.

REMIC-Level Taxes

         Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

         To the extent that a REMIC derives certain types of income from foreclosure property -- generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

         The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC Qualification

         The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

         If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxable Mortgage Pools" in this prospectus. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.


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FASIT Securities

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of securities will indicate which securities of such series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

         Certain FASIT regular interest regular interests, including but not limited to Interest Weighted Certificates, will be classified as "high-yield interests." A high-yield interest, although it is a regular interest, may only be held by domestic C corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest all of which is treated in the same manner as excess inclusion income of a REMIC. See "FASIT Security Holders -- Tax Treatment of FASIT Securityholders -- Taxation of Holders of High-Yield Interests" in this prospectus.

         Except as described above, FASIT regular interest are generally subject to taxation in the same manner as other Debt Instruments.

FASIT Qualification

         A trust or pool of assets will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning the composition of the FASITs assets (the "asset test") and the nature of the investors' interests in the FASIT (the "interests test") are met on a continuing basis, and (iii) the trust is not a RIC as described in Section 851(a) of the Code.

         One class of securities will be designated as the sole ownership interest in the FASIT. The ownership class must be owned by a domestic "C" corporation. The ownership interest need not have any particular economic characteristics.

         If a trust or segregated pool of trust assets fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the federal income tax treatment of the former FASIT and the related securities is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.

         Taxation of Holders of FASIT Ownership Interests. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for OID, market discount, and amortizable premium as a REMIC would. See "Federal Income Tax Consequence -- REMIC Certificates -- Treatment by the


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

REMIC of OID, Market Discount, and Amortizable Premium" in this prospectus. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses to offset income from the FASIT ownership interest as are holders of high-yield interests.

         Rules similar to the wash sale rules applicable to REMIC residual interests will also apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked to market under section 475 of the Code by such holder, then section 475 of the Code generally will continue to apply to such security.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series of securities for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

Tax Information Reporting of FASIT Securities

         The securities will represent collateralized debt obligations for purposes of the information reporting requirements set out in the Treasury regulations. As required by those regulations, the trustee will provide to securityholders information concerning the interest paid and OID accrued on the securities as specified in the prospectus supplement.

Grantor Trusts

         Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "Grantor Trust") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

         The types of Grantor Trust Securities offered in a series may include:

o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO Securities"),

o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO Securities"),

o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("Ratio Securities"), and


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o    Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("Pass-Through Securities").


The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "Strip Securities") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

         One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

         The holder of a Pass-Through Security ("Pass-Through Securityholder") generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such Securityholders in a Supplement). Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

         The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "Federal Income Tax Consequences -- -- OID," " -- Variable Rate Certificates," " -- Market Discount" and " -- Amortizable Premium" in this prospectus.

Treatment of Strip Securities

         Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.


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         Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

         Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity -- or, in the case of a stripped coupon, the amount payable on the due date of such coupon -- over its issue price. Treasury regulations under Section 1286 of the Code (the "Stripping Regulations"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,


o    an aggregation approach similar to the Aggregation Rule may be applied, and


o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.


In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "Federal Income Tax Consequences -- Grantor Trusts -- Determination of Income With Respect to Strip Securities" in this prospectus.

         The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,


o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount -- i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets -- to be treated as a separate debt instrument, and


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

o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.


         In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

         For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Variable Rate Certificates," " -- Interest Weighted Certificates and Non-VRDI Securities," " -- Anti-Abuse Rule," " -- Market Discount" and " -- Amortizable Premium" in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

         If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or
(ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders


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

of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Consequences -- REMIC Certificates -- OID," holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium" in this prospectus.

Purchase of Complementary Classes of Strip Securities

         Strip Securities of certain classes of the same series ("Complementary Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations of Strip Securities

         The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

o the stated maturity should be used to calculate yield on the Grantor Trust Securities,


o the Contingent Payment Regulations should not apply to the IO Securities, or


o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.


Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.


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

Limitations on Deductions With Respect to Strip Securities

         The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "Federal Income Tax Consequences -- Grantor Trusts -- Treatment of Pass-Through Securities" in this prospectus.

Sale of a Grantor Trust Security

         A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus.

         Holders that recognize a loss on a sale or exchange of their notes for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Taxation of Certain Foreign Holders of Grantor Trust Securities

         Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

o such interest is not effectively connected with a trade or business in the United States of the securityholder,


o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,


o    the foreign person is not a 10% shareholder within the meaning of Code
     Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and


o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.


If the foregoing conditions are not met, interest -- including OID -- paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).


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

         In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate -- or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "Federal Income Tax Consequences -- Grantor Trusts " in this prospectus.

Backup Withholding of Grantor Trust Securities

         The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" in this prospectus.

Reporting and Tax Administration of Grantor Trust Securities

         For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

         On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations are proposed to be effective beginning January 1, 2004.

Taxation of Owners of Owner Trust Securities

         In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC, non-FASIT trust that is not a fixed investment trust (such trust or limited liability company an "Owner Trust," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (ii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

Partnership Taxation

         As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and "-- Amortizable Premium" in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a Supplement that the securityholders will be allocated taxable income of the Partnership Trust for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

         Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences -- Tax Treatment of REMIC Regular Certificates" in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

Discount and Premium of Mortgage Loans

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and " -- Amortizable Premium" in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

         If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

         Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "old partnership") to a new Partnership Trust (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

         If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

         In general, the Partnership Trust's taxable income and losses will be determined each collection period and the tax items for a particular collection period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such collection period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a collection period convention may not be permitted by existing regulations. If a collection period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

         In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

         In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

         The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

         The seller will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders of a Partnership Trust

         It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.


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

         To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding on Partnership Securities

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                             STATE TAX CONSEQUENCES


         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS


General

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;


o whether the investment satisfies the applicable diversification requirements;


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

o whether the investment is in accordance with the documents and instruments governing the plan; and


o whether the investment is prudent, considering the nature of the investment.


         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA Considerations Relating to Certificates

         Plan Assets. In DOL Regulation Section 2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;


o    the trustee may not be our affiliate; and


o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.


         In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;


o the Plan pays no more for the certificates than would be paid in an arm's length transaction;


o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;


o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and


o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.


         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should


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consider the availability of any other prohibited transaction exemptions. The
Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

         The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "Exemption") which is applicable to certificates which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

         General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

         First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans.").

         Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

         Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "rating agency").

         Fifth, the trustee generally cannot be an affiliate of any member, other than the underwriter, of the "Restricted Group," which consists of any:

o    underwriter as defined in the Exemption;


o    us;


o    the Master Servicer;


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

o    each servicer;

o    each insurer;


o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and


o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.


         Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         Seventh, the following seasoning requirements must be met:

o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;


o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and


o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.


         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

         Recent Amendments to Exemption. PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

         Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts, REMICs and FASITs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

o not subordinated to the rights and interests evidenced by securities of the same trust fund;


o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and


o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:


              (a) the outstanding principal balance due under the loan which is held by the trust fund and

              (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

         Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

o    is an "eligible Swap";


o    is with an "eligible counterparty;"


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

o    is purchased by a "qualified plan investor;"


o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and


o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.


         An "eligible Swap" is one that:

o    is denominated in U.S. dollars;


o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");


o    has a notional amount that does not exceed either:


              (a) the principal balance of the class of certificates to which the Swap relates, or

              (b) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);


o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and


o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.


         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);


o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or


o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.


         In "ratings dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or


o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).


         In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);


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

o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or


o    terminate the Swap Agreement in accordance with its terms.


         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

o    it is denominated in U.S. dollars;


o    it pays an Allowable Interest Rate;


o    it is not leveraged;


o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

o    it is entered into between the trust fund and an eligible counterparty; and


o    it has an Allowable Notional Amount.


         Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

         First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

         Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon


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

termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

         Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

         Fifth, either:

o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or


o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.


         Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or


o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("Acceptable Investments").


         Eighth, certain disclosure requirements must be met.

         Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "- ERISA Considerations Relating to Notes."

         Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the

Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

o    the Plan is not an Excluded Plan,


o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,


o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and


o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.


ERISA Considerations Relating to Notes

         Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "---Limitations on Scope of the Exemption."

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         A governmental plan as defined in ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.

                                LEGAL INVESTMENT


         Secondary Mortgage Market Enhancement Act of 1984. The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

         All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION


         We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

         Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Goldman, Sachs & Co. acts as agent in the sale of securities, Goldman, Sachs & Co. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Goldman, Sachs & Co. elects to purchase securities as principal, Goldman, Sachs & Co. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

         We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS


         Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, or such other counsel to the Seller and the Underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION


         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Ratings

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

         Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION


         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                      INDEX


         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:




1996 Lender Liability Act........................................................................................81
1998 Policy Statement...........................................................................................128
30% Test........................................................................................................101
Acceptable Investments..........................................................................................124
Accounts.........................................................................................................27
accrual securities...............................................................................................29
additional loans................................................................................................123
agency securities.................................................................................................7
Agreement.........................................................................................................8
Allowable Interest Rate.........................................................................................121
Allowable Notional Amount.......................................................................................121
Amendment.......................................................................................................119
Applicable Amount................................................................................................84
Assignment Program...............................................................................................42
Available Funds..................................................................................................29
average interest rate...........................................................................................124
Call Class.......................................................................................................28
Callable Class...................................................................................................28
capitalized interest accounts....................................................................................22
CERCLA...........................................................................................................81
Clearstream......................................................................................................33
Code.............................................................................................................21
Complementary Securities........................................................................................108
Contingent Payment Obligations...................................................................................90
Contingent Payment Regulations...................................................................................90
Cooperative loans.................................................................................................7
current principal amount.........................................................................................30
Current Recognition Election.....................................................................................90
Debt Instruments.................................................................................................86
Debt Securities..................................................................................................84
Definitive Securities............................................................................................33
Designated Transactions.........................................................................................120
Disqualified Organization........................................................................................98
disqualified persons............................................................................................116
DOL Pre-Funding Period..........................................................................................123
DTC..............................................................................................................33
eligible counterparty...........................................................................................121
eligible Swap...................................................................................................121
eligible yield supplement agreement.............................................................................123
Euroclear........................................................................................................33
excess inclusion income..........................................................................................95
Excluded Plan...................................................................................................125
Exemption.......................................................................................................118
EYS Agreement...................................................................................................123
Fannie Mae.......................................................................................................15

FASITs...........................................................................................................83
FHA..............................................................................................................42
FHA Debenture Rate...............................................................................................43
Financial Intermediary...........................................................................................33
foreign person...................................................................................................93
foreign person certification.....................................................................................93
Freddie Mac......................................................................................................16
FTC..............................................................................................................77
Garn-St. Germain Act.............................................................................................77
GNMA.............................................................................................................13
GNMA I Certificate...............................................................................................13
GNMA II Certificate..............................................................................................13
Grantor Trust...................................................................................................104
Grantor Trust Securities.........................................................................................84
High Cost Loans..................................................................................................69
Housing Act......................................................................................................13
HUD..............................................................................................................42
Insurance Proceeds...............................................................................................53
Interest Weighted Certificate....................................................................................88
interests test..................................................................................................103
Investor-Based Exemptions.......................................................................................126
IO Securities...................................................................................................104
IRS..............................................................................................................83
lenders...........................................................................................................8
Liquidation Expenses.............................................................................................53
Liquidation Proceeds.............................................................................................53
loans...........................................................................................................118
Loan-to-Value Ratio..............................................................................................10
manufactured homes...............................................................................................12
manufactured housing contracts....................................................................................7
Mark-to-Market Regulations.......................................................................................99
Master Servicer..................................................................................................10
Mortgage.........................................................................................................50
mortgage loans....................................................................................................7
mortgage pool...................................................................................................116
mortgage pool pass-through certificate..........................................................................116
multifamily loans.................................................................................................7
Multiple Rate VRDI...............................................................................................89
National Housing Act.............................................................................................42
NCUA............................................................................................................128
Net Series Rate.................................................................................................108
new partnership.................................................................................................112
Non-ratings dependent Swaps.....................................................................................122
OCC.............................................................................................................127
Offering Documents..............................................................................................124
OID..............................................................................................................83
OID Regulations..................................................................................................86
old partnership.................................................................................................112
Ordinary Ratio Security.........................................................................................107
OTS.............................................................................................................128
Owner Trust.....................................................................................................110
Owner Trust Securities...........................................................................................84

Participant......................................................................................................33
parties in interest.............................................................................................116
Pass-Through Securityholder.....................................................................................105
Past-Through Securities.........................................................................................105
Percentage Interests.............................................................................................62
Permitted Investments............................................................................................47
Plan............................................................................................................116
Plan Asset Regulations..........................................................................................116
PMBS pooling and servicing agreement.............................................................................19
PMBS servicer....................................................................................................19
PMBS trustee.....................................................................................................19
PO Securities...................................................................................................104
pre-funding accounts.............................................................................................21
Pre-Funding Limit...............................................................................................123
Prepayable Obligations...........................................................................................86
Prepayment Assumption............................................................................................86
primary insurance policy..........................................................................................8
primary insurer..................................................................................................58
Principal Prepayments............................................................................................30
privately issued mortgage-backed securities.......................................................................7
Protected Account................................................................................................52
PTCE 83-1.......................................................................................................116
PTCE 84-14......................................................................................................122
PTCE 95-60......................................................................................................120
PTCE 96-23......................................................................................................122
PTE 2000-58.....................................................................................................118
PTE 2002-41.....................................................................................................118
QPAM............................................................................................................122
QSI..............................................................................................................87
qualified plan investor.........................................................................................122
Qualifying REIT Interest........................................................................................100
rating agency...................................................................................................118
ratings dependent Swaps.........................................................................................122
Ratio Securities................................................................................................104
RCRA.............................................................................................................81
Refinance Loan...................................................................................................10
REITs............................................................................................................83
REMICs...........................................................................................................29
Restricted Group................................................................................................118
Retained Interest................................................................................................27
Rules............................................................................................................33
Securities Account...............................................................................................53
single family loans...............................................................................................7
Single Rate VRDI.................................................................................................89
single-class REMICs..............................................................................................85
SMMEA...........................................................................................................127
Strip Securities................................................................................................105
Stripping Regulations...........................................................................................106
Swap............................................................................................................120
Swap Agreement..................................................................................................120
Tax Administrator................................................................................................85
Tax Counsel......................................................................................................84

TIN..............................................................................................................94
TMP..............................................................................................................95
U.S. Government Securities.......................................................................................21
UBTI.............................................................................................................95
UCC..............................................................................................................69
United States Housing Act........................................................................................42
VA 44
VA Entitlement Percentage........................................................................................45
VRDI.............................................................................................................89
WAM..............................................................................................................87
Weighted Average Certificates....................................................................................89

   You should rely only on the information con-tained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.



                                ----------------


                          GS Mortgage Securities Corp.
                                    Depositor


                      Chase Manhattan Mortgage Corporation
                                 Master Servicer



                          ABN AMRO Mortgage Group, Inc.
                               Bank America, N.A.
                          Fifth Third Mortgage Company
                           National City Mortgage Co.
                           Washington Mutual Bank, FA
                   Washington Mutual Mortgage Securities Corp.
                                    Servicers


                                ----------------



Dealer Prospectus Delivery Obligation. Until 90 days after the delivery of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                  $539,539,381



                               GSR Mortgage Loan
                                 Trust 2004-6F

                             $24,017,000 Class IA-1
                            Fixed Rate Certificates
                             $3,180,000 Class IA-2
                            Fixed Rate Certificates
                             $3,107,000 Class IA-3
                            Fixed Rate Certificates
                            $139,984,000 Class IIA-1
                            Fixed Rate Certificates
                            $17,870,000 Class IIA-2
                            Fixed Rate Certificates
                            $12,870,000 Class IIA-3
                            Fixed Rate Certificates
                            $21,859,000 Class IIA-4
                            Fixed Rate Certificates
                            $25,453,000 Class IIA-5
                            Fixed Rate Certificates
                              $684,000 Class IIA-6
                            Fixed Rate Certificates
                             $1,000,000 Class IIA-7
                            Fixed Rate Certificates
                            $35,246,000 Class IIA-8
                            Fixed Rate Certificates
                            $70,000,000 Class IIIA-1
                            Fixed Rate Certificates
                            $20,461,538 Class IIIA-2
                     Fixed Rate Interest Only Certificates
                            $11,700,000 Class IIIA-3
                            Fixed Rate Certificates
                            $13,817,000 Class IIIA-4
                            Fixed Rate Certificates
                            $34,032,267 Class IIIA-5
                           Variable Rate Certificates
                            $5,235,733 Class IIIA-6
                           Variable Rate Certificates
                            $65,529,000 Class IVA-1
                            Fixed Rate Certificates
                             $43,263,000 Class VA-1
                            Fixed Rate Certificates
                              $3,031,408 Class A-X
                     Fixed Rate Interest Only Certificates
                               $115,381 Class A-P
                          Principal Only Certificates
                              $6,510,000 Class B1
                     Variable Rate Subordinate Certificates
                              $2,711,000 Class B2
                     Variable Rate Subordinate Certificates
                              $1,356,000 Class B3
                     Variable Rate Subordinate Certificates


                                  ------------
                             PROSPECTUS SUPPLEMENT
                                  ------------


                              Goldman, Sachs & Co.